QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

ITEM 6.    SELECTED FINANCIAL DATA

        The following sets forth selected financial data for the Company on a historical basis. The following data should be read in conjunction with the consolidated financial statements (and the notes thereto) of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" each included elsewhere in this Exhibit 99.1. All amounts are in thousands except per share data.

	Years Ended December 31,
	2008	2007	2006	2005	2004
OPERATING DATA:
Revenues:
Minimum rents(1)	$544,421	$475,749	$438,261	$392,046	$294,846
Percentage rents	19,092	26,104	23,876	23,744	15,655
Tenant recoveries	266,885	245,510	227,575	195,896	145,055
Management Companies	40,716	39,752	31,456	26,128	21,549
Other	30,376	27,199	28,451	22,333	18,070

Total revenues	901,490	814,314	749,619	660,147	495,175
Shopping center and operating expenses	287,077	256,730	233,669	203,829	146,465
Management Companies' operating expenses	77,072	73,761	56,673	52,840	44,080
REIT general and administrative expenses	16,520	16,600	13,532	12,106	11,077
Depreciation and amortization	277,827	212,509	196,760	171,987	128,413
Interest expense	295,160	261,498	260,705	228,061	134,549
(Gain) loss on early extinguishment of debt(2)	(84,143)	877	1,835	1,666	1,642

Total expenses	869,513	821,975	763,174	670,489	466,226
Equity in income of unconsolidated joint ventures	93,831	81,458	86,053	76,303	54,881
Income tax (provision) benefit(3)	(1,126)	470	(33)	2,031	5,466
(Loss) gain on sale or write-down of assets	(31,819)	12,146	(84)	1,253	473

Income from continuing operations	92,863	86,413	72,381	69,245	89,769
Discontinued operations:(4)
Gain (loss) on sale of assets	100,533	(2,376)	241,816	277	7,568
Income from discontinued operations	1,619	22,025	26,362	18,180	14,087

Total income from discontinued operations	102,152	19,649	268,178	18,457	21,655

Net income	195,015	106,062	340,559	87,702	111,424
Less net income (loss) attributable to noncontrolling interests	28,966	29,827	96,010	(11,953)	19,791

Net income attributable to the Company	166,049	76,235	244,549	99,655	91,633
Less preferred dividends	4,124	10,058	10,083	9,649	9,140
Less adjustment to redemption value of redeemable noncontrolling interests	—	2,046	17,062	183,620	—

Net income (loss) available to common stockholders	$161,925	$64,131	$217,404	$(93,614)	$82,493

Earnings (loss) per common share ("EPS") attributable to the Company—basic:
Income from continuing operations	$0.99	$0.86	$0.70	$0.78	$1.09
Discontinued operations	1.18	0.02	2.35	(2.38)	0.30

Net income (loss) per share available to common stockholders	$2.17	$0.88	$3.05	$(1.60)	$1.39

EPS attributable to the Company—diluted:(5)(6)
Income from continuing operations	$0.99	$0.86	$0.78	$0.78	$1.08
Discontinued operations	1.18	0.02	2.25	(2.37)	0.30

Net income (loss) per share available to common stockholders	$2.17	$0.88	$3.03	$(1.59)	$1.38

	As of December 31,
	2008	2007	2006	2005	2004
BALANCE SHEET DATA:
Investment in real estate (before accumulated depreciation)	$7,355,703	$7,078,802	$6,356,156	$6,017,546	$4,149,776
Total assets	$8,090,435	$7,937,097	$7,373,676	$6,986,005	$4,637,096
Total mortgages, bank and other notes payable	$5,940,418	$5,703,180	$4,993,879	$5,424,730	$3,230,120
Redeemable noncontrolling interests(7)	$23,327	$322,619	$322,710	$306,700	$—
Series A Preferred Stock(8)	$—	$83,495	$98,934	$98,934	$98,934
Equity(9)	$1,641,884	$1,434,701	$1,653,578	$847,568	$1,134,848
OTHER DATA:
Funds from operations ("FFO")—diluted(10)	$461,515	$396,556	$383,122	$336,831	$299,172
Cash flows provided by (used in):
Operating activities	$251,947	$326,070	$211,850	$235,296	$213,197
Investing activities	$(558,956)	$(865,283)	$(126,736)	$(131,948)	$(489,822)
Financing activities	$288,265	$355,051	$29,208	$(20,349)	$308,383
Number of Centers at year end	92	94	91	97	84
Weighted average number of shares outstanding—EPS basic	74,319	71,768	70,826	59,279	58,537
Weighted average number of shares outstanding—EPS diluted(5)(6)	86,794	84,760	88,058	73,573	73,099
Cash distribution declared per common share	$3.20	$2.93	$2.75	$2.63	$2.48

(1)
Included in minimum rents is amortization of above and below market leases of $21.5 million, $10.6 million, $12.2 million, $11.0 million and $9.2 million for the years ended December 31, 2008, 2007, 2006, 2005 and 2004, respectively.

(2)
Included in (gain) loss from early extinguishment of debt for the year ended December 31, 2008, is $84.1 million from the repurchase and retirement of $222.8 million of the convertible senior notes ("Senior Notes") (See "Liquidity and Capital Resources").

(3)
The Company's Taxable REIT Subsidiaries ("TRSs") are subject to corporate level income taxes (See Note 19—Income Taxes of the Company's Consolidated Financial Statements).

(4)
Discontinued operations include the following:

  The Company sold Westbar on December 16, 2004, and the results for the period January 1, 2004 to December 16, 2004 have been classified as discontinued operations. The sale of Westbar resulted in a gain on sale of asset of $6.8 million.

  On January 5, 2005, the Company sold Arizona Lifestyle Galleries. The sale of this property resulted in a gain on sale of asset of $0.3 million. The impact on the results of operations for the period January 1, 2005 to January 5, 2005 and for the year ended December 31, 2004 have been reclassified to discontinued operations.

  On June 9, 2006, the Company sold Scottsdale 101 and the results for the period January 1, 2006 to June 9, 2006 and for the years ended December 31, 2005 and 2004 have been classified as discontinued operations. The sale of Scottsdale 101 resulted in a gain on sale of asset of $62.7 million.

  The Company sold Park Lane Mall on July 13, 2006 and the results for the period January 1, 2006 to July 13, 2006 and for the years ended December 31, 2005 and 2004 have been classified as discontinued operations. The sale of Park Lane Mall resulted in a gain on sale of asset of $5.9 million.

  The Company sold Greeley Mall and Holiday Village Mall in a combined sale on July 27, 2006, and the results for the period January 1, 2006 to July 27, 2006 and the years ended December 31, 2005 and 2004 have been classified as discontinued operations. The sale of these properties resulted in a gain on sale of assets of $28.7 million.

  The Company sold Great Falls Marketplace on August 11, 2006, and the results for the period January 1, 2006 to August 11, 2006 and for the years ended December 31, 2005 and 2004 have been classified as discontinued operations. The sale of Great Falls Marketplace resulted in a gain on sale of asset of $11.8 million.

  The Company sold Citadel Mall, Crossroads Mall and Northwest Arkansas Mall in a combined sale on December 29, 2006, and the results for the period January 1, 2006 to December 29, 2006 and the years ended December 31, 2005 and 2004 have been classified as discontinued operations. The sale of these properties resulted in a gain on sale of assets of $132.7 million.

  In addition, the Company recorded an additional loss of $2.4 million in 2007, related to the sale of properties in 2006.

  On January 1, 2008, MACWH, LP, a subsidiary of the Operating Partnership, at the election of the holders, redeemed the 3.4 million participating convertible preferred units ("PCPUs") in exchange for the 16.32% noncontrolling interest in the Non-Rochester Properties, in exchange for the Company's ownership interest in the Rochester Properties. As a result of the Rochester Redemption, the Company recognized a gain of $99.1 million on the exchange.

  The Company sold the fee simple and/or ground leasehold interests in three freestanding stores acquired from Mervyn's to Pacific Premier Retail Trust, one of its joint ventures, on December 19, 2008, and the results for the period of January 1, 2008 to December 19, 2008 and for the year ended December 31, 2007 have been classified as discontinued operations. The sale of these interests resulted in a gain on sale of assets of $1.5 million.

  Total revenues and income from discontinued operations were:

	Years Ended December 31,
(Dollars in millions)	2008	2007	2006	2005	2004
Revenues:
Westbar	$—	$—	$—	$—	$4.8
Arizona LifeStyle Galleries	—	—	—	—	0.3
Scottsdale 101	—	0.1	4.7	9.8	6.9
Park Lane Mall	—	—	1.5	3.1	3.0
Holiday Village Mall	0.3	0.2	2.9	5.2	4.8
Greeley Mall	—	—	4.3	7.0	6.2
Great Falls Marketplace	—	—	1.8	2.7	2.6
Citadel Mall	—	—	15.7	15.3	15.4
Northwest Arkansas Mall	—	—	12.9	12.6	12.7
Crossroads Mall	—	—	11.5	10.9	11.2
Mervyn's Stores	4.0	0.2	—	—	—
Rochester Properties	—	83.1	80.0	51.7	—

Total	$4.3	$83.6	$135.3	$118.3	$67.9

Income from operations:
Westbar	$—	$—	$—	$—	$1.8
Arizona LifeStyle Galleries	—	—	—	—	(1.0)
Scottsdale 101	—	—	0.8	0.2	(0.6)
Park Lane Mall	—	—	—	0.8	0.9
Holiday Village Mall	0.3	0.2	1.2	2.8	1.9
Greeley Mall	—	(0.1)	0.6	0.9	0.5
Great Falls Marketplace	—	—	1.1	1.7	1.6
Citadel Mall	—	(0.1)	2.5	1.8	2.0
Northwest Arkansas Mall	—	—	3.4	2.9	3.1
Crossroads Mall	—	—	2.3	3.2	3.9
Mervyn's Stores	1.3	0.1	—	—	—
Rochester Properties	—	21.9	14.5	3.9	—

Total	$1.6	$22.0	$26.4	$18.2	$14.1

(5)
Assumes that all OP Units and Westcor partnership units are converted to common stock on a one-for-one basis. The Westcor partnership units were converted into OP Units on July 27, 2004, which were subsequently redeemed for common stock on October 4, 2005. It also assumes the conversion of MACWH, LP common and preferred units to the extent that they are dilutive to the EPS computation (See Note 12—Acquisitions in the Company's Notes to the Consolidated Financial Statements).

(6)
Includes the dilutive effect of share and unit-based compensation plans and convertible senior notes calculated using the treasury stock method and the dilutive effect of all other dilutive securities calculated using the "if converted" method.

(7)
Redeemable noncontrolling interests include the PCPUs and other redeemable equity interests not included within equity.

(8)
The holder of the Series A Preferred Stock converted 560,000, 684,000, 1,338,860 and 1,044,271 shares to common shares on October 18, 2007, May 6, 2008, May 8, 2008 and September 17, 2008, respectively. As of December 31, 2008, there was no Series A Preferred Stock outstanding.

(9)
Equity includes the noncontrolling interests in the Operating Partnership, nonredeemable interests in consolidated joint ventures and common and non-participating preferred units of MACWH, L.P.

(10)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO—diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO and FFO on a fully diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. FFO on a fully diluted basis is one of the measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income as defined by GAAP and is not indicative of cash available to fund all cash flow needs. FFO as presented may not be comparable to similarly titled measures reported by other real estate investment trusts. For disclosure of net income, the most directly comparable GAAP financial measure, for the periods presented and a reconciliation of FFO and FFO—diluted to net income, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations."

  The computation of FFO-diluted includes the effect of share and unit-based compensation plans and convertible senior notes calculated using the treasury stock method. It also assumes the conversion of MACWH, LP common and preferred units and all other securities to the extent that they are dilutive to the FFO computation (See Note 12—Acquisitions of the Company's Notes to the Consolidated Financial Statements). On February 25, 1998, the Company sold $100 million of its Series A Preferred Stock. The Preferred Stock was convertible on a one-for-one basis for common stock. The Series A Preferred Stock then outstanding was dilutive to FFO for all periods presented and was dilutive to net income in 2006.

ITEM 7.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's Overview and Summary

        The Company is involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers located throughout the United States. The Company is the sole general partner of, and owns a majority of the ownership interests in, the Operating Partnership. As of December 31, 2008, the Operating Partnership owned or had an ownership interest in 72 regional shopping centers and 20 community shopping centers totaling approximately 76 million square feet of GLA. These 92 regional and community shopping centers are referred to hereinafter as the "Centers", unless the context otherwise requires. The Company is a self-administered and self-managed REIT and conducts all of its operations through the Operating Partnership and the Company's Management Companies.

        The following discussion is based primarily on the consolidated financial statements of the Company for the years ended December 31, 2008, 2007 and 2006. It compares the results of operations and cash flows for the year ended December 31, 2008 to the results of operations and cash flows for the year ended December 31, 2007. Also included is a comparison of the results of operations and cash flows for the year ended December 31, 2007 to the results of operations and cash flows for the year ended December 31, 2006. This information should be read in conjunction with the accompanying consolidated financial statements and notes thereto.

  Acquisitions and Dispositions:

        The financial statements reflect the following acquisitions, dispositions and changes in ownership subsequent to the occurrence of each transaction.

        On February 1, 2006, the Company acquired Valley River Center, a 915,656 square foot super-regional mall in Eugene, Oregon. The total purchase price was $187.5 million and concurrent with the acquisition, the Company placed a $100.0 million ten-year loan on the property. The balance of the purchase price was funded by cash and borrowings under the Company's line of credit.

        On June 9, 2006, the Company sold Scottsdale 101, a 564,000 square foot center in Phoenix, Arizona. The sale price was $117.6 million from which $56.0 million was used to payoff the mortgage on the property. The Company's share of the realized gain was $25.8 million.

        On July 13, 2006, the Company sold Park Lane Mall, a 370,000 square foot center in Reno, Nevada, for $20 million resulting in a gain of $5.9 million.

        On July 26, 2006, the Company purchased 11 department stores located in 10 of its Centers from Federated Department Stores, Inc. for approximately $100.0 million. The purchase price consisted of a $93.0 million cash payment at closing and a $7.0 million cash payment in 2007, in connection with development work by Federated at the Company's development properties. The Company's share of the purchase price was $81.0 million and was funded in part from the proceeds of sales of Park Lane Mall, Greeley Mall, Holiday Village Mall and Great Falls Marketplace, and from borrowings under the Company's line of credit. The balance of the purchase price was paid by the Company's joint venture partners.

        On July 27, 2006, the Company sold Holiday Village Mall, a 498,000 square foot center in Great Falls, Montana, and Greeley Mall, a 564,000 square foot center in Greeley, Colorado, in a combined sale for $86.8 million, resulting in a gain of $28.7 million.

        On August 11, 2006, the Company sold Great Falls Marketplace, a 215,000 square foot community center in Great Falls, Montana, for $27.5 million resulting in a gain of $11.8 million.

        On December 1, 2006, the Company acquired Deptford Mall, a two-level 1.0 million square foot super-regional mall in Deptford, New Jersey. The total purchase price of $240.1 million was funded by cash and borrowings under the Company's line of credit. On December 7, 2006, the Company placed a $100.0 million six-year loan bearing interest at a fixed rate of 5.44% on the property.

        On December 29, 2006, the Company sold Citadel Mall, a 1,095,000 square foot center in Colorado Springs, Colorado, Crossroads Mall, a 1,268,000 square foot center in Oklahoma City, Oklahoma, and Northwest Arkansas Mall, a 820,000 square foot center in Fayetteville, Arkansas, in a combined sale for $373.8 million, resulting in a gain of $132.7 million. The net proceeds were used to pay down the Company's line of credit and pay off the Company's $75.0 million loan on Paradise Valley Mall.

        Valley River Center and Deptford Mall are referred to herein as the "2006 Acquisition Centers."

        On September 5, 2007, the Company purchased the remaining 50% outside ownership interest in Hilton Village, a 96,985 square foot specialty center in Scottsdale, Arizona. The total purchase price of $13.5 million was funded by cash, borrowings under the Company's line of credit and the assumption of a mortgage note payable. The Center was previously accounted for under the equity method as an investment in unconsolidated joint ventures.

        On December 17, 2007, the Company purchased a portfolio of ground leasehold interest and/or fee interests in 39 freestanding Mervyn's stores located in the Southwest United States. The purchase price of $400.2 million was funded by cash and borrowings under the Company's line of credit.

        Hilton Village and the interest in the 39 freestanding Mervyn's freestanding stores are referred herein as the "2007 Acquisition Properties."

        On January 1, 2008, a subsidiary of the Operating Partnership, at the election of the holders, redeemed its 3.4 million Class A participating convertible preferred units ("PCPUs"). As a result of the redemption, the Company received the 16.32% noncontrolling interest in the portion of the Wilmorite portfolio acquired on April 25, 2005 that included Danbury Fair Mall, Freehold Raceway Mall, Great Northern Mall, Rotterdam Square, Shoppingtown Mall, Towne Mall, Tysons Corner Center and Wilton Mall, collectively, referred to as the "Non-Rochester Properties," for total consideration of $224.4 million, in exchange for the Company's ownership interest in the portion of the Wilmorite portfolio that consisted of Eastview Mall, Eastview Commons, Greece Ridge Center, Marketplace Mall and Pittsford Plaza, collectively referred to as the "Rochester Properties." Included in the redemption consideration was the assumption of the remaining 16.32% noncontrolling interest in the indebtedness of the Non-Rochester Properties, which had an estimated fair value of $106.0 million. In addition, the Company also received additional consideration of $11.8 million, in the form of a note, for certain working capital adjustments, extraordinary capital expenditures, leasing commissions, tenant allowances, and decreases in indebtedness during the Company's period of ownership of the Rochester Properties. The Company recognized a gain of $99.1 million on the exchange. This exchange is referred to herein as the "Rochester Redemption."

        On January 10, 2008, the Company, in a 50/50 joint venture, acquired The Shops at North Bridge, a 680,933 square foot urban shopping center in Chicago, Illinois, for a total purchase price of $515.0 million. The Company's share of the purchase price was funded by the assumption of a pro rata share of the $205.0 million fixed rate mortgage on the Center and by borrowings under the Company's line of credit.

        On January 31, 2008, the Company purchased a ground leasehold interest in a freestanding Mervyn's store located in Hayward, California. The purchase price of $13.2 million was funded by cash and borrowings under the Company's line of credit.

        On February 29, 2008, the Company purchased a fee simple interest in a freestanding Mervyn's store located in Monrovia, California. The purchase price of $19.3 million was funded by cash and borrowings under the Company's line of credit.

        On May 20, 2008, the Company purchased a fee simple interest in a 161,350 square foot Boscov's department store at Deptford Mall in Deptford, New Jersey. The total purchase price of $23.5 million was funded by the assumption of the existing $15.2 million mortgage note on the property and by borrowings under the Company's line of credit.

        The Boscov's store and the Mervyn's stores acquired in 2008 are referred to herein as the "2008 Acquisition Properties."

        On June 11, 2008, the Company became a 50% owner in a joint venture that acquired One Scottsdale, which plans to develop a luxury retail and mixed-use property in Scottsdale, Arizona. The Company's share of the purchase price was $52.5 million, which was funded by borrowings under the Company's line of credit.

        On December 19, 2008, the Company sold a fee and/or ground leasehold interest in three freestanding Mervyn's department stores to Pacific Premier Retail Trust, one of the Company's joint ventures, for $43.4 million, resulting in a gain on sale of assets of $1.5 million. The Company's pro rata share of the proceeds were used to pay down the Company's line of credit.

  Mervyn's:

        In July 2008, Mervyn's filed for bankruptcy protection and announced in October its plans to liquidate all merchandise, auction its store leases and wind down its business. The Company has 45 former Mervyn's stores in its portfolio. The Company owns the ground leasehold and/or fee simple interest in 44 of those stores and the remaining store is owned by a third party but is located at one of the Centers. In connection with the acquisition of the Mervyn's portfolio (See Note 12-Acquisitions of the Company's Consolidated Financial Statements) and applying Statement of Financial Accounting Standards ("SFAS") No. 141, the Company recorded intangible assets of $110.7 million and intangible liabilities of $59.0 million.

        In September 2008, the Company recorded a write-down of $5.2 million due to the anticipated rejection of six of the Company's leases by Mervyn's. In addition, the Company terminated its former plan to sell the 29 Mervyn's stores located at shopping centers not owned or managed by the Company. (See Note 13—Discontinued Operations of the Company's Consolidated Financial Statements). The Company's decision was based on current conditions in the credit market and the assumption that a better return could be obtained by holding and operating the assets. As result of the change in plans to sell, the Company recorded a loss of $5.3 million in order to adjust the carrying value of these assets for depreciation expense that otherwise would have been recognized had these assets been continuously classified as held and used.

        In December 2008, Kohl's and Forever 21 assumed a total of 23 of the Mervyn's leases and the remaining 22 leases were rejected by Mervyn's under the bankruptcy laws. As a result, the Company wrote-off the unamortized intangible assets and liabilities related to the rejected and unassumed leases in December 2008. The Company wrote-off $27.7 million of unamortized intangible assets related to lease in place values, leasing commissions and legal costs to depreciation and amortization. Unamortized intangible assets of $14.9 million relating to above market leases and unamortized intangible liabilities of $24.5 million relating to below market leases were written-off to minimum rents.

  Redevelopments and Developments:

        Construction continues on Santa Monica Place, a regional shopping center under development in Santa Monica, California. In September, the Company announced that Bloomingdale's will join

Nordstrom. Bloomingdale's will open the first of the store's SoHo concept outside of Manhattan. In addition, the Company has announced deals with 11 retailers and restaurants slated to join the new Santa Monica Place—Ed Hardy, Arthur, R.O.C. Republic of Couture, Ilori, Love Culture, Michael Brandon, Shuz, restaurants La Sandia, Zengo and Pizza Antica, and gallery Artevo. These 11 strong brands join previously announced restaurants XINO and Osumo Sushi and fashion retailers Kitson LA, BCBG Max Azria, Coach, Lacoste, Joe's Jeans and True Religion, all of which are slated to open in 2010 alongside Bloomingdale's SoHo concept and Nordstrom.

        At Scottsdale Fashion Square, construction on an approximately 160,000 square foot expansion continues on schedule toward a Fall 2009 opening. The expansion will be anchored by a 60,000 square foot Barneys New York. In addition, recently signed fashion retailer Ed Hardy, French luxury homewear retailer Arthur and Forever 21 will join previously announced True Religion and restaurants Marcella's and Modern Steak, in the new wing. Recent additions to the Center's interior merchandise mix include Cartier and Bvlgari.

        Also during the three months ended December 31, 2008, the Company wrote off $8.7 million of development costs on development projects the Company has determined it will not pursue. In addition, the Company recorded an $18.8 million impairment charge to reduce its pro rata share of the carrying value of land held for development at a consolidated joint venture.

  Inflation:

        In the last three years, inflation has not had a significant impact on the Company because of a relatively low inflation rate. Most of the leases at the Centers have rent adjustments periodically through the lease term. These rent increases are either in fixed increments or based on using an annual multiple of increases in the Consumer Price Index ("CPI"). In addition, about 6%-13% of the leases expire each year, which enables the Company to replace existing leases with new leases at higher base rents if the rents of the existing leases are below the then existing market rate. Additionally, historically the majority of the leases required the tenants to pay their pro rata share of operating expenses. In January 2005, the Company began entering into leases that require tenants to pay a stated amount for operating expenses, generally excluding property taxes, regardless of the expenses actually incurred at any Center. This change shifts the burden of cost control to the Company.

  Seasonality:

        The shopping center industry is seasonal in nature, particularly in the fourth quarter during the holiday season when retailer occupancy and retail sales are typically at their highest levels. In addition, shopping malls achieve a substantial portion of their specialty (temporary retailer) rents during the holiday season and the majority of percentage rent is recognized in the fourth quarter. As a result of the above, earnings are generally higher in the fourth quarter.

Critical Accounting Policies

        The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Some of these estimates and assumptions include judgments on revenue recognition, estimates for common area maintenance and real estate tax accruals, provisions for uncollectible accounts, impairment of long-lived assets, the allocation of purchase price between tangible and intangible assets, and estimates for environmental matters. The Company's significant accounting policies are described in more detail in Note 2—Summary of Significant Accounting Policies to the Consolidated Financial Statements. However, the following policies are deemed to be critical.

  Revenue Recognition

        Minimum rental revenues are recognized on a straight-line basis over the term of the related lease. The difference between the amount of rent due in a year and the amount recorded as rental income is referred to as the "straight line rent adjustment." Currently, 53% of the mall and freestanding leases contain provisions for CPI rent increases periodically throughout the term of the lease. The Company believes that using an annual multiple of CPI increases, rather than fixed contractual rent increases, results in revenue recognition that more closely matches the cash revenue from each lease and will provide more consistent rent growth throughout the term of the leases. Percentage rents are recognized when the tenants' specified sales targets have been met. Estimated recoveries from certain tenants for their pro rata share of real estate taxes, insurance and other shopping center operating expenses are recognized as revenues in the period the applicable expenses are incurred. Other tenants pay a fixed rate and these tenant recoveries' revenues are recognized on a straight-line basis over the term of the related leases.

  Property

        The Company capitalizes costs incurred in redevelopment and development of properties in accordance with Statement of Financial Accounting Standards ("SFAS") No. 34 "Capitalization of Interest Cost" and SFAS No. 67 "Accounting for Costs and the Initial Rental Operations of Real Estate Properties." The costs of land and buildings under development include specifically identifiable costs. The capitalized costs include pre-construction costs essential to the development of the property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs and other costs incurred during the period of development. Capitalized costs are allocated to the specific components of a project that are benefited. The Company considers a construction project as completed and held available for occupancy and ceases capitalization of costs when the areas under development have been substantially completed.

        Maintenance and repair expenses are charged to operations as incurred. Costs for major replacements and betterments, which includes HVAC equipment, roofs, parking lots, etc., are capitalized and depreciated over their estimated useful lives. Gains and losses are recognized upon disposal or retirement of the related assets and are reflected in earnings.

        Property is recorded at cost and is depreciated using a straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements	5-40 years
Tenant improvements	5-7 years
Equipment and furnishings	5-7 years

  Accounting for Acquisitions

        The Company accounts for all acquisitions in accordance with SFAS No. 141, "Business Combinations." The Company first determines the value of the land and buildings utilizing an "as if vacant" methodology. The Company then assigns a fair value to any debt assumed at acquisition. The balance of the purchase price is allocated to tenant improvements and identifiable intangible assets or liabilities. Tenant improvements represent the tangible assets associated with the existing leases valued on a fair market value basis at the acquisition date prorated over the remaining lease terms. The tenant improvements are classified as an asset under real estate investments and are depreciated over the remaining lease terms. Identifiable intangible assets and liabilities relate to the value of in-place operating leases which come in three forms: (i) leasing commissions and legal costs, which represent the value associated with "cost avoidance" of acquiring in-place leases, such as lease commissions paid under terms generally experienced in the Company's markets; (ii) value of in-place leases, which represents the estimated loss of revenue and of costs incurred for the period required to lease the "assumed vacant" property to the occupancy level when purchased; and (iii) above or below market value of in-place leases, which represents the difference between the contractual rents and market rents at the time of the acquisition, discounted for tenant credit risks. Leasing commissions and legal costs are recorded in deferred charges and other assets and are amortized over the remaining lease terms. The value of in-place leases are recorded in deferred charges and other assets and amortized over the remaining lease terms plus an estimate of renewal of the acquired leases. Above or below market leases are classified in deferred charges and other assets or in other accrued liabilities, depending on whether the contractual terms are above or below market, and the asset or liability is amortized to minimum rents over the remaining terms of the leases.

        When the Company acquires a real estate property, the Company allocates the purchase price to the components of these acquisitions using relative fair values computed using its estimates and assumptions. These estimates and assumptions impact the amount of costs allocated between various components as well as the amount of costs assigned to individual properties in multiple property acquisitions. These allocations also impact depreciation expense and gains or losses recorded on future sales of properties.

  Asset Impairment

        The Company assesses whether there has been impairment in the value of its long-lived assets by considering factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors. Such factors include the tenant's ability to perform their duties and pay rent under the terms of the leases. The Company may recognize impairment losses if the cash flows are not sufficient to cover its investment. Such a loss would be determined as the difference between the carrying value and the fair value of a center.

  Fair Value of Financial Instruments:

        On January 1, 2008, the Company adopted SFAS No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The fair value hierarchy distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity and the reporting entity's own assumptions about market participant assumptions.

        Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity's own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

        The Company calculates the fair value of financial instruments and includes this additional information in the notes to consolidated financial statements when the fair value is different than the carrying value of those financial instruments. When the fair value reasonably approximates the carrying value, no additional disclosure is made.

  Deferred Charges

        Costs relating to obtaining tenant leases are deferred and amortized over the initial term of the agreement using the straight-line method. Costs relating to financing of shopping center properties are deferred and amortized over the life of the related loan using the straight-line method, which approximates the effective interest method. In-place lease values are amortized over the remaining lease term plus an estimate of the renewal term. Leasing commissions and legal costs are amortized on a straight-line basis over the individual remaining lease years. The ranges of the terms of the agreements are as follows:

Deferred lease costs	1-15 years
Deferred financing costs	1-15 years
In-place lease values	Remaining lease term plus an estimate for renewal
Leasing commissions and legal costs	5-10 years

  Recent Accounting Pronouncements Not Yet Adopted

        In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141(R), "Business Combinations." SFAS No. 141(R) requires an acquiring entity to recognize acquired assets and assumed liabilities in a transaction at fair value as of the acquisition date and changes the accounting treatment for certain items, including acquisition costs, which will be required to be expensed as incurred. The Company adopted SFAS No. 141(R) on January 1, 2009. The adoption of SFAS No. 141(R) did not have a material impact on the Company's consolidated financial statements.

        In March 2008, FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133." SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives and quantitative disclosures about the fair value of and gains and losses on derivative instruments. The Company adopted SFAS No. 161 on January 1, 2009. The adoption of SFAS No. 161 did not have a material impact on the Company's consolidated financial statements.

Results of Operations

        Many of the variations in the results of operations, discussed below, occurred due to the transactions described above including the 2008 Acquisition Properties, the 2007 Acquisition Properties, the 2006 Acquisition Centers and the Redevelopment Centers. For the comparison of the year ended December 31, 2008 to the year ended December 31, 2007, the "Same Centers" include all consolidated Centers, excluding the 2008 Acquisition Properties, the 2007 Acquisition Properties and the Redevelopment Centers. For the comparison of the year ended December 31, 2007 to the year ended December 31, 2006, the Same Centers include all consolidated Centers, excluding the 2007 Acquisition Properties, the 2006 Acquisition Centers and the Redevelopment Centers.

        For the comparison of the year ended December 31, 2008 to the year ended December 31, 2007, "Redevelopment Centers" include The Oaks, Northgate Mall, Santa Monica Place, Shoppingtown Mall, Westside Pavilion, The Marketplace at Flagstaff, SanTan Village Regional Center and Promenade at Casa Grande. For the comparison of the year ended December 31, 2007 to the year ended

December 31, 2006, "Redevelopment Centers" include The Oaks, Twenty Ninth Street, Santa Monica Place, Westside Pavilion, The Marketplace at Flagstaff Mall, SanTan Village Regional Center and Promenade at Casa Grande.

        Unconsolidated joint ventures are reflected using the equity method of accounting. The Company's pro rata share of the results from these Centers is reflected in the Consolidated Statements of Operations as equity in income from unconsolidated joint ventures.

Comparison of Years Ended December 31, 2008 and 2007

  Revenues:

        Minimum and percentage rents (collectively referred to as "rental revenue") increased by $61.7 million, or 12.3%, from 2007 to 2008. The increase in rental revenue is attributed to an increase of $42.1 million from the 2007 Acquisition Properties, $13.9 million from the Redevelopment Centers, $3.8 million from the 2008 Acquisition Properties and $1.9 million from the Same Centers. The increase in the revenues from the Same Centers is primarily due to rent escalations and lease renewals at higher rents, which was offset by decreases in lease termination income, amortization of straight-line rents and amortization of above and below market leases. The increase in the revenues from the Same Centers was also offset by a decrease of $6.3 million in percentage rents due to a decrease in retail sales.

        Rental revenue includes the amortization of above and below market leases, the amortization of straight-line rents and lease termination income. The amortization of above and below market leases increased from $10.6 million in 2007 to $21.5 million in 2008. The amortization of straight-lined rents decreased from $6.9 million in 2007 to $5.7 million in 2008. Lease termination income increased from $9.7 million in 2007 to $9.9 million in 2008. The increase in above and below market leases is primarily due to the early termination of Mervyn's leases in 2008 (See "Management's Overview and Summary—Mervyn's.").

        Tenant recoveries increased $21.4 million, or 8.7%, from 2007 to 2008. The increase in tenant recoveries is attributed to an increase of $9.4 million from the Same Centers, $6.3 million from the 2007 Acquisition Properties, $4.7 from the Redevelopment Centers and $1.0 million from the 2008 Acquisition Properties.

        Management Companies' revenues increased by $1.0 million from 2007 to 2008, primarily due to increased management fees received from the Joint Venture Centers, additional third party management contracts and increased development fees from joint ventures.

  Shopping Center and Operating Expenses:

        Shopping center and operating expenses increased $30.3 million, or 11.8%, from 2007 to 2008. Approximately $13.6 million of the increase in shopping center and operating expenses is from the Same Centers, $11.3 million is from the 2007 Acquisition Properties, $5.0 million is from the Redevelopment Centers and $1.2 million is from the 2008 Acquisition Properties. The increase in Same Centers is primarily due to an increase in recoverable utility expenses and property taxes and a $2.0 million increase in bad debt expense.

  Management Companies' Operating Expenses:

        Management Companies' operating expenses increased $3.3 million in 2007 to 2008, in part as a result of the additional costs of managing the Joint Venture Centers and third party managed properties.

  REIT General and Administrative Expenses:

        REIT general and administrative expenses decreased by $0.1 million from 2007 to 2008. The decrease is primarily due to a decrease in share and unit-based compensation expense in 2008.

  Depreciation and Amortization:

        Depreciation and amortization increased $65.3 million from 2007 to 2008. The increase in depreciation and amortization is primarily attributed to an increase of $42.1 million from the 2007 Acquisition Properties, $12.0 million from the Redevelopment Centers, $7.3 million from the Same Centers and $3.7 million from the 2008 Acquisition Properties. Included in the increase of depreciation and amortization of 2007 Acquisition Properties is the write-off of $32.9 million of intangible assets as a result of the early termination of Mervyn's leases (See "Management's Overview and Summary—Mervyn's.")

  Interest Expense:

        Interest expense increased $33.7 million from 2007 to 2008. The increase in interest expense was primarily attributed to an increase of $17.9 million from borrowings under the Company's line of credit, $9.3 million from the Redevelopment Centers, $7.8 million from the Senior Notes issued on March 16, 2007 and $4.7 million from the Same Centers. The increase in interest expense was offset in part by a decrease of $3.8 million from term loans.

        The increase in interest expense on the Company's line of credit was due to an increase in average outstanding borrowings during 2008, in part, because of the purchase of The Shops at North Bridge, the 2007 Acquisition Properties and the 2008 Acquisition Properties and the repurchase and retirement of Senior Notes in 2008, which is offset in part by lower LIBOR rates and spreads. The increase in interest expense on the Senior Notes is due to a full year of interest expense in 2008 compared to 2007. The decrease in interest expense on term loans was due to the repayment of the $250 million loan in 2007.

        The above interest expense items are net of capitalized interest, which increased from $32.0 million in 2007 to $33.3 million in 2008 due to an increase in redevelopment activity in 2008.

  (Gain) Loss on Early Extinguishment of Debt:

        The Company recorded a gain of $84.1 million on the early extinguishment of $222.8 million of the Senior Notes in 2008. In 2007, the Company recorded a $0.9 million loss from the early extinguishment of the $250 million term loan (See "Liquidity and Capital Resources".)

  Equity in Income of Unconsolidated Joint Ventures:

        The equity in income of unconsolidated joint ventures increased $12.4 million from 2007 to 2008. The increase in equity in income of unconsolidated joint ventures is due in part to commission income of $6.5 million earned in 2008 from a joint venture, $3.6 million relating to the acquisition of The Shops at North Bridge in 2008, and $2.0 million relating to a loss on the sale of assets in the SDG Macerich Properties, L.P. joint venture in 2007.

  (Loss) Gain on Sale or Write-down of Assets:

        The Company recorded a loss on sale or write down of assets of $31.8 million in 2008 relating to an $8.7 million write-off of development costs on projects the Company has determined not to pursue, a $19.2 million impairment charge to reduce the carrying value of land held for development and a $5.3 million adjustment to reduce the carrying value of Mervyn's stores that the Company had previously classified as held for sale (See "Management's Overview and Summary—Mervyn's.") The gain on sale or write-down of assets in 2007 of $12.1 million is primarily related to gain on sales of land.

  Discontinued Operations:

        Income from discontinued operations increased $82.5 million from 2007 to 2008. The increase is primarily due to the $99.1 million gain from the Rochester Redemption in 2008. See "Management's Overview and Summary—Acquisitions and Dispositions." As a result of the Rochester Redemption, the Company classified the results of operations for these properties to discontinued operations for all periods presented.

  Net Income Attributable to Noncontrolling Interests:

        Net income attributable to noncontrolling interests decreased from $29.8 million in 2007 to $29.0 million in 2008. The decrease in income from noncontrolling interests is attributable to $16.3 million from the Rochester Redemption and $0.6 million related to the consolidated joint ventures offset in part by an increase of $16.0 million from the Operating Partnership. The increase in net income attributable to noncontrolling interests in the Operating Partnership is due to an increase in net income from $106.1 million in 2007 to $195.0 million in 2008 offset in part by a decrease in the weighted average interest of the Operating Partnership not owned by the Company from 15.0% in 2007 compared to 14.4% in 2008. The decrease in the weighted average interest in the Operating Partnership not owned by the Company is primarily attributed to the conversion of 3,067,131 preferred shares into common shares in 2008 (See Note 22—Cumulative Convertible Redeemable Preferred Stock of the Company's Consolidated Financial Statements) and the repurchase of 807,000 shares in 2007 (See Note 21—Stock Repurchase Program of the Company's Consolidated Financial Statements).

  Funds From Operations:

        Primarily as a result of the factors mentioned above, "FFO"—diluted increased 16.4% from $396.6 million in 2007 to $461.5 million in 2008. For disclosure of net income, the most directly comparable GAAP financial measure, for the periods and a reconciliation of FFO and FFO—diluted to net income available to common stockholders, see "Funds from Operations."

  Operating Activities:

        Cash flow from operations decreased from $326.1 million in 2007 to $251.9 million in 2008. The decrease was primarily due to changes in assets and liabilities in 2007 compared to 2008, an increase in distributions of income from unconsolidated joint ventures and due to the results at the Centers as discussed above.

  Investing Activities:

        Cash used in investing activities decreased from $865.3 million in 2007 to $559.0 million in 2008. The decrease in cash used in investing activities was primarily due to a decrease in capital expenditures of $507.7 million and acquisition deposits of $51.9 million offset by a decrease in distributions from unconsolidated joint ventures of $132.5 million and an increase in contributions to unconsolidated joint ventures. The decrease in capital expenditures is primarily due to the purchase of the Mervyn's portfolio for $400.2 million in 2007. The decrease in acquisition deposits and the increase in contributions to unconsolidated joint ventures is primarily due to the Company's purchase of a pro rata share of The Shops at North Bridge for $155.0 million in 2008 (See "Management's Overview and Summary—Acquisitions and Dispositions.") The decrease in distributions from unconsolidated joint ventures is due to the receipt of the Company's pro rata share of loan proceeds from the refinance transactions at various unconsolidated joint ventures in 2007.

  Financing Activities:

        Cash flow provided by financing activities decreased from $355.1 million in 2007 to $288.3 million in 2008. The decrease in cash provided by financing activities was primarily attributed to the issuance of $950 million of Senior Notes in 2007, the repurchase of $222.8 million of Senior Notes in 2008 (see "Liquidity and Capital Resources") and the purchase of the Capped Calls in connection with the issuance of the Senior Notes in 2007.

Comparison of Years Ended December 31, 2007 and 2006

  Revenues:

        Rental revenue increased by $39.7 million, or 8.6%, from 2006 to 2007. The increase in rental revenue is attributed to an increase of $17.9 million from the 2006 Acquisition Centers, $13.8 million from the Redevelopment Centers, $6.7 million from the Same Centers and $1.2 million from the 2007 Acquisition Properties.

        The amortization of above and below market leases, which is recorded in rental revenue, decreased to $10.6 million in 2007 from $12.2 million in 2006. The decrease in amortization is primarily due to leases which were terminated in 2006. The amortization of straight-lined rents, included in rental revenue, was $6.9 million in 2007 compared to $4.7 million in 2006. Lease termination income, which is included in rental revenue, decreased to $9.8 million in 2007 from $13.2 million in 2006.

        Tenant recoveries increased $17.9 million, or 7.9%, from 2006 to 2007. The increase in tenant recoveries is attributed to an increase of $11.0 million from the 2006 Acquisition Centers, $4.3 million from the Redevelopment Centers, $2.4 million from the Same Centers and $0.2 million from the 2007 Acquisition Properties.

        Management Companies' revenues increased by $8.3 million from 2006 to 2007, primarily due to increased management fees received from the Joint Venture Centers, additional third party management contracts and increased development fees from joint ventures.

  Shopping Center and Operating Expenses:

        Shopping center and operating expenses increased $23.1 million, or 9.9%, from 2006 to 2007. Approximately $9.6 million of the increase in shopping center and operating expenses is from the 2006 Acquisition Centers, $6.8 million is from the Redevelopment Centers, $6.1 million is from the Same Centers and $0.5 million is from the 2007 Acquisition Properties.

  Management Companies' Operating Expenses:

        Management Companies' operating expenses increased to $73.8 million in 2007 from $56.7 million in 2006, in part as a result of the additional costs of managing the Joint Venture Centers and third party managed properties, higher compensation expense due to increased staffing and higher professional fees.

  REIT General and Administrative Expenses:

        REIT general and administrative expenses increased by $3.1 million in 2007 from 2006, primarily due to increased share and unit-based compensation expense in 2007.

  Depreciation and Amortization:

        Depreciation and amortization increased $15.7 million in 2007 from 2006. The increase in depreciation and amortization is primarily attributed to an increase of $10.5 million at the Redevelopment Centers, $10.4 million from the 2006 Acquisition Centers and $0.1 million from the

2007 Acquisition Properties. This increase is offset in part by a decrease of $1.8 million from the Same Centers.

  Interest Expense:

        Interest expense increased $0.8 million from 2006 to 2007.

        The increase in interest expense was primarily attributed to the increases of $38.7 million from the issuance of the Senior Notes in 2007 and $6.6 million from the 2006 Acquisition Centers. The increases in interest expense were partially offset by decreases of $17.2 million from term loans, $16.1 million from the line of credit, $8.1 million from the Same Centers and $2.7 million from the Redevelopment Centers.

        The decrease in interest expense on term loans was due to the repayment of the $250 million loan in 2007 and the repayment of the $619 million term loan in 2006. The decrease in interest expense on the line of credit was due to: (i) a decrease in average outstanding borrowings during 2007, in part, because of the issuance of the Senior Notes, (ii) a decrease in interest rates because of the $400 million swap and (iii) lower LIBOR rates and spreads. The decrease in interest expense from the Same Centers is due to: (i) the repayment of the $75.0 million loan on Paradise Valley Mall in January 2007, (ii) an increase in capitalized interest and (iii) a decrease in LIBOR rates on floating rate mortgages payable.

        The above interest expense items are net of capitalized interest, which increased to $32.0 million in 2007 from $14.9 million in 2006 due to an increase in redevelopment activity in 2007.

  Loss on Early Extinguishment of Debt:

        The Company recorded a $0.9 million loss from the early extinguishment of the $250 million term loan in 2007. In 2006, the Company recorded a loss from the early extinguishment of debt of $1.8 million related to the pay off of the $619 million term loan.

  Equity in Income of Unconsolidated Joint Ventures:

        The equity in income of unconsolidated joint ventures decreased $4.6 million in 2007 from 2006. The decrease in equity in income of unconsolidated joint ventures is due in part to a $2.0 million loss on sale of assets in the SDG Macerich Properties, L.P. joint venture and additional interest expense and depreciation at other joint ventures due to the completion of development projects.

  Gain on Sale of Assets:

        The Company recorded a gain on sale of assets of $12.1 million in 2007 relating to land sales of $8.8 million and $3.4 million relating to sale of equipment and furnishings.

  Discontinued Operations:

        The decrease of $248.5 million in income from discontinued operations is primarily related to the recognition of gain on the sales of Scottsdale 101, Park Lane Mall, Holiday Village Mall, Greeley Mall, Great Falls Marketplace, Citadel Mall, Crossroads Mall and Northwest Arkansas Mall in 2006 (See "Management's Overview and Summary—Acquisitions and Dispositions"). As result of these sales, the Company classified the results of operations for these properties to discontinued operations for all periods presented.

  Net Income Attributable to Noncontrolling Interests:

        Net income attributable to noncontrolling interests decreased by $66.2 million from 2006 to 2007. The decrease is primarily attributed to $36.5 million from consolidated joint ventures and $29.6 million from the Operating Partnership. The decrease in net income attributable to noncontrolling interests in the Operating Partnership is due to a decrease in net income from $340.6 million in 2006 to $106.1 million in 2007, and a decrease in the weighted average interest of the Operating Partnership not owned by the Company from 15.8% in 2006 to 15.0% in 2007. The change in ownership interest is primarily due to the common stock offering by the Company in 2006, the conversion of partnership units and preferred shares into common shares in 2007 which is offset in part by the repurchase of 807,000 shares in 2007 (See Note 21—Stock Repurchase Program of the Company's Consolidated Financial Statements). The decrease in income attributable to noncontrolling interest in consolidated joint ventures is due to the gain on the sale of Scottsdale 101 in 2006.

  Funds From Operations:

        Primarily as a result of the factors mentioned above, FFO—diluted increased 3.5% to $396.6 million in 2007 from $383.1 million in 2006. For disclosure of net income, the most directly comparable GAAP financial measure, for the periods and the reconciliation of FFO and FFO—diluted to net income available to common stockholders, see "Funds from Operations."

  Operating Activities:

        Cash flow from operations increased to $326.1 million in 2007 from $211.9 million in 2006. The increase was primarily due to changes in assets and liabilities in 2007 compared to 2006 and due to the results at the Centers as discussed above.

  Investing Activities:

        Cash used in investing activities increased to $865.3 million in 2007 from $126.7 million in 2006. The increase in cash used in investing activities was primarily due to a $580.3 million decrease in cash proceeds from the sales of assets and a $220.9 million increase in capital expenditures.

  Financing Activities:

        Cash flow provided by financing activities increased to $355.1 million in 2007 from $29.2 million in 2006. The increase in cash provided by financing activities was primarily attributed to the issuance of $950 million of Senior Notes in 2007, offset in part by a decrease of $746.8 million in proceeds from the common stock offering in 2006 and the purchase of the Capped Calls in connection with the issuance of the Senior Notes in 2007.

Liquidity and Capital Resources

        Although general market liquidity is constrained, the Company anticipates meeting its liquidity needs for its operating expenses and debt service and dividend requirements through cash generated from operations, working capital reserves and/or borrowings under its unsecured line of credit. Additional liquidity may also be provided if the Company decides to pay a portion of its dividends in stock during 2009.

        The following tables summarize capital expenditures incurred at the Centers for the years ended December 31:

(Dollars in thousands)	2008	2007	2006
Consolidated Centers:
Acquisitions of property and equipment	$87,516	$387,899	$580,542
Development, redevelopment and expansion of Centers	446,119	545,926	184,315
Renovations of Centers	8,541	31,065	51,406
Tenant allowances	14,651	27,959	26,976
Deferred leasing charges	22,263	21,611	21,610

	$579,090	$1,014,460	$864,849

Joint Venture Centers (at Company's pro rata share):
Acquisitions of property and equipment	$294,416	$24,828	$28,732
Development, redevelopment and expansion of Centers	60,811	33,492	48,785
Renovations of Centers	3,080	10,495	8,119
Tenant allowances	13,759	15,066	13,795
Deferred leasing charges	4,997	4,181	4,269

	$377,063	$88,062	$103,700

        Management expects levels to be incurred in future years for tenant allowances and deferred leasing charges to be comparable or less than 2008 and that capital for those expenditures will be available from working capital, cash flow from operations, borrowings on property specific debt or unsecured corporate borrowings. The Company expects to incur between $80 million to $120 million in 2009 for development, redevelopment, expansion and renovations. Capital for these major expenditures, developments and/or redevelopments has been, and is expected to continue to be, obtained from a combination of equity or debt financings, which include borrowings under the Company's line of credit and construction loans. In addition, the Company has also generated additional liquidity in the past through joint venture transactions and the sale of non-core assets, and may do so in the future. Furthermore, the Company has a shelf registration statement which registered an unspecified amount of common stock, preferred stock, debt securities, warrants, rights and units.

        Current turmoil in the capital and credit markets, however, has significantly limited access to debt and equity financing for many companies. As demonstrated by recent activity, the Company was able to access capital throughout 2008, however there is no assurance the Company will be able to do so in future periods or on similar terms and conditions. Many factors impact the Company's ability to access capital, such as its overall debt level, interest rates, interest coverage ratios and prevailing market conditions. As a result of the current state of the capital and commercial lending markets, the Company may be required to finance more of its business activities with borrowings under its line of credit rather than with public and private unsecured debt and equity securities, fixed-rate mortgage financing and other traditional sources. In addition, in the event that the Company has significant tenant defaults as a result of the overall economy and general market conditions, the Company could have a decrease in cash flow from operations, which could create further borrowings under its line of credit. These events could result in an increase in the Company's proportion of variable-rate debt, which could cause it to be more subject to interest rate fluctuations in the future. See "Risk Factors—We depend on external financings for our growth and ongoing debt service requirements" included in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

        The Company's total outstanding loan indebtedness at December 31, 2008 was $8.0 billion (including $2.3 billion of unsecured debt and $2.0 billion of its pro rata share of joint venture debt). The majority of the Company's debt consists of fixed-rate conventional mortgages payable collateralized by individual properties. Assuming the closing of the Company's current loan commitment, approximately $406 million of its indebtedness matures in 2009 (excluding loans with extensions). The Company expects that all 2009 debt maturities will be refinanced, extended and/or paid off from the Company's line of credit.

        On March 16, 2007, the Company issued $950 million in Senior Notes that mature on March 15, 2012. The Senior Notes bear interest at 3.25%, payable semiannually, are senior to unsecured debt of the Company and are guaranteed by the Operating Partnership. Prior to December 14, 2011, upon the occurrence of certain specified events, the Senior Notes will be convertible at the option of holder into cash, shares of the Company's common stock or a combination of cash and shares of the Company's common stock, at the election of the Company, at an initial conversion rate of 8.9702 shares per $1,000 principal amount. On and after December 15, 2011, the Senior Notes will be convertible at any time prior to the second business day preceding the maturity date at the option of the holder at the initial conversion rate. The initial conversion price of approximately $111.48 per share represented a 20% premium over the closing price of the Company's common stock on March 12, 2007. The initial conversion rate is subject to adjustment under certain circumstances. Holders of the Senior Notes do not have the right to require the Company to repurchase the Senior Notes prior to maturity except in connection with the occurrence of certain fundamental change transactions.

        During the period of October 21, 2008 to December 29, 2008, the Company repurchased and retired $222.8 million of the Senior Notes and as a result recorded a gain of $84.1 on early extinguishment of debt for the year ended December 31, 2008. The purchase price of $122.7 million was funded by additional borrowings on the Company's line of credit. In February 2009, the Company repurchased and retired an additional $56.8 million of the Senior Notes for $30.7 million, resulting in a gain on early extinguishment of debt of approximately $22.5 million.

        In connection with the issuance of the Senior Notes, the Company purchased two capped calls ("Capped Calls") from affiliates of the initial purchasers of the Senior Notes. The Capped Calls effectively increase the conversion price of the Senior Notes to approximately $130.06, which represented a 40% premium to the March 12, 2007 closing price of $92.90 per common share of the Company.

        The Company has a $1.5 billion revolving line of credit that matures on April 25, 2010 with a one-year extension option. The interest rate fluctuates between LIBOR plus 0.75% to LIBOR plus 1.10% depending on the Company's overall leverage. In September 2006, the Company entered into an interest rate swap agreement that effectively fixed the interest rate on $400.0 million of the outstanding balance of the line of credit at 6.23% until April 25, 2011. On March 16, 2007, the Company repaid $541.5 million of borrowings outstanding from the proceeds of the Senior Notes (See Note 10—Bank and Other Notes Payable of the Company's Consolidated Financial Statements). As of December 31, 2008 and 2007, borrowings outstanding were $1.1 billion and $1.0 billion, respectively, at an average interest rate, net of the $400.0 million swapped portion, of 3.19% and 6.19%, respectively. The Company has access to the remaining balance of its $1.5 billion line of credit.

        On May 13, 2003, the Company issued $250.0 million in unsecured notes maturing in May 2007 with a one-year extension option bearing interest at LIBOR plus 2.50%. On April 25, 2005, the Company modified these unsecured notes and reduced the interest rate to LIBOR plus 1.50%. On March 16, 2007, the Company repaid the notes from the proceeds of the Senior Notes (See Note 10—Bank and Other Notes Payable of the Company's Consolidated Financial Statements).

        On April 25, 2005, the Company obtained a five year, $450.0 million term loan bearing interest at LIBOR plus 1.50%. In November 2005, the Company entered into an interest rate swap agreement that effectively fixed the interest rate of the $450.0 million term loan at 6.30% from December 1, 2005 to April 15, 2010. At December 31, 2008 and 2007, the loan had a balance outstanding of $446.3 million and $450.0 million, respectively, with an effective interest rate of 6.30%.

        At December 31, 2008, the Company was in compliance with all applicable loan covenants.

        At December 31, 2008, the Company had cash and cash equivalents available of $66.5 million.

  Off-Balance Sheet Arrangements

        The Company has an ownership interest in a number of unconsolidated joint ventures as detailed in Note 4 to the Company's Consolidated Financial Statements included herein. The Company accounts for those investments that it does not have a controlling interest or is not the primary beneficiary using the equity method of accounting and those investments are reflected on the Consolidated Balance Sheets of the Company as "Investments in Unconsolidated Joint Ventures." A pro rata share of the mortgage debt on these properties is shown in "Item 2. Properties—Mortgage Debt" of the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

        In addition, certain joint ventures also have debt that could become recourse debt to the Company or its subsidiaries, in excess of the Company's pro rata share, should the joint ventures be unable to discharge the obligations of the related debt.

        The following reflects the maximum amount of debt principal that could recourse to the Company at December 31, 2008 (in thousands):

Property	Recourse Debt	Maturity Date
Boulevard Shops	$4,280	12/17/2010
Chandler Village Center	4,375	1/15/2011
Estrella Falls, The Market at	8,243	6/1/2011

	$16,898

        Additionally, as of December 31, 2008, the Company is contingently liable for $19.7 million in letters of credit guaranteeing performance by the Company of certain obligations relating to the Centers. The Company does not believe that these letters of credit will result in a liability to the Company.

  Contractual Obligations

        The following is a schedule of contractual obligations (as of December 31, 2008) for the consolidated Centers over the periods in which they are expected to be paid (in thousands):

	Payment Due by Period
Contractual Obligations	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than five years
Long-term debt obligations (includes expected interest payments)	$6,276,989	$632,115	$3,270,702	$1,484,349	$889,823
Operating lease obligations(1)	778,472	7,495	15,845	15,001	740,131
Purchase obligations(1)	96,711	96,711	—	—	—
Other long-term liabilities(2)	403,891	338,581	19,760	12,931	32,619

	$7,556,063	$1,074,902	$3,306,307	$1,512,281	$1,662,573

(1)
See Note 15—Commitments and Contingencies of the Company's Consolidated Financial Statements.

(2)
Amount includes $2,201 of unrecognized tax benefits associated with FIN 48. See Note 19—Income Taxes of the Company's Consolidated Financial Statements.

Funds From Operations

        The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO—diluted as supplemental measures for the real estate industry and a supplement to GAAP measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) computed in accordance with GAAP, excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO and FFO on a fully diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. FFO on a fully diluted basis is one of the measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income as defined by GAAP and is not indicative of cash available to fund all cash flow needs. FFO, as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts. The reconciliation of FFO and FFO—diluted to net income available to common stockholders is provided below.

        The following reconciles net income (loss) available to common stockholders to FFO and FFO—diluted (dollars in thousands):

	2008(3)	2007(3)	2006	2005	2004
Net income (loss) available to common stockholders	$161,925	$64,131	$217,404	$(93,614)	$82,493
Adjustments to reconcile net income (loss) to FFO—basic:
Noncontrolling interests in the Operating Partnership	27,230	11,238	40,827	(22,001)	19,870
Gain on sale of consolidated assets	(68,714)	(9,771)	(241,732)	(1,530)	(8,041)
Adjustment for redemption value of redeemable noncontrolling interests	—	2,046	17,062	183,620	—
Add: gain on undepreciated assets—consolidated assets	798	8,047	8,827	1,068	939
Add: noncontrolling interests share of gain on sale of consolidated joint ventures	185	760	36,831	239	—
Less: write-down of consolidated assets	(27,445)	—	—	—	—
Gain on sale of assets from unconsolidated entities (pro rata)	(3,432)	(400)	(725)	(1,954)	(3,353)
Add: gain on sale of undepreciated assets—from unconsolidated entities (pro rata)	3,039	2,793	725	2,092	3,464
Add noncontrolling interests on sale of undepreciated consolidated entities	487	—	—	—	—
Less write down of unconsolidated entities (pro rata)	(94)	—	—	—	—
Depreciation and amortization on consolidated Centers	279,339	231,860	232,219	205,971	146,383
Less: depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(3,395)	(4,769)	(5,422)	(5,873)	(1,555)
Depreciation and amortization on joint ventures (pro rata)	96,441	88,807	82,745	73,247	61,060
Less: depreciation on personal property and amortization of loan costs and interest rate caps	(9,952)	(8,244)	(15,722)	(14,724)	(11,228)

FFO—basic	456,412	386,498	373,039	326,541	290,032
Additional adjustments to arrive at FFO—diluted:
Impact of convertible preferred stock	4,124	10,058	10,083	9,649	9,140
Impact of non-participating convertible preferred units	979	—	—	641	—

FFO—diluted	$461,515	$396,556	$383,122	$336,831	$299,172

Weighted average number of FFO shares outstanding for:
FFO—basic(1)	86,794	84,467	84,138	73,250	72,715
Adjustments for the impact of dilutive securities in computing FFO-diluted:
Convertible preferred stock	1,447	3,512	3,627	3,627	3,627
Non-participating convertible preferred units	205	—	—	197	—
Stock options	—	293	293	323	385

FFO—diluted(2)	88,446	88,272	88,058	77,397	76,727

(1)
Calculated based upon basic net income (loss) as adjusted to reach basic FFO. As of December 31, 2008, 2007, 2006, 2005 and 2004, 11.6 million, 12.5 million, 13.2 million, 13.5 million and 14.2 million of aggregate OP Units and Westcor partnership units were outstanding, respectively. The Westcor partnership units were converted to OP Units on July 27, 2004 which were subsequently redeemed for common stock on October 4, 2005.

(2)
The computation of FFO—diluted shares outstanding includes the effect of share and unit-based compensation plans and convertible senior notes using the treasury stock method. It also assumes the conversion of MACWH, LP common and preferred units to the extent that they are dilutive to the FFO computation (See Note 12—Acquisitions of the Company's Notes to the Consolidated Financial Statements). On February 25, 1998, the Company sold $100 million of its Series A Preferred Stock. The holder of the Series A Preferred Stock converted 0.6 million, 0.7 million, 1.3 million and 1.0 million shares to common shares on October 18, 2007, May 6, 2008, May 8, 2008 and September 17, 2008, respectively. The preferred stock was convertible on a one-for-one basis for common stock. The then outstanding preferred shares were assumed converted for purposes of 2008, 2007, 2006, 2005 and 2004 FFO—diluted as they were dilutive to that calculation.

(3)
Net income (loss) available to common stockholders has been reduced by $21.4 million and $9.6 million for 2008 and 2007, respectively, and FFO has been reduced by $24.9 million and $11.4 million for 2008 and 2007, respectively. The decrease in net income and FFO is due to the retrospective application of FSP APB No. 14-1, which the Company adopted on January 1, 2009.

ITEM 7A.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        The Company's primary market risk exposure is interest rate risk. The Company has managed and will continue to manage interest rate risk by (1) maintaining a ratio of fixed rate, long-term debt to total debt such that floating rate exposure is kept at an acceptable level, (2) reducing interest rate exposure on certain long-term floating rate debt through the use of interest rate caps and/or swaps with appropriately matching maturities, (3) using treasury rate locks where appropriate to fix rates on anticipated debt transactions, and (4) taking advantage of favorable market conditions for long-term debt and/or equity.

        The following table sets forth information as of December 31, 2008 concerning the Company's long term debt obligations, including principal cash flows by scheduled maturity, weighted average interest rates and estimated fair value ("FV") (dollars in thousands):

	For the years ending December 31,
	2009	2010	2011	2012	2013	Thereafter	Total	FV
CONSOLIDATED CENTERS:
Long term debt:
Fixed rate(1)	$360,628	$1,016,646	$718,015	$950,971	$430,419	$839,278	$4,315,957	$3,868,229
Average interest rate	6.30%	6.51%	5.59%	5.48%	6.13%	6.02%	6.00%
Floating rate	242,210	749,500	632,751	—	—	—	1,624,461	1,579,912
Average interest rate	2.71%	3.09%	3.85%				3.32%

Total debt—Consolidated Centers	$602,838	$1,766,146	$1,350,766	$950,971	$430,419	$839,278	$5,940,418	$5,448,141

JOINT VENTURE CENTERS:
Long term debt (at Company's pro rata share):
Fixed rate	$294,161	$124,839	$36,326	$172,443	$315,717	$892,724	$1,836,210	$1,711,229
Average interest rate	5.38%	6.78%	6.11%	6.97%	5.64%	5.66%	5.83%
Floating rate	53,623	41,369	86,503	—	—	—	181,495	177,043
Average interest rate	1.63%	3.16%	2.42%				2.36%

Total debt—Joint Venture Centers	$347,784	$166,208	$122,829	$172,443	$315,717	$892,724	$2,017,705	$1,888,272

(1)
Fixed rate debt includes the $446.3 million floating rate term note and $400.0 million of the line of credit balance. These amounts have effective fixed rates over the remaining terms due to swap agreements as discussed below.

        The consolidated Centers' total fixed rate debt at December 31, 2008 and 2007 was $4.3 billion and $4.7 billion, respectively. The average interest rate on fixed rate debt at December 31, 2008 and 2007 was 6.00% and 5.57%, respectively. The consolidated Centers' total floating rate debt at December 31, 2008 and 2007 was $1.6 billion and $1.0 billion, respectively. The average interest rate on floating rate debt at December 31, 2008 and 2007 was 3.32% and 6.15%, respectively.

        The Company's pro rata share of the Joint Venture Centers' fixed rate debt at December 31, 2008 and 2007 was $1.8 billion and $1.6 billion, respectively. The average interest rate on fixed rate debt at December 31, 2008 and 2007 was 5.83% and 5.89%, respectively. The Company's pro rata share of the Joint Venture Centers' floating rate debt at December 31, 2008 and 2007 was $181.5 million and $195.0 million, respectively. The average interest rate on the floating rate debt at December 31, 2008 and 2007 was 2.36% and 6.09%, respectively.

        The Company uses derivative financial instruments in the normal course of business to manage or hedge interest rate risk and records all derivatives on the balance sheet at fair value in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (See Note 5—Derivative Instruments and Hedging Activities of the Company's Consolidated Financial Statements).

        The following are outstanding derivatives at December 31, 2008 (amounts in thousands):

Property/Entity	Notional Amount	Product	Rate	Maturity	Company's Ownership	Fair Value(1)
Camelback Colonnade	$41,500	Cap	8.54%	11/15/2009	75%	$—
Desert Sky Mall	51,500	Cap	7.65%	3/15/2010	50%	—
La Cumbre Plaza	30,000	Cap	7.12%	8/9/2009	100%	—
Metrocenter Mall	112,000	Cap	7.25%	2/15/2010	15%	—
Metrocenter Mall	25,880	Cap	7.25%	2/15/2010	15%	—
Metrocenter Mall	133,596	Swap	4.57%	2/15/2009	15%	(103)
Panorama Mall	50,000	Cap	6.65%	3/1/2010	100%	—
The Oaks	150,000	Cap	6.25%	7/1/2010	100%	1
The Operating Partnership	450,000	Swap	4.80%	4/15/2010	100%	(22,108)
The Operating Partnership	400,000	Swap	5.08%	4/25/2011	100%	(34,224)
Westside Pavilion	175,000	Cap	5.50%	6/1/2010	100%	1

(1)
Fair value at the Company's ownership percentage.

        Interest rate cap agreements ("Cap") offer protection against floating rates on the notional amount from exceeding the rates noted in the above schedule, and interest rate swap agreements ("Swap") effectively replace a floating rate on the notional amount with a fixed rate as noted above.

        In addition, the Company has assessed the market risk for its floating rate debt and believes that a 1% increase in interest rates would decrease future earnings and cash flows by approximately $18.1 million per year based on $1.8 billion outstanding of floating rate debt at December 31, 2008.

        The fair value of the Company's long-term debt is estimated based on a present value model utilizing interest rates that reflect the risks associated with long-term debt of similar risk and duration. In addition, the method of computing fair value for mortgage notes payable included a credit value adjustment based on the estimated value of the property that serves as collateral for the underlying debt (See Note 9—Mortgage Notes Payable of the Company's Consolidated Financial Statements).

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

        Refer to the Index to Financial Statements and Financial Statement Schedules for the required information appearing in Item 15.

 PART IV

ITEM 15.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Macerich Company
Santa Monica, California

        We have audited the accompanying consolidated balance sheets of The Macerich Company and subsidiaries (the "Company") as of December 31, 2008 and 2007, and the related consolidated statements of operations, common stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the financial statement schedules listed in the Index at Item 15(a) (3). These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits. We did not audit the consolidated financial statements or the consolidated financial statement schedules of SDG Macerich Properties, L.P. (the "Partnership"), the Company's investment in which is reflected in the accompanying consolidated financial statements using the equity method of accounting. The Company's equity of $29,284,000 and $38,947,000 in the Partnership's net assets at December 31, 2008 and 2007, respectively, and $8,200,000, $7,324,000 and $11,197,000 in the Partnership's net income for the three years ended December 31, 2008 are included in the accompanying consolidated financial statements. These statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the Partnership, is based solely on the report of the other auditors.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

        In our opinion, based on our audits and the report of the other auditor, such consolidated financial statements present fairly, in all material respects, the financial position of The Macerich Company and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, based on our audits and (as to the amounts included for the Partnership) the report of the other auditors, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

        We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company's internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 27, 2009 expressed an unqualified opinion on the Company's internal control over financial reporting based on our audit.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Los Angeles, California

February 27, 2009 (May 27, 2009 as to changes in accounting policies described in Notes 2 and 25)

THE MACERICH COMPANY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value and share amounts)

	December 31,
	2008	2007
ASSETS:
Property, net	$6,371,319	$6,187,473
Cash and cash equivalents	66,529	85,273
Restricted cash	61,707	68,384
Marketable securities	27,943	29,043
Tenant and other receivables, net	118,374	137,498
Deferred charges and other assets, net	339,662	386,802
Loans to unconsolidated joint ventures	932	604
Due from affiliates	9,124	5,729
Investments in unconsolidated joint ventures	1,094,845	785,643
Assets held for sale	—	250,648

Total assets	$8,090,435	$7,937,097

LIABILITIES, NONCONTROLLING INTERESTS, PREFERRED STOCK AND EQUITY:
Mortgage notes payable:
Related parties	$306,859	$225,848
Others	3,373,116	3,102,422

Total	3,679,975	3,328,270
Bank and other notes payable	2,260,443	2,374,910
Accounts payable and accrued expenses	114,502	97,086
Other accrued liabilities	289,146	289,660
Investments in unconsolidated joint ventures	80,915	—
Preferred dividends payable	243	6,356

Total liabilities	6,425,224	6,096,282

Redeemable noncontrolling interests	23,327	322,619

Commitments and contingencies
Series A cumulative convertible redeemable preferred stock, $.01 par value, 3,627,131 shares authorized, 0 and 3,067,131 shares issued and outstanding at December 31, 2008 and 2007, respectively	—	83,495

Equity:
Stockholders' equity:
Common stock, $.01 par value, 145,000,000 shares authorized, 76,883,634 and 72,311,763 shares issued and outstanding at December 31, 2008 and 2007, respectively	769	723
Additional paid-in capital	1,721,256	1,428,124
Accumulated deficit	(274,834)	(203,505)
Accumulated other comprehensive loss	(53,425)	(24,508)

Total stockholders' equity	1,393,766	1,200,834
Noncontrolling interests	248,118	233,867

Total equity	1,641,884	1,434,701

Total liabilities, noncontrolling interests, preferred stock and equity	$8,090,435	$7,937,097

The accompanying notes are an integral part of these consolidated financial statements.

THE MACERICH COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share amounts)

	For The Years Ended December 31,
	2008	2007	2006
Revenues:
Minimum rents	$544,421	$475,749	$438,261
Percentage rents	19,092	26,104	23,876
Tenant recoveries	266,885	245,510	227,575
Management Companies	40,716	39,752	31,456
Other	30,376	27,199	28,451

Total revenues	901,490	814,314	749,619

Expenses:
Shopping center and operating expenses	287,077	256,730	233,669
Management Companies' operating expenses	77,072	73,761	56,673
REIT general and administrative expenses	16,520	16,600	13,532
Depreciation and amortization	277,827	212,509	196,760

	658,496	559,600	500,634

Interest expense:
Related parties	14,970	13,390	10,858
Other	280,190	248,108	249,847

	295,160	261,498	260,705
(Gain) loss on early extinguishment of debt	(84,143)	877	1,835

Total expenses	869,513	821,975	763,174
Equity in income of unconsolidated joint ventures	93,831	81,458	86,053
Income tax (provision) benefit	(1,126)	470	(33)
(Loss) gain on sale or write-down of assets	(31,819)	12,146	(84)

Income from continuing operations	92,863	86,413	72,381

Discontinued operations:
Gain (loss) on sale of assets	100,533	(2,376)	241,816
Income from discontinued operations	1,619	22,025	26,362

Total income from discontinued operations	102,152	19,649	268,178

Net income	195,015	106,062	340,559
Less net income attributable to noncontrolling interests	28,966	29,827	96,010

Net income attributable to the Company	166,049	76,235	244,549
Less preferred dividends	4,124	10,058	10,083
Less adjustment to redemption value of redeemable noncontrolling interests	—	2,046	17,062

Net income available to common stockholders	$161,925	$64,131	$217,404

Earnings per common share—basic:
Income from continuing operations	$0.99	$0.86	$0.70
Discontinued operations	1.18	0.02	2.35

Net income available to common stockholders	$2.17	$0.88	$3.05

Earnings per common share—diluted:
Income from continuing operations	$0.99	$0.86	$0.78
Discontinued operations	1.18	0.02	2.25

Net income available to common stockholders	$2.17	$0.88	$3.03

Weighted average number of common
shares outstanding:
Basic	74,319,000	71,768,000	70,826,000

Diluted	86,794,000	84,760,000	88,058,000

The accompanying notes are an integral part of these consolidated financial statements.

THE MACERICH COMPANY

CONSOLIDATED STATEMENTS OF EQUITY

(Dollars in thousands, except per share data)

	Stockholders' Equity
	Common Stock
					Accumulated Other Comprehensive (Loss) income
	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit		Unamortized Restricted Stock	Total Stockholders' Equity	Noncontrolling Interests	Total Equity	Redeemable Noncontrolling Interests
Balance January 1, 2006	59,941,552	$599	$808,713	$(114,257)	$87	$(15,464)	$679,678	$167,890	$847,568	$306,700

Comprehensive income:
Net income	—	—	—	244,549	—	—	244,549	79,356	323,905	16,654
Reclassification of deferred losses	—	—	—	—	1,510	—	1,510	—	1,510	—
Interest rate swap/cap agreements	—	—	—	—	743	—	743	—	743	—

Total comprehensive income	—	—	—	244,549	2,253	—	246,802	79,356	326,158	16,654
Amortization of share and unit-based plans	415,787	4	15,406	—	—	—	15,410	—	15,410	—
Exercise of stock options	14,101	—	260	—	—	—	260	—	260	—
Employee stock purchases	3,365	—	203	—	—	—	203	—	203	—
Common stock offering, gross	10,952,381	110	761,081	—	—	—	761,191	—	761,191	—
Underwriting and offering costs	—	—	(14,706)	—	—	—	(14,706)	—	(14,706)	—
Adjustment for redemption value of redeemable noncontrolling interests	—	—	(17,062)	—	—	—	(17,062)	—	(17,062)	17,062
Distributions paid ($2.75) per share	—	—	—	(197,266)	—	—	(197,266)	—	(197,266)	—
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(72,806)	(72,806)	(17,033)
Preferred dividends	—	—	(10,083)	—	—	—	(10,083)	—	(10,083)	—
Contributions from noncontrolling interests	—	—	—	—	—	—	—	9,816	9,816	—
Conversion of noncontrolling interests to common shares	240,722	3	9,916	—	—	—	9,919	(9,919)	—	—
Redemption of noncontrolling interests	—	—	—	—	—	—	—	(1,755)	(1,755)	(673)
Change in accounting principle due to adoption of SFAS No. 123(R)	—	—	(15,464)	—	—	15,464	—	—	—	—
Reclassification upon adoption of SFAS No. 123(R)	—	—	6,000	—	—	—	6,000	—	6,000	—
Other	—	—	650	—	—	—	650	—	650	—
Adjustment of noncontrolling interests in Operating Partnership	—	—	(101,864)	—	—	—	(101,864)	101,864	—	—

Balance December 31, 2006	71,567,908	716	1,443,050	(66,974)	2,340	—	1,379,132	274,446	1,653,578	322,710

The accompanying notes are an integral part of these consolidated financial statements.

THE MACERICH COMPANY

CONSOLIDATED STATEMENTS OF EQUITY (Continued)

(Dollars in thousands, except per share data)

	Stockholders' Equity
	Common Stock
					Accumulated Other Comprehensive (Loss) income
	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit		Unamortized Restricted Stock	Total Stockholders' Equity	Noncontrolling Interests	Total Equity	Redeemable Noncontrolling Interests
Balance December 31, 2006	71,567,908	716	1,443,050	(66,974)	2,340	—	1,379,132	274,446	1,653,578	322,710

Comprehensive income:
Net income	—	—	—	76,235	—	—	76,235	12,990	89,225	16,837
Reclassification of deferred losses	—	—	—	—	967	—	967	—	967	—
Interest rate swap/cap agreements	—	—	—	—	(27,815)	—	(27,815)	—	(27,815)	—

Total comprehensive income (loss)	—	—	—	76,235	(26,848)	—	49,387	12,990	62,377	16,837
Amortization of share and unit-based plans	215,132	2	21,407	—	—	—	21,409	—	21,409	—
Exercise of stock options	23,500	—	672	—	—	—	672	—	672	—
Employee stock purchases	13,184	—	881	—	—	—	881	—	881	—
Adjustment for redemption value of redeemable noncontrolling interests	—	—	(2,046)	—	—	—	(2,046)	—	(2,046)	2,046
Distributions paid ($2.93) per share	—	—	—	(211,192)	—	—	(211,192)	—	(211,192)	—
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(42,216)	(42,216)	(18,974)
Preferred dividends	—	—	(10,058)	—	—	—	(10,058)	—	(10,058)	—
Contributions from noncontrolling interests	—	—	—	—	—	—	—	15,858	15,858	—
Conversion of noncontrolling interests to common shares	739,039	7	24,616	—	—	—	24,623	(24,623)	—	—
Redemption of noncontrolling interests	—	—	(3,859)	—	—	—	(3,859)	(1,244)	(5,103)	—
Repurchase of common shares	(807,000)	(8)	(74,962)	—	—	—	(74,970)	—	(74,970)	—
Conversion of preferred shares to common shares	560,000	6	15,433	—	—	—	15,439	—	15,439	—
Allocation of equity component of Senior Notes	—	—	71,149	—	—	—	71,149	—	71,149	—
Purchase of capped calls on Senior Notes	—	—	(59,850)	—	—	—	(59,850)	—	(59,850)	—
Change in accounting principle due to adoption of FIN 48	—	—	—	(1,574)	—	—	(1,574)	—	(1,574)	—
Other	—	—	347	—	—	—	347	—	347	—
Adjustment of noncontrolling interests in Operating Partnership	—	—	1,344	—	—	—	1,344	(1,344)	—	—

Balance December 31, 2007	72,311,763	723	1,428,124	(203,505)	(24,508)	—	1,200,834	233,867	1,434,701	322,619

The accompanying notes are an integral part of these consolidated financial statements.

THE MACERICH COMPANY

CONSOLIDATED STATEMENTS OF EQUITY (Continued)

(Dollars in thousands, except per share data)

	Stockholders' Equity
	Common Stock
					Accumulated Other Comprehensive (Loss) income		Total Common Stockholders' Equity
	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit		Unamortized Restricted Stock		Noncontrolling Interests	Total Equity	Redeemable Noncontrolling Interests
Balance December 31, 2007	72,311,763	723	1,428,124	(203,505)	(24,508)	—	1,200,834	233,867	1,434,701	322,619

Comprehensive income:
Net income	—	—	—	166,049	—	—	166,049	28,383	194,432	583
Reclassification of deferred losses	—	—	—	—	285	—	285	—	285	—
Interest rate swap/cap agreements	—	—	—	—	(29,202)	—	(29,202)	—	(29,202)	—

Total comprehensive income (loss)	—	—	—	166,049	(28,917)	—	137,132	28,383	165,515	583
Amortization of share and unit-based plans	193,744	2	21,872	—	—	—	21,874	—	21,874	—
Exercise of stock options	362,888	4	8,568	—	—	—	8,572	—	8,572	—
Employee stock purchases	27,829	—	712	—	—	—	712	—	712	—
Distributions paid ($3.20) per share	—	—	—	(237,378)	—	—	(237,378)	—	(237,378)	—
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(48,595)	(48,595)	(583)
Preferred dividends	—	—	(4,124)	—	—	—	(4,124)	—	(4,124)	—
Contributions from noncontrolling interests	—	—	—	—	—	—	—	14,083	14,083	—
Conversion of noncontrolling interests to common shares	920,279	9	30,391	—	—	—	30,400	(30,400)	—	—
Conversion of preferred shares to common shares	3,067,131	31	83,464	—	—	—	83,495	—	83,495	—
Redemption of redeemable noncontrolling interests	—	—	(864)	—	—	—	(864)	(457)	(1,321)	(96,564)
Reversal of adjustments to redemption value of redeemable noncontrolling interests	—	—	202,728	—	—	—	202,728	—	202,728	(202,728)
Other	—	—	1,622	—	—	—	1,622	—	1,622	—
Adjustment of noncontrolling interests in Operating Partnership	—	—	(51,237)	—	—	—	(51,237)	51,237	—	—

Balance December 31, 2008	76,883,634	$769	$1,721,256	$(274,834)	$(53,425)	$—	$1,393,766	$248,118	$1,641,884	$23,327

The accompanying notes are an integral part of these consolidated financial statements.

THE MACERICH COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For The Years Ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net income	$195,015	$106,062	$340,559
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss on early extinguishment of debt	(84,143)	877	1,835
Loss (gain) on sale or write-down of assets	31,819	(12,146)	84
(Gain) loss on sale of assets of discontinued operations	(100,533)	2,376	(241,816)
Depreciation and amortization	287,917	238,645	232,220
Amortization of net premium on mortgage and bank and other notes payable	4,931	1,489	(11,833)
Amortization of share and unit-based plans	11,650	12,344	9,607
Equity in income of unconsolidated joint ventures	(93,831)	(81,458)	(86,053)
Distributions of income from unconsolidated joint ventures	24,096	4,118	4,106
Changes in assets and liabilities, net of acquisitions and dispositions:
Tenant and other receivables, net	28,786	(20,001)	(22,319)
Other assets	(22,603)	(33,375)	8,303
Accounts payable and accrued expenses	15,766	23,959	(14,000)
Due from affiliates	(3,395)	(1,477)	(24)
Other accrued liabilities	(43,528)	84,657	(8,819)

Net cash provided by operating activities	251,947	326,070	211,850

Cash flows from investing activities:
Acquisitions of property, development, redevelopment and property improvements	(535,263)	(1,043,800)	(822,903)
Redemption of Rochester Properties	(18,794)	—	—
Payment of acquisition deposits	—	(51,943)	—
Issuance of note receivable	—	—	(10,000)
Purchase of marketable securities	—	—	(30,307)
Maturities of marketable securities	1,436	1,322	444
Deferred leasing costs	(38,095)	(34,753)	(29,688)
Distributions from unconsolidated joint ventures	141,773	274,303	187,269
Contributions to unconsolidated joint ventures	(161,070)	(38,769)	(31,499)
Repayments of loans to unconsolidated joint ventures	(328)	104	707
Proceeds from sale of assets	47,163	30,261	610,578
Restricted cash	4,222	(2,008)	(1,337)

Net cash used in investing activities	(558,956)	(865,283)	(126,736)

The accompanying notes are an integral part of these consolidated financial statements.

THE MACERICH COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in thousands)

	For The Years Ended December 31,
	2008	2007	2006
Cash flows from financing activities:
Proceeds from mortgages, bank and other notes payable	1,732,940	2,296,530	1,912,179
Payments on mortgages, bank and other notes payable	(1,051,292)	(1,535,017)	(2,329,827)
Repurchase of convertible senior notes	(105,898)	—	—
Deferred financing costs	(11,898)	(2,482)	(6,886)
Purchase of Capped Calls	—	(59,850)	—
Repurchase of common stock	—	(74,970)	—
Proceeds from share and unit-based plans	9,284	1,553	463
Net proceeds from stock offering	—	—	746,805
Dividends and distributions	(274,634)	(245,991)	(269,419)
Dividends to preferred stockholders / preferred unit holders	(10,237)	(24,722)	(24,107)

Net cash provided by financing activities	288,265	355,051	29,208

Net (decrease) increase in cash	(18,744)	(184,162)	114,322
Cash and cash equivalents, beginning of year	85,273	269,435	155,113

Cash and cash equivalents, end of year	$66,529	$85,273	$269,435

Supplemental cash flow information:
Cash payments for interest, net of amounts capitalized	$263,199	$280,820	$282,987

Non-cash transactions:
Acquisition of noncontrolling interests in Non-Rochester Properties in exchange for interest in Rochester Properties	$205,520	$—	$—

Deposits contributed to unconsolidated joint ventures and the purchase of properties	$50,103	$—	$—

Accrued development costs included in accounts payable and accrued expenses and other accrued liabilities	$64,473	$54,308	$25,754

Acquisition of property by assumption of mortgage notes payable	$15,745	$4,300	$—

Accrued preferred dividend payable	$243	$6,356	$6,199

Conversion of Series A cumulative convertible preferred stock to common stock	$83,495	$—	$—

Accrued distribution from unconsolidated joint ventures	$8,684	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars and shares in thousands, except per share amounts)

1. Organization:

        The Macerich Company (the "Company") is involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers (the "Centers") located throughout the United States.

        The Company commenced operations effective with the completion of its initial public offering on March 16, 1994. As of December 31, 2008, the Company was the sole general partner of and held an 87% ownership interest in The Macerich Partnership, L.P. (the "Operating Partnership"). The interests in the Operating Partnership are known as OP Units. OP Units not held by the Company are redeemable, at the election of the holder, on a one-for-one basis for the Company's stock or cash at the Company's option.

        The Company was organized to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. The 13% limited partnership interest of the Operating Partnership not owned by the Company is reflected in these consolidated financial statements as noncontrolling interests in permanent equity.

        The property management, leasing and redevelopment of the Company's portfolio is provided by the Company's management companies, Macerich Property Management Company, LLC ("MPMC, LLC"), a single member Delaware limited liability company, Macerich Management Company ("MMC"), a California corporation, Westcor Partners, L.L.C., a single member Arizona limited liability company, Macerich Westcor Management LLC, a single member Delaware limited liability company, Westcor Partners of Colorado, LLC, a Colorado limited liability company, MACW Mall Management, Inc., a New York corporation, and MACW Property Management, LLC, a single member New York limited liability company. These last two management companies are collectively referred to herein as the "Wilmorite Management Companies." The three Westcor management companies are collectively referred to herein as the "Westcor Management Companies." All seven of the management companies are collectively referred to herein as the "Management Companies."

2. Summary of Significant Accounting Policies:

  Basis of Presentation:

        These consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States of America. The accompanying consolidated financial statements include the accounts of the Company and the Operating Partnership. Investments in entities that are controlled by the Company or meet the definition of a variable interest entity in which an enterprise absorbs the majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity are consolidated; otherwise they are accounted for under the equity method and are reflected as "Investments in Unconsolidated Joint Ventures". All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

        The Company allocates net income to the Operating Partnership based on the weighted average ownership interest during the period. The net income of the Operating Partnership that is attributable to outside third parties is reflected in the consolidated statements of operations as noncontrolling interests. The Company adjusts the noncontrolling interests in the Operating Partnership at the end of each period to reflect its ownership interest in the Company. The Company had an 87% and 85% ownership interest in the Operating Partnership as of December 31, 2008 and 2007, respectively. The

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

2. Summary of Significant Accounting Policies: (Continued)

remaining 13% and 15% limited partnership interest as of December 31, 2008 and 2007, respectively, was owned by certain of the Company's executive officers and directors, certain of their affiliates, and other third party investors in the form of OP Units. The OP Units may be redeemed on a one-for-one basis for shares of stock or cash, at the Company's option. The redemption value for each OP Unit as of any balance sheet date is the amount equal to the average of the closing price per share of the Company's common stock, par value $.01 per share, as reported on the New York Stock Exchange for the ten trading days ending on the respective balance sheet date. Accordingly, as of December 31, 2008 and 2007, the aggregate redemption value of the then-outstanding OP Units not owned by the Company was $227,091 and $904,150, respectively.

  Cash and Cash Equivalents and Restricted Cash:

        The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents, for which cost approximates fair value. Restricted cash includes impounds of property taxes and other capital reserves required under the loan agreements.

  Tenant and Other Receivables, net:

        Included in tenant and other receivables, net is an allowance for doubtful accounts of $3,754 and $2,417 at December 31, 2008 and 2007, respectively. Also included in tenant and other receivables, net are accrued percentage rents of $6,546 and $10,067 at December 31, 2008 and 2007, respectively.

        Included in tenant and other receivables, net are the following notes receivable:

        On March 31, 2006, the Company received a note receivable that is secured by a deed of trust, bears interest at 5.5% and matures on March 31, 2031. At December 31, 2008 and 2007, the note had a balance of $9,450 and $9,661, respectively.

        On January 1, 2008, as part of the Rochester Redemption (See Note 13—Discontinued Operations), the Company received an unsecured note receivable that bears interest at 9.0% and matures on June 30, 2011. The balance on the note at December 31, 2008 was $11,763.

  Revenues:

        Minimum rental revenues are recognized on a straight-line basis over the term of the related lease. The difference between the amount of rent due in a year and the amount recorded as rental income is referred to as the "straight-line rent adjustment." Rental income was increased by $5,702, $6,894 and $4,653 due to the straight-line rent adjustment during the years ended December 31, 2008, 2007 and 2006, respectively. Percentage rents are recognized and accrued when tenants' specified sales targets have been met.

        Estimated recoveries from certain tenants for their pro rata share of real estate taxes, insurance and other shopping center operating expenses are recognized as revenues in the period the applicable expenses are incurred. Other tenants pay a fixed rate and these tenant recoveries are recognized into revenue on a straight-line basis over the term of the related leases.

        The Management Companies provide property management, leasing, corporate, development, redevelopment and acquisition services to affiliated and non-affiliated shopping centers. In consideration for these services, the Management Companies receives monthly management fees generally ranging from 1.5% to 6% of the gross monthly rental revenue of the properties managed.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

2. Summary of Significant Accounting Policies: (Continued)

  Property:

        Costs related to the development, redevelopment, construction and improvement of properties are capitalized. Interest incurred on development, redevelopment and construction projects is capitalized until construction is substantially complete.

        Maintenance and repairs expenses are charged to operations as incurred. Costs for major replacements and betterments, which includes HVAC equipment, roofs, parking lots, etc., are capitalized and depreciated over their estimated useful lives. Gains and losses are recognized upon disposal or retirement of the related assets and are reflected in earnings.

        Property is recorded at cost and is depreciated using a straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements	5-40 years
Tenant improvements	5-7 years
Equipment and furnishings	5-7 years

  Acquisitions:

        The Company accounts for all acquisitions in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." The Company first determines the value of the land and buildings utilizing an "as if vacant" methodology. The Company then assigns a fair value to any debt assumed at acquisition. The balance of the purchase price is allocated to tenant improvements and identifiable intangible assets or liabilities. Tenant improvements represent the tangible assets associated with the existing leases valued on a fair market value basis at the acquisition date prorated over the remaining lease terms. The tenant improvements are classified as an asset under real estate investments and are depreciated over the remaining lease terms. Identifiable intangible assets and liabilities relate to the value of in-place operating leases which come in three forms: (i) leasing commissions and legal costs, which represent the value associated with "cost avoidance" of acquiring in-place leases, such as lease commissions paid under terms generally experienced in the Company's markets; (ii) value of in-place leases, which represents the estimated loss of revenue and of costs incurred for the period required to lease the "assumed vacant" property to the occupancy level when purchased; and (iii) above or below market value of in-place leases, which represents the difference between the contractual rents and market rents at the time of the acquisition, discounted for tenant credit risks. Leasing commissions and legal costs are recorded in deferred charges and other assets and are amortized over the remaining lease terms. The value of in-place leases are recorded in deferred charges and other assets and amortized over the remaining lease terms plus an estimate of renewal of the acquired leases. Above or below market leases are classified in deferred charges and other assets or in other accrued liabilities, depending on whether the contractual terms are above or below market, and the asset or liability is amortized to rental revenue over the remaining terms of the leases.

        When the Company acquires real estate properties, the Company allocates the purchase price to the components of these acquisitions using relative fair values computed using its estimates and assumptions. These estimates and assumptions impact the amount of costs allocated between various components as well as the amount of costs assigned to individual properties in multiple property acquisitions. These allocations also impact depreciation expense and gains or losses recorded on future sales of properties.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

2. Summary of Significant Accounting Policies: (Continued)

  Marketable Securities:

        The Company accounts for its investments in marketable securities as held-to-maturity debt securities under the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as the Company has the intent and the ability to hold these securities until maturity. Accordingly, investments in marketable securities are carried at their amortized cost. The discount on marketable securities is amortized into interest income on a straight-line basis over the term of the notes, which approximates the effective interest method.

  Deferred Charges:

        Costs relating to obtaining tenant leases are deferred and amortized over the initial term of the agreement using the straight-line method. Costs relating to financing of shopping center properties are deferred and amortized over the life of the related loan using the straight-line method, which approximates the effective interest method. In-place lease values are amortized over the remaining lease term plus an estimate of renewal. Leasing commissions and legal costs are amortized on a straight-line basis over the individual lease years.

        The range of the terms of the agreements is as follows:

Deferred lease costs	1-15 years
Deferred financing costs	1-15 years
In-place lease values	Remaining lease term plus an estimate for renewal
Leasing commissions and legal costs	5-10 years

  Accounting for the Impairment or Disposal of Long-Lived Assets:

        The Company assesses whether there has been impairment in the value of its long-lived assets by considering expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors. Such factors include the tenants' ability to perform their duties and pay rent under the terms of the leases. The determination of recoverability is made based upon the estimated undiscounted future net cash flows, excluding interest expense. The amount of impairment loss, if any, is determined by comparing the fair value, as determined by a discounted cash flows analysis, with the carrying value of the related assets. Long-lived assets classified as held for sale are measured at the lower of the carrying amount or fair value less cost to sell. In addition, the Company evaluates impairment for its joint venture investments using a discounted cash flow analysis in accordance with Accounting Principles Board Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock."

  Fair Value of Financial Instruments:

        On January 1, 2008, the Company adopted SFAS No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The fair value hierarchy distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity and the reporting entity's own assumptions about market participant assumptions.

        Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

2. Summary of Significant Accounting Policies: (Continued)

Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity's own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

        The Company calculates the fair value of financial instruments and includes this additional information in the notes to consolidated financial statements when the fair value is different than the carrying value of those financial instruments. When the fair value reasonably approximates the carrying value, no additional disclosure is made.

  Concentration of Risk:

        The Company maintains its cash accounts in a number of commercial banks. Accounts at these banks are guaranteed by the Federal Deposit Insurance Corporation ("FDIC") up to $250. At various times during the year, the Company had deposits in excess of the FDIC insurance limit.

        No Center or tenant generated more than 10% of total revenues during 2008, 2007 or 2006.

        Gap, Inc. represented 2.4%, Mervyn's represented 3.3% and Limited Brands, Inc. represented 3.5% of the minimum rents for the years ended December 31, 2008, 2007 and 2006, respectively. No other retailer represented more than 2.3%, 2.7% and 2.9% of the minimum rents during the years ended December 31, 2008, 2007 and 2006, respectively.

  Management Estimates:

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Recent Accounting Pronouncements:

        Financial Accounting Standards Board ("FASB") issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments—An Amendment of FASB Statements No. 133 and 140." This statement amended SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. This statement also established a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. The adoption of SFAS No. 155 on January 1, 2007 did not have a material impact on the Company's consolidated results of operations or financial condition.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

2. Summary of Significant Accounting Policies: (Continued)

        In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109" ("FIN 48"). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition of previously recognized income tax benefits, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company adopted FIN 48 on January 1, 2007. See Note 19—Income Taxes for the impact of the adoption of FIN 48 on the Company's results of operations and financial condition.

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued Staff Position ("FSP") SFAS 157-1, "Application of SFAS No. 157 to SFAS No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13" FSP SFAS No. 157-1 and FSP SFAS 157-2, "Effective Date of SFAS No. 157". FSP No. 157-1 amends SFAS No. 157 to exclude from the scope of SFAS 157 certain leasing transactions accounted for under Statement of Financial Accounting Standards No. 13, "Accounting for Leases." The adoption of FSP SFAS 157-1, effective January 1, 2008, did not have a material impact on the Company's consolidated financial statements. FSP SFAS 157-2 amends SFAS No. 157 to defer the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities except those that are recognized or disclosed at fair value in the financial statements on a recurring basis to fiscal years beginning after November 15, 2008. The Company adopted FSP SFAS 157-2 effective January 1, 2008. In addition, in October 2008, the FASB issued FASB Staff Position SFAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active". FSP SFAS 157-3 clarifies the application of SFAS 157 to financial instruments in an inactive market. FSP SFAS 157-3 did not have a material impact on the Company's consolidated financial statements.

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB No. 115." SFAS No. 159 permits, at the option of the reporting entity, measurement of certain assets and liabilities at fair value. The Company adopted SFAS No. 159 on January 1, 2008. The adoption of SFAS No. 159 did not have a material effect on the Company's results of operations or financial condition as the Company did not elect to apply the fair value option to eligible financial instruments on that date.

        In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations." SFAS No. 141(R) requires an acquiring entity to recognize acquired assets and assumed liabilities in a transaction at fair value as of the acquisition date and changes the accounting treatment for certain items, including acquisition costs, which will be required to be expensed as incurred. The adoption of SFAS No. 141(R) on January 1, 2009 did not have a material impact on the Company's consolidated financial statements.

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51." SFAS No. 160 requires that noncontrolling interests be presented as a component of consolidated equity and eliminates "minority interest accounting" such that the amount of net income attributable to the noncontrolling interests will be

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

2. Summary of Significant Accounting Policies: (Continued)

presented as part of consolidated net income on the consolidated statements of operations. The Company adopted SFAS No. 160 on January 1, 2009.

        In March 2008, FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133." SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives and quantitative disclosures about the fair value of and gains and losses on derivative instruments. The Company adopted SFAS No. 161 on January 1, 2009.

        In May 2008, the FASB issued FSP APB No. 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)" ("FSP APB No. 14-1"). This new standard requires the initial proceeds from convertible debt that may be settled in cash to be bifurcated between a liability component and an equity component. The objective of the guidance is to require the liability and equity components of convertible debt to be separately accounted for in a manner such that the interest expense recorded on the convertible debt would not equal the contractual rate of interest on the convertible debt, but instead would be recorded at a rate that would reflect the issuer's conventional non-convertible debt borrowing rate at the date of issuance. This is accomplished through the creation of a discount on the debt that would be accreted using the effective interest method as additional non-cash interest expense over the period the debt is expected to remain outstanding. The Company adopted FSP APB No. 14-1 on January 1, 2009.

        In June 2008, the FASB issued FSP EITF No. 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities." The adoption of FSP EITF No. 03-6-1 on January 1, 2009 did not have a material impact on the Company's consolidated financial statements.

        In June 2008, the FASB ratified EITF No. 07-5, "Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock." Paragraph 11(a) of SFAS No. 133, Accounting for Derivatives and Hedging Activities, specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company's own stock and (b) classified in stockholders' equity in the statement of financial position would not be considered a derivative financial instrument. EITF No. 07-5 provided a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer's own stock and thus able to qualify for the SFAS No. 133 paragraph 11(a) scope exception. The adoption of EITF No. 07-5 on January 1, 2009 did not have an impact on the Company's consolidated financial statements.

        See Note 25—Cumulative Effect of Adoption of Accounting Principles for a summary of the impact of the retrospective adoptions of FSP APB No. 14-1, SFAS No. 160 and FSP EITF No. 03-6-1 on the Company's consolidated financial statements.

3. Earnings per Share ("EPS"):

        The Company computes basic earnings per common share by (i) dividing net income available to common stockholders less an allocation to participating securities pursuant to the two-class method by (ii) the weighted average number of common vested shares outstanding. The computation of diluted earnings per share includes the dilutive effect of share and unit-based compensation plans and convertible senior notes calculated using the treasury stock method and the dilutive effect of all other dilutive securities calculated using the "if converted" method. The OP Units and the common units of

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

3. Earnings per Share ("EPS"): (Continued)

MACWH, LP, a Delaware limited partnership and subsidiary of the Company ("MACWH, LP"), not held by the Company have been included in the diluted EPS calculation since they may be redeemed on a one-for-one basis for stock or cash, at the Company's option.

        The following table reconciles the basic and diluted earnings per share calculation for the years ended December 31:

	2008	2007	2006
Numerator
Income from continuing operations	$92,863	$86,413	$72,381
Income from discontinued operations	102,152	19,649	268,178
Income attributable to noncontrolling interests	(28,966)	(29,827)	(96,010)

Net income attributable to the Company	166,049	76,235	244,549
Preferred dividends	(4,124)	(10,058)	(10,083)
Adjustment to redemption value of redeemable noncontrolling interests	—	(2,046)	(17,062)
Allocation of earnings to participating securities	(906)	(987)	(1,306)

Numerator for basic earnings per share—net income available common stockholders	161,019	63,144	216,098
Effect of assumed conversions:
Partnership units	27,230	11,238	40,827
Convertible preferred stock	—	—	10,083

Numerator for diluted earnings per share—net income available common stockholders	$188,249	$74,382	$267,008

Denominator
Denominator for basic earnings per share—weighted average
number of common vested shares outstanding	74,319	71,768	70,826
Effect of dilutive securities:(1)
Partnership units	12,475	12,699	13,312
Share and unit-based plans	—	293	293
Convertible preferred stock(2)	—	—	3,627

Denominator for diluted earnings per share—weighted average number of common vested shares outstanding	86,794	84,760	88,058

Earnings per common share—basic:
Income from continuing operations	$0.99	$0.86	$0.70
Discontinued operations	1.18	0.02	2.35

Net income available to common stockholders	$2.17	$0.88	$3.05

Earnings per common share—diluted:
Income from continuing operations	$0.99	$0.86	$0.78
Discontinued operations	1.18	0.02	2.25

Net income available to common stockholders	$2.17	$0.88	$3.03

(1)
The Senior Notes (See Note 10—Bank and Other Notes Payable) are excluded from diluted EPS for 2008 and 2007 as their effect would be antidilutive to net income available to common stockholders.

(2)
The convertible preferred stock (See Note 22—Cumulative Convertible Redeemable Preferred Stock) was convertible on a one-for-one basis for common stock. The convertible preferred stock was dilutive to net income in 2006 and antidilutive to net income for 2008 and 2007. The amount of preferred stock excluded from diluted EPS was 1,447,131 and 3,512,131 shares for the years ended December 31, 2008 and 2007, respectively.

        The noncontrolling interests of the Operating Partnership as reflected in the Company's consolidated statements of operations has been allocated for EPS calculations as follows for the years ended December 31:

	2008	2007	2006
Income (loss) before discontinued operations	$12,520	$8,308	$(1,572)
Discontinued operations:
Gain (loss) on sale of assets	14,477	(354)	38,231
Income from discontinued operations	233	3,284	4,168

Total noncontrolling interests in the Operating Partnership	$27,230	$11,238	$40,827

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

4. Investments in Unconsolidated Joint Ventures:

        The following are the Company's investments in various joint ventures or properties jointly owned with third parties. The Operating Partnership's interest in each joint venture as of December 31, 2008 is as follows:

Joint Venture	Operating Partnership's Ownership %(1)
Biltmore Shopping Center Partners LLC	50.0%
Camelback Colonnade SPE LLC	75.0%
Chandler Festival SPE LLC	50.0%
Chandler Gateway SPE LLC	50.0%
Chandler Village Center, LLC	50.0%
Coolidge Holding LLC	37.5%
Corte Madera Village, LLC	50.1%
Desert Sky Mall—Tenants in Common	50.0%
East Mesa Land, L.L.C.	50.0%
East Mesa Mall, L.L.C.—Superstition Springs Center	33.3%
Jaren Associates #4	12.5%
Kierland Tower Lofts, LLC	15.0%
Macerich Northwestern Associates	50.0%
Macerich SanTan Phase 2 SPE LLC—SanTan Village Power Center	34.9%
MetroRising AMS Holding LLC	15.0%
New River Associates—Arrowhead Towne Center	33.3%
North Bridge Chicago LLC	50.0%
NorthPark Land Partners, LP	50.0%
NorthPark Partners, LP	50.0%
One Scottsdale Investors LLC	50.0%
Pacific Premier Retail Trust	51.0%
PHXAZ/Kierland Commons, L.L.C.	24.5%
Propcor Associates	25.0%
Propcor II Associates, LLC—Boulevard Shops	50.0%
Scottsdale Fashion Square Partnership	50.0%
SDG Macerich Properties, L.P.	50.0%
The Market at Estrella Falls LLC	35.1%
Tysons Corner Holdings LLC	50.0%
Tysons Corner LLC	50.0%
Tysons Corner Property Holdings II LLC	50.0%
Tysons Corner Property Holdings LLC	50.0%
Tysons Corner Property LLC	50.0%
WM Inland, L.L.C.	50.0%
West Acres Development, LLP	19.0%
Westcor/Gilbert, L.L.C.	50.0%
Westcor/Goodyear, L.L.C.	50.0%
Westcor/Queen Creek Commercial LLC	37.8%
Westcor/Queen Creek LLC	37.7%
Westcor/Queen Creek Medical LLC	37.7%
Westcor/Queen Creek Residential LLC	37.6%
Westcor/Surprise Auto Park LLC	33.3%
Westpen Associates	50.0%
WM Ridgmar, L.P.	50.0%
Wilshire Building—Tenants in Common	30.0%

    (1)
    The Operating Partnership's ownership interest in this table reflects its legal ownership interest but may not reflect its economic interest since each joint venture has various agreements regarding cash flow, profits and losses, allocations, capital requirements and other matters.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

4. Investments in Unconsolidated Joint Ventures: (Continued)

        The Company generally accounts for its investments in joint ventures using the equity method unless the Company has a controlling interest in the joint venture or is the primary beneficiary in a variable interest entity. Although the Company has a greater than 50% interest in Pacific Premier Retail Trust, Camelback Colonnade SPE LLC and Corte Madera Village, LLC, the Company shares management control with the partners in these joint ventures and therefore, accounts for these joint ventures using the equity method of accounting.

        The Company has acquired the following investments in unconsolidated joint ventures during the years ended December 31, 2008, 2007 and 2006:

        On September 5, 2007, the Company purchased the remaining 50% outside ownership interest in Hilton Village, a 96,985 square foot specialty center in Scottsdale, Arizona. The total purchase price of $13,500 was funded by cash, borrowings under the Company's line of credit and the assumption of a mortgage note payable. The Center was previously accounted for under the equity method as an investment in unconsolidated joint ventures.

        On October 25, 2007, the Company purchased a 30% tenants-in-common interest in the Wilshire Building, a 40,000 square foot strip center in Santa Monica, California. The total purchase price of $27,000 was funded by cash, borrowings under the Company's line of credit and the assumption of an $6,650 mortgage note payable. The results of the Wilshire Building are included below for the period subsequent to its date of acquisition.

        On January 10, 2008, the Company, in a 50/50 joint venture, acquired The Shops at North Bridge, a 680,933 square foot urban shopping center in Chicago, Illinois, for a total purchase price of $515,000. The Company's share of the purchase price was funded by the assumption of a pro rata share of the $205,000 fixed rate mortgage on the Center and by borrowings under the Company's line of credit. The results of The Shops at North Bridge are included below for the period subsequent to its date of acquisition.

        On June 11, 2008, the Company became a 50% owner in a joint venture that acquired One Scottsdale, which plans to develop a luxury retail and mixed-use property in Scottsdale, Arizona. The Company's share of the purchase price was $52,500, which was funded by borrowings under the Company's line of credit. The results of One Scottsdale are included below for the period subsequent to its date of acquisition.

        On December 19, 2008, the Company sold a fee and/or ground leasehold interest in three freestanding Mervyn's department stores to Pacific Premier Retail Trust, one of the Company's joint ventures, for $43,405, resulting in a gain on sale of assets of $1,511. The Company's pro rata share of the proceeds were used to pay down the Company's line of credit. See Mervyn's in Note 13—Discontinued Operations.

        Combined and condensed balance sheets and statements of operations are presented below for all unconsolidated joint ventures.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

4. Investments in Unconsolidated Joint Ventures: (Continued)

Combined and Condensed Balance Sheets of Unconsolidated Joint Ventures as of December 31:

	2008	2007
Assets(1):
Properties, net	$4,706,823	$4,005,389
Other assets	531,976	439,464

Total assets	$5,238,799	$4,444,853

Liabilities and partners' capital(1):
Mortgage notes payable(2)	$4,244,270	$3,865,593
Other liabilities	215,975	160,115
The Company's capital	434,504	260,112
Outside partners' capital	344,050	159,033

Total liabilities and partners' capital	$5,238,799	$4,444,853

Investments in Unconsolidated Joint Ventures:

The Company's capital	$434,504	$260,112
Basis adjustment(3)	579,426	525,531

Investments in unconsolidated joint ventures	$1,013,930	$785,643

Asset—Investments in unconsolidated joint ventures	$1,094,845	$785,643
Liability—Investments in unconsolidated joint ventures	(80,915)	—

	$1,013,930	$785,643

    (1)
    These amounts include the assets and liabilities of the following joint ventures as of December 31, 2008 and 2007:

	SDG Macerich Properties, L.P.	Pacific Premier Retail Trust	Tysons Corner LLC
As of December 31, 2008:
Total Assets	$882,117	$1,148,831	$328,064
Total Liabilities	$823,550	$976,506	$333,307
As of December 31, 2007:
Total Assets	$904,186	$1,026,973	$333,966
Total Liabilities	$826,291	$842,816	$340,785
    (2)
    Certain joint ventures have debt that could become recourse debt to the Company should the joint venture be unable to discharge the obligations of the related debt. As of December 31, 2008 and 2007, a total of $16,898 and $8,655 could become recourse debt to the Company, respectively.

    (3)
    This represents the difference between the cost of an investment and the book value of the underlying equity of the joint venture. The Company is amortizing this difference into income on a straight-line basis, consistent with the lives of the underlying assets (See Note 2—Summary of Significant Accounting Policies). The amortization of this difference was $8,818, $7,085 and $6,685 for the years ended December 31, 2008, 2007 and 2006, respectively.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

4. Investments in Unconsolidated Joint Ventures: (Continued)

Combined and Condensed Statements of Operations of Unconsolidated Joint Ventures:

	SDG Macerich Properties, L.P.	Pacific Premier Retail Trust	Tysons Corner LLC	Other Joint Ventures	Total
Year Ended December 31, 2008
Revenues:
Minimum rents	$96,413	$130,780	$60,318	$281,577	$569,088
Percentage rents	4,877	5,177	2,246	18,606	30,906
Tenant recoveries	52,736	50,690	36,818	135,142	275,386
Other	3,656	4,706	2,168	42,564	53,094

Total revenues	157,682	191,353	101,550	477,889	928,474

Expenses:
Shopping center and operating expenses	63,982	54,092	30,714	167,918	316,706
Interest expense	46,778	45,995	16,385	118,680	227,838
Depreciation and amortization	31,129	32,627	17,875	101,817	183,448

Total operating expenses	141,889	132,714	64,974	388,415	727,992

Gain on sale or write-down of assets	606	—	—	17,380	17,986

Net income	$16,399	$58,639	$36,576	$106,854	$218,468

Company's equity in net income	$8,200	$29,471	$18,288	$37,872	$93,831

Year Ended December 31, 2007
Revenues:
Minimum rents	$97,626	$125,558	$64,182	$238,350	$525,716
Percentage rents	5,614	7,409	2,170	19,907	35,100
Tenant recoveries	52,786	50,435	31,237	116,692	251,150
Other	2,955	4,237	2,115	22,871	32,178

Total revenues	158,981	187,639	99,704	397,820	844,144

Expenses:
Shopping center and operating expenses	63,985	52,766	25,883	135,123	277,757
Interest expense	46,598	49,524	16,682	108,006	220,810
Depreciation and amortization	29,730	30,970	20,547	88,374	169,621

Total operating expenses	140,313	133,260	63,112	331,503	668,188

(Loss) gain on sale of assets	(4,020)	—	—	6,959	2,939

Net income	$14,648	$54,379	$36,592	$73,276	$178,895

Company's equity in net income	$7,324	$27,868	$18,296	$27,970	$81,458

Year Ended December 31, 2006
Revenues:
Minimum rents	$97,843	$124,103	$59,580	$225,000	$506,526
Percentage rents	4,855	7,611	2,107	21,850	36,423
Tenant recoveries	51,480	48,739	28,513	107,288	236,020
Other	3,437	4,166	2,051	22,876	32,530

Total revenues	157,615	184,619	92,251	377,014	811,499

Expenses:
Shopping center and operating expenses	62,770	51,441	25,557	128,498	268,266
Interest expense	44,393	50,981	16,995	90,064	202,433
Depreciation and amortization	28,058	29,554	20,478	78,071	156,161

Total operating expenses	135,221	131,976	63,030	296,633	626,860

Gain on sale of assets	—	—	—	1,742	1,742

Net income	$22,394	$52,643	$29,221	$82,123	$186,381

Company's equity in net income	$11,197	$26,802	$14,610	$33,444	$86,053

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

4. Investments in Unconsolidated Joint Ventures: (Continued)

        Significant accounting policies used by the unconsolidated joint ventures are similar to those used by the Company. Included in mortgage notes payable are amounts due to affiliates of Northwestern Mutual Life ("NML") of $211,098 and $125,984 as of December 31, 2008 and 2007, respectively. NML is considered a related party because they are a joint venture partner with the Company in Macerich Northwestern Associates. Interest expense incurred on these borrowings amounted to $10,432, $8,678 and $9,082 for the years ended December 31, 2008, 2007 and 2006, respectively.

5. Derivative Instruments and Hedging Activities:

        The Company recognizes all derivatives in the consolidated financial statements and measures the derivatives at fair value. The Company uses derivative financial instruments in the normal course of business to manage or reduce its exposure to adverse fluctuations in interest rates. The Company designs its hedges to be effective in reducing the risk exposure that they are designated to hedge. Any instrument that meets the cash flow hedging criteria in SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," is formally designated as a cash flow hedge at the inception of the derivative contract. On an ongoing quarterly basis, the Company adjusts its balance sheet to reflect the current fair value of its derivatives. To the extent they are effective, changes in fair value of derivatives are recorded in comprehensive income. Ineffective portions, if any, are included in net income. No ineffectiveness was recorded in net income during the years ended December 31, 2008, 2007 or 2006. If any derivative instrument used for risk management does not meet the hedging criteria, it is marked-to-market each period in the consolidated statements of operations. As of December 31, 2008, four of the Company's derivative instruments were not designated as cash flow hedges. Changes in the market value of these derivative instruments are recorded in the consolidated statements of operations.

        As of December 31, 2008 and 2007, the Company had $0 and $286, respectively, reflected in other comprehensive income related to treasury rate locks settled in prior years. The Company reclassified $285, $967 and $1,510 for the years ended December 31, 2008, 2007 and 2006, respectively, related to treasury rate lock transactions settled in prior years from accumulated other comprehensive income to earnings.

        Interest rate swap and cap agreements are purchased by the Company from third parties to manage the risk of interest rate changes on some of the Company's floating rate debt. Payments received as a result of these agreements are recorded as a reduction of interest expense. The fair value of the instrument is included in deferred charges and other assets if the fair value is an asset or in other accrued liabilities if the fair value is a deficit. The Company recorded other comprehensive (loss) income of ($29,202), ($27,815) and $743 related to the marking-to-market of interest rate swap and cap agreements for the years ended December 31, 2008, 2007 and 2006, respectively. The amount expected to be reclassified to interest expense in the next 12 months is immaterial.

        The fair values of interest rate swap and cap agreements are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates fell below or rose above the strike rate of the interest rate swap and cap agreements. The variable interest rates used in the calculation of projected receipts on the interest rate swap and cap agreements are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. To comply with the provisions of SFAS No. 157, the Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

5. Derivative Instruments and Hedging Activities: (Continued)

the respective counterparty's nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.

        Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of December 31, 2008, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

        The following table presents the Company's assets and liabilities measured at fair value on a recurring basis as of December 31, 2008:

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2008
Assets
Derivative Instruments	$—	$2	$—	$2
Liabilities
Derivative Instruments	$—	$56,434	$—	$56,434

6. Property:

        Property at December 31, 2008 and 2007 consists of the following:

	2008	2007
Land	$1,135,013	$1,146,096
Building improvements	5,190,049	5,121,442
Tenant improvements	327,877	285,395
Equipment and furnishings	101,991	83,199
Construction in progress	600,773	442,670

	7,355,703	7,078,802
Less accumulated depreciation	(984,384)	(891,329)

	$6,371,319	$6,187,473

        The above schedule also includes the properties purchased in connection with the acquisition of Valley River Center, Federated stores, Deptford Mall, Hilton Village and Mervyn's and Boscov's freestanding stores (See Note 12—Acquisitions).

        Depreciation expense for the years ended December 31, 2008, 2007 and 2006 was $192,511, $162,798 and $141,841, respectively.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

6. Property: (Continued)

        The Company recognized a (loss) gain on the sale or write-down of property of ($33,206), $3,365 and ($600) during the years ended December 31, 2008, 2007 and 2006, respectively. In addition, the Company recognized a gain on the sale of land of $1,387, $8,781 and $516 during the years ended December 31, 2008, 2007 and 2006, respectively.

        The loss on the sale or write-down of property of $33,206 for the year ended December 31, 2008 consists of the following:

        In September 2008, the Company changed its plans to sell the 29 Mervyn's stores located at shopping centers not owned or managed by the Company and therefore the results of these stores have been reclassified in the Company's consolidated statements of operations to continuing operations for all periods presented (See Note 13—Discontinued Operations). The Company's decision was based on current conditions in the credit market and an expectation that a better return could be obtained by holding and operating the assets. As a result of this change, the Company was required to revalue the assets related to the stores at the lower of their i) carrying amount before the assets were classified as held for sale, adjusted for depreciation that would have otherwise been recognized had the assets been continuously classified as held and used, or ii) the fair value of the assets at the date subsequent to the decision not to sell. Accordingly, the Company recorded a loss of $5,347 in (loss) gain on sale or write-down of assets.

        In December 2008, the Company wrote off $8,613 of development costs on development projects the Company has determined it will not pursue. In addition, the Company recorded a $19,237 impairment charge to reduce the carrying value of land held for development.

7. Marketable Securities:

        Marketable Securities at December 31, 2008 and 2007 consists of the following:

	2008	2007
Government debt securities, at par value	$29,108	$30,544
Less discount	(1,165)	(1,501)

	27,943	29,043
Unrealized gain	4,347	2,183

Fair value	$32,290	$31,226

        Future contractual maturities of marketable securities at December 31, 2008 are as follows:

1 year or less	$1,283
2 to 5 years	4,056
6 to 10 years	23,769

$29,108

        The proceeds from maturities and interest receipts from the marketable securities are restricted to the service of the $27,038 note on which the Company remains obligated following the sale of Greeley Mall in July 2006 (See Note 10—Bank and Other Notes Payable).

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

8. Deferred Charges And Other Assets, net:

        Deferred charges and other assets, net at December 31, 2008 and 2007 consist of the following:

	2008	2007
Leasing	$139,374	$139,343
Financing	54,256	47,406
Intangible assets resulting from SFAS No. 141 allocations(1):
In-place lease values	175,428	201,863
Leasing commissions and legal costs	57,832	35,728

	426,890	424,340
Less accumulated amortization(2)	(181,579)	(175,353)

	245,311	248,987
Other assets, net	94,351	137,815

	$339,662	$386,802

    (1)
    The estimated amortization of these intangibles for the next five years and thereafter is as follows:

Year ending December 31,
2009	$16,692
2010	14,259
2011	12,049
2012	10,368
2013	9,085
Thereafter	66,207

$128,660

    (2)
    Accumulated amortization includes $104,600 and $101,951 relating to intangibles resulting from SFAS No. 141 allocations at December 31, 2008 and 2007, respectively. Amortization expense for SFAS No. 141 allocations was $65,119, $35,087 and $42,156 for the years ended December 31, 2008, 2007 and 2006, respectively.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

8. Deferred Charges And Other Assets, net: (Continued)

        The allocated values of above market leases included in deferred charges and other assets, net and below market leases included in other accrued liabilities, related to SFAS No. 141, at December 31, 2008 and 2007 consist of the following:

	2008	2007
Above Market Leases
Original allocated value	$71,808	$65,752
Less accumulated amortization	(49,014)	(38,530)

	$22,794	$27,222

Below Market Leases
Original allocated value	$185,976	$156,667
Less accumulated amortization	(108,197)	(93,090)

	$77,779	$63,577

        The allocated values of above and below market leases will be amortized into minimum rents on a straight-line basis over the individual remaining lease terms. The estimated amortization of these values for the next five years and subsequent years is as follows:

Year ending December 31,	Above Market	Below Market
2009	$4,670	$12,469
2010	3,578	10,981
2011	2,660	8,779
2012	1,601	7,172
2013	1,369	5,759
Thereafter	8,916	32,619

	$22,794	$77,779

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

9. Mortgage Notes Payable:

        Mortgage notes payable at December 31, 2008 and 2007 consist of the following:

	Carrying Amount of Mortgage Notes(a)
	2008		2007
					Interest Rate	Monthly Payment (b)	Maturity Date
Property Pledged as Collateral	Other	Related Party	Other	Related Party
Capitola Mall	$—	$37,497	$—	$39,310	7.13%	$380	2011
Cactus Power Center(c)	654	—	—	—	3.23%	2	2011
Carmel Plaza	25,805	—	26,253	—	8.18%	202	2009
Chandler Fashion Center	166,500		169,789	—	5.50%	435	2012
Chesterfield Towne Center(d)	54,111	—	55,702	—	9.07%	548	2024
Danbury Fair Mall	169,889	—	176,457	—	4.64%	1,225	2011
Deptford Mall	172,500	—	172,500	—	5.41%	778	2013
Deptford Mall(e)	15,642	—	—	—	6.46%	101	2016
Eastview Commons(f)	—	—	8,814	—	—	—	—
Eastview Mall(f)	—	—	101,007	—	—	—	—
Fiesta Mall	84,000	—	84,000	—	4.98%	341	2015
Flagstaff Mall	37,000	—	37,000	—	5.03%	153	2015
FlatIron Crossing	184,248	—	187,736	—	5.26%	1,102	2013
Freehold Raceway Mall	171,726	—	177,686	—	4.68%	1,184	2011
Fresno Fashion Fair(g)	84,706	84,705	63,590	—	6.76%	1,104	2015
Great Northern Mall	39,591	—	40,285	—	5.11%	234	2013
Greece Ridge Center(f)	—	—	72,000	—	—	—	—
Hilton Village	8,547	—	8,530	—	5.27%	37	2012
La Cumbre Plaza(h)	30,000	—	30,000	—	2.58%	52	2009
Marketplace Mall(f)	—	—	39,345	—	—	—	—
Northridge Mall	79,657	—	81,121	—	4.94%	453	2009
Oaks, The(i)	165,000	—	—	—	3.48%	438	2011
Oaks, The(j)	65,525	—	—	—	4.24%	193	2011
Pacific View	87,382	—	88,857		7.20%	602	2011
Panorama Mall(k)	50,000	—	50,000	—	1.62%	59	2010
Paradise Valley Mall	20,259	—	21,231	—	5.89%	183	2009
Pittsford Plaza(f)	—	—	24,596	—	—	—	—
Pittsford Plaza(f)	—	—	9,148	—	—	—	—
Prescott Gateway	60,000	—	60,000	—	5.86%	289	2011
Promenade at Casa Grande(l)	97,209	—	79,964	—	3.35%	267	2009
Queens Center(m)	88,913	—	90,519	—	7.11%	633	2009
Queens Center	106,657	106,657	108,539	108,538	7.00%	1,591	2013
Rimrock Mall	42,155	—	42,828	—	7.56%	320	2011
Salisbury, Center at	115,000	—	115,000	—	5.83%	555	2016
Santa Monica Place	77,888	—	79,014	—	7.79%	606	2010
SanTan Village Regional Center(n)	126,573	—	—	—	3.91%	363	2011
Shoppingtown Mall	43,040	—	44,645	—	5.01%	319	2011
South Plains Mall	57,721	—	58,732	—	8.29%	454	2029
South Towne Center(o)	89,915	—	64,000	—	6.75%	554	2015
Towne Mall	14,366	—	14,838	—	4.99%	100	2012
Tucson La Encantada	—	78,000	—	78,000	5.84%	364	2012
Twenty Ninth Street(p)	115,000	—	110,558	—	2.20%	192	2009
Valley River Center	120,000	—	120,000	—	5.60%	558	2016
Valley View Center	125,000	—	125,000	—	5.81%	596	2011
Victor Valley, Mall of(q)	100,000	—	51,211	—	3.74%	290	2011

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

9. Mortgage Notes Payable: (Continued)

	Carrying Amount of Mortgage Notes(a)
	2008		2007
					Interest Rate	Monthly Payment (b)	Maturity Date
Property Pledged as Collateral	Other	Related Party	Other	Related Party
Village Fair North(r)	—	—	10,880	—	—	—	—
Vintage Faire Mall	63,329	—	64,386	—	7.91%	508	2010
Westside Pavilion(s)	175,000	—	92,037	—	4.07%	500	2011
Wilton Mall	42,608	—	44,624	—	4.79%	349	2009

	$3,373,116	$306,859	$3,102,422	$225,848

(a)
The mortgage notes payable balances include the unamortized debt premiums (discounts). Debt premiums (discounts) represent the excess (deficiency) of the fair value of debt over (under) the principal value of debt assumed in various acquisitions and are amortized into interest expense over the remaining term of the related debt in a manner that approximates the effective interest method. The interest rate disclosed represents the effective interest rate, including the debt premium (discounts) and deferred finance cost.

        Debt premiums (discounts) as of December 31, 2008 and 2007 consist of the following:

Property Pledged as Collateral	2008	2007
Danbury Fair Mall	$9,166	$13,405
Deptford Mall	(41)	—
Eastview Commons	—	573
Eastview Mall	—	1,736
Freehold Raceway Mall	8,940	12,373
Great Northern Mall	(137)	(164)
Hilton Village	(53)	(70)
Marketplace Mall	—	1,650
Paradise Valley Mall	99	392
Pittsford Plaza	—	857
Shoppingtown Mall	2,648	3,731
Towne Mall	371	464
Victor Valley, Mall of	—	54
Village Fair North	—	49
Wilton Mall	1,263	2,729

	$22,256	$37,779

(b)
This represents the monthly payment of principal and interest.

(c)
On March 14, 2008, the Company placed a construction loan on the property that provides for total borrowings of up to $101,000 and bears interest at LIBOR plus a spread of 1.10% to 1.35% depending on certain conditions. The loan matures on March 14, 2011, with two one-year extension options. At December 31, 2008, the total interest rate was 3.23%.

(d)
In addition to monthly principal and interest payments, contingent interest, as defined in the loan agreement, may be due to the extent that 35% of the amount by which the property's gross receipts exceeds a base amount. Contingent interest expense recognized by the Company was $258, $571 and $576 for the years ended December 31, 2008, 2007 and 2006, respectively.

(e)
On May 20, 2008, concurrent with the acquisition of the fee simple interest in a free standing department store, the Company assumed the existing loan on the property (See "Boscov's" in Note 12—Acquisitions). The loan bears interest at 6.46% and matures on June 1, 2016.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

9. Mortgage Notes Payable: (Continued)

(f)
On January 1, 2008, these loans were transferred in connection with the redemption of the participating convertible preferred units of MACWH, LP (See "Rochester Redemption" in Note 13—Discontinued Operations).

(g)
On July 10, 2008, the Company replaced the existing loan on the property with a new $170,000 loan that bears interest at 6.76% and matures on August 1, 2015.

(h)
The loan bears interest at LIBOR plus 0.88%. On May 2, 2008, the Company extended the maturity to August 9, 2009. The loan is covered by an interest rate cap agreement that effectively prevents LIBOR from exceeding 7.12%. At December 31, 2008 and 2007, the total interest rate was 2.58% and 6.48%, respectively.

(i)
On July 10, 2008, the Company placed a loan on the property that bears interest at LIBOR plus 1.75% and matures on July 10, 2011 with two one-year extension options. At December 31, 2008, the total interest rate was 3.48%. The loan is covered by an interest rate cap agreement that effectively prevents LIBOR from exceeding 6.25% over the loan term.

(j)
On July 10, 2008, the Company placed a construction loan on the property that allows for total borrowings of up to $135,000. The loan bears interest at LIBOR plus a spread of 1.75% to 2.10%, depending on certain conditions. The loan matures on July 10, 2011, with two one-year extension options. At December 31, 2008, the total interest rate was 4.24%.

(k)
The loan bears interest at LIBOR plus 0.85% and matures on February 28, 2010, with a one-year extension option. The loan is covered by an interest rate cap agreement that effectively prevents LIBOR from exceeding 6.65%. At December 31, 2008 and 2007, the total interest rate was 1.62% and 6.00%, respectively.

(l)
The construction loan allows for total borrowings of up to $110,000, and bears interest at LIBOR plus a spread of 1.20% to 1.40% depending on certain conditions. The loan matures in August 2009, with two one-year extension options. At December 31, 2008 and 2007, the total interest rate was 3.35% and 6.35%, respectively.

(m)
On February 2, 2009, the Company replaced the existing loan on the property with a new $130,000 loan that bears interest at 7.50% and matures on March 1, 2013. NML funded 50% of the loan proceeds (See Note 26—Subsequent Events).

(n)
On June 13, 2008, the Company placed a construction loan on the property that allows for total borrowings of up to $150,000. The loan bears interest at LIBOR plus a spread of 2.10% to 2.25%, depending on certain conditions. The loan matures on June 13, 2011, with two one-year extension options. At December 31, 2008, the total interest rate was 3.91%.

(o)
The previous loan was paid off in full on August 11, 2008. On October 16, 2008, the Company placed a new loan for $90,000 on the property that bears interest at 6.25% and matures on November 5, 2015.

(p)
The construction loan allows for total borrowings of up to $115,000 that bears interest at LIBOR plus 0.80% and matures on June 5, 2009. At December 31, 2008 and 2007, the total interest rate was 2.20% and 5.93%, respectively. The Company has obtained a commitment for a three year loan extension at an interest rate of LIBOR plus 3.40%.

(q)
The previous loan was paid off in full on March 1, 2008. On May 6, 2008, the Company placed a new loan for $100,000 on the property that bears interest at LIBOR plus 1.60% and matures on May 6, 2011, with two one-year extension options. At December 31, 2008, the total interest rate on the new loan was 3.74%.

(r)
This loan was paid off in full on April 16, 2008.

(s)
On June 5, 2008, the Company replaced the existing loan on the property with a new $175,000 loan that bears interest at LIBOR plus 2.00% and matures on June 5, 2011, with two one-year extension options. At

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

9. Mortgage Notes Payable: (Continued)

  December 31, 2008, the total interest rate on the new loan was 4.07%. The loan is covered by an interest rate cap agreement that effectively prevents LIBOR from exceeding 5.50% over the loan term.

        Most of the mortgage loan agreements contain a prepayment penalty provision for the early extinguishment of the debt.

        The Company expects all 2009 loan maturities will be refinanced, extended and/or paid-off from the Company's line of credit.

        Total interest expense capitalized during 2008, 2007 and 2006 was $33,281, $32,004 and $14,927, respectively.

        Related party mortgage notes payable are amounts due to affiliates of NML. See Note 11—Related Party Transactions, for interest expense associated with loans from NML.

        The fair value of mortgage notes payable at December 31, 2008 and 2007 was $3,529,762 and $3,437,032 based on current interest rates for comparable loans. The method for computing fair value at December 31, 2008 was determined using a present value model and an interest rate that included a credit value adjustment based on the estimated value of the property that serves as collateral for the underlying debt.

        The future maturities of mortgage notes payable are as follows:

Year Ending December 31,
2009	$585,561
2010	218,076
2011	1,347,278
2012	262,456
2013	406,421
Thereafter	837,927

3,657,719
Debt premiums	22,256

$3,679,975

10. Bank and Other Notes Payable:

        Bank and other notes payable consist of the following:

  Convertible Senior Notes ("Senior Notes"):

        On March 16, 2007, the Company issued $950,000 in Senior Notes that are to mature on March 15, 2012. The Senior Notes bear interest at 3.25%, payable semiannually, are senior unsecured debt of the Company and are guaranteed by the Operating Partnership. Prior to December 14, 2011, upon the occurrence of certain specified events, the Senior Notes will be convertible at the option of holder into cash, shares of the Company's common stock or a combination of cash and shares of the Company's common stock, at the election of the Company, at an initial conversion rate of 8.9702 shares per $1 principal amount. On and after December 15, 2011, the Senior Notes will be convertible

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

10. Bank and Other Notes Payable: (Continued)

at any time prior to the second business day preceding the maturity date at the option of the holder at the initial conversion rate. The initial conversion price of approximately $111.48 per share represented a 20% premium over the closing price of the Company's common stock on March 12, 2007. The initial conversion rate is subject to adjustment under certain circumstances. Holders of the Senior Notes do not have the right to require the Company to repurchase the Senior Notes prior to maturity except in connection with the occurrence of certain fundamental change transactions.

        During the period of October 21, 2008 to December 29, 2008, the Company repurchased and retired $222,835 of the Senior Notes for $122,688 and recorded a gain on extinguishment of $84,143. The repurchase was funded by borrowings under the Company's line of credit.

        The carrying value of the Senior Notes at December 31, 2008 and December 31, 2007 was $687,654 and $882,234, respectively, which included unamortized discount of $39,510 and $67,766, respectively. The unamortized discount is amortized into interest expense over the term of the Senior Notes in a manner that approximates the effective interest method. As of December 31, 2008 and December 31, 2007, the effective interest rate was 5.41%. The fair value of the Senior Notes at December 31, 2008 and 2007 was $379,435 and $809,305, respectively based on the quoted market price on each date.

        In connection with the issuance of the Senior Notes, the Company purchased two capped calls ("Capped Calls") from affiliates of the initial purchasers of the Senior Notes. The Capped Calls effectively increased the conversion price of the Senior Notes to approximately $130.06, which represents a 40% premium to the March 12, 2007 closing price of $92.90 per common share of the Company. The Capped Calls are expected to generally reduce the potential dilution upon exchange of the Senior Notes in the event the market value per share of the Company's common stock, as measured under the terms of the relevant settlement date, is greater than the strike price of the Capped Calls. If, however, the market value per share of the Company's common stock exceeds $130.06 per common share, then the dilution mitigation under the Capped Calls will be capped, which means there would be dilution from exchange of the Senior Notes to the extent that the market value per share of the Company's common stock exceeds $130.06. The cost of the Capped Calls was approximately $59,850 and was recorded as a charge to additional paid-in capital in 2007.

  Line of Credit:

        The Company has a $1,500,000 revolving line of credit that matures on April 25, 2010 with a one-year extension option. The interest rate fluctuates from LIBOR plus 0.75% to LIBOR plus 1.10% depending on the Company's overall leverage. The Company has an interest rate swap agreement that effectively fixed the interest rate on $400,000 of the outstanding balance of the line of credit at 6.23% until April 25, 2011. As of December 31, 2008 and 2007, borrowings outstanding were $1,099,500 and $1,015,000 at an average interest rate, excluding the $400,000 swapped portion, of 3.19% and 6.19%, respectively. The fair value of the Company's line of credit at December 31, 2008 and 2007 was $1,067,631 and $1,015,000 based on a present value model using current interest rate spreads offered to the Company for comparable debt.

  Term Notes:

        On May 13, 2003, the Company issued $250,000 in unsecured notes that were to mature in May 2007 with a one-year extension option and bore interest at LIBOR plus 2.50%. These notes were repaid in full on March 16, 2007, from the proceeds of the Senior Notes offering.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

10. Bank and Other Notes Payable: (Continued)

        On April 25, 2005, the Company obtained a five-year, $450,000 term loan that bears interest at LIBOR plus 1.50% and matures on April 26, 2010. In November 2005, the Company entered into an interest rate swap agreement that effectively fixed the interest rate of the term loan at 6.30% from December 1, 2005 to April 15, 2010. As of December 31, 2008 and 2007, the note had a balance outstanding of $446,250 and $450,000, respectively, with an effective interest rate of 6.50%. The fair value of the term loan at December 31, 2008 and 2007 was $452,240 and $450,000 based on a present value model using current interest rate spreads offered to the Company for comparable debt.

        On July 27, 2006, concurrent with the sale of Greeley Mall (See Note 13—Discontinued Operations), the Company provided marketable securities to replace Greeley Mall as collateral for the mortgage note payable on the property (See Note 7—Marketable Securities). As a result of this transaction, the debt was reclassified to bank and other notes payable. This note bears interest at an effective rate of 6.34% and matures in September 2013. The fair value of the note at December 31, 2008 and 2007 was $19,074 and $29,730 based on current interest rates for comparable loans. The method for computing fair value at December 31, 2008 was determined using a present value model and an interest rate that included a credit value adjustment based on the estimated value of the property that serves as collateral for the underlying debt.

        As of December 31, 2008 and 2007, the Company was in compliance with all applicable loan covenants.

        The future maturities of bank and other notes payable are as follows:

Year Ending December 31,
2009	$8,185
2010	1,538,979
2011	776
2012	727,986
2013	24,027

2,299,953
Debt discount	(39,510)

$2,260,443

11. Related-Party Transactions:

        Certain unconsolidated joint ventures have engaged the Management Companies to manage the operations of the Centers. Under these arrangements, the Management Companies are reimbursed for compensation paid to on-site employees, leasing agents and project managers at the Centers, as well as

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

11. Related-Party Transactions: (Continued)

insurance costs and other administrative expenses. The following are fees charged to unconsolidated joint ventures for the years ended December 31:

	2008	2007	2006
Management Fees
MMC	$12,584	$10,727	$10,520
Westcor Management Companies	7,830	7,088	6,812
Wilmorite Management Companies	1,699	1,608	1,551

	$22,113	$19,423	$18,883

Development and Leasing Fees
MMC	$794	$535	$704
Westcor Management Companies	8,263	9,995	5,136
Wilmorite Management Companies	1,752	1,364	79

	$10,809	$11,894	$5,919

        Certain mortgage notes on the properties are held by NML (See Note 9—Mortgage Notes Payable). Interest expense in connection with these notes was $17,501, $13,390 and $10,860 for the years ended December 31, 2008, 2007 and 2006, respectively. Included in accounts payable and accrued expenses is interest payable to these partners of $1,609 and $1,150 at December 31, 2008 and 2007, respectively.

        As of December 31, 2008 and 2007, the Company had loans to unconsolidated joint ventures of $932 and $604, respectively. Interest income associated with these notes was $45, $46 and $734 for the years ended December 31, 2008, 2007 and 2006, respectively. These loans represent initial funds advanced to development stage projects prior to construction loan funding. Correspondingly, loan payables in the same amount have been accrued as an obligation by the various joint ventures.

        Due from affiliates of $9,124 and $5,729 at December 31, 2008 and 2007, respectively, represents unreimbursed costs and fees due from unconsolidated joint ventures under management agreements.

12. Acquisitions:

        The Company has completed the following acquisitions during the years ended December 31, 2008, 2007 and 2006:

  Valley River:

        On February 1, 2006, the Company acquired Valley River Center, a 915,656 square foot super-regional mall in Eugene, Oregon. The total purchase price was $187,500 and concurrent with the acquisition, the Company placed a $100,000 loan on the property. The balance of the purchase price was funded by cash and borrowings under the Company's line of credit. The results of Valley River Center's operations have been included in the Company's consolidated financial statements since the acquisition date.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

12. Acquisitions: (Continued)

  Federated:

        On July 26, 2006, the Company purchased 11 department stores located in 10 of its Centers from Federated Department Stores, Inc. for approximately $100,000. The Company's share of the purchase price of $81,043 was funded in part from the proceeds of sales of properties and from borrowings under the line of credit. The balance of the purchase price was paid by the Company's joint venture partners where four of the eleven stores were located.

  Deptford:

        On December 1, 2006, the Company acquired the Deptford Mall, a 1,039,911 square foot super-regional mall in Deptford, New Jersey. The total purchase price was $240,055. The purchase price was funded by cash and borrowings under the Company's line of credit. Subsequently, the Company placed a $100,000 loan on the property. The proceeds from the loan were used to pay down the Company's line of credit. The results of Deptford Mall's operations have been included in the Company's consolidated financial statements since the acquisition date.

  Hilton Village:

        On September 5, 2007, the Company purchased the remaining 50% outside ownership interest in Hilton Village, a 96,985 square foot specialty center in Scottsdale, Arizona. The total purchase price of $13,500 was funded by cash, borrowings under the Company's line of credit and the assumption of a mortgage note payable. The Center was previously accounted for under the equity method as an investment in unconsolidated joint ventures. The results of Hilton Village's operations have been included in the Company's consolidated financial statements since the acquisition date.

  Mervyn's:

        On December 17, 2007, the Company purchased a portfolio of ground leasehold and/or fee simple interests in 39 Mervyn's department stores for $400,160. The Company purchased an additional ground leasehold interest on January 31, 2008 for $13,182 and a fee simple interest on February 29, 2008 for $19,338. All of the purchased properties are located in the Southwest United States. The purchase price was funded by cash and borrowings under the Company's line of credit. Concurrent with each acquisition, the Company entered into individual agreements to lease back the properties to Mervyn's for terms of 14 to 20 years. The results of operations include these properties since the acquisition date. (See Note 13—Discontinued Operations).

  Boscov's:

        On May 20, 2008, the Company purchased fee simple interests in a 161,350 square foot Boscov's department store at Deptford Mall in Deptford, New Jersey. The total purchase price of $23,500 was funded by the assumption of the existing mortgage note on the property and by borrowings under the Company's line of credit. The results of operations have included this property since the date of acquisition.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

13. Discontinued Operations:

        The following dispositions occurred during the years ended December 31, 2008, 2007 and 2006:

        On June 9, 2006, the Company sold Scottsdale 101, a consolidated joint venture, for $117,600 resulting in a gain on sale of asset of $62,633. The Company's share of the gain was $25,802. The Company's pro rata share of the proceeds were used to pay down the Company's line of credit.

        On July 13, 2006, the Company sold Park Lane Mall for $20,000 resulting in a gain on sale of asset of $5,853.

        On July 27, 2006, the Company sold Holiday Village Mall and Greeley Mall in a combined sale for $86,800, resulting in a gain on sale of asset of $28,711. Concurrent with the sale, the Company defeased the mortgage note payable on Greeley Mall. As a result of the defeasance, the lender's secured interest in the property was replaced with a secured interest in marketable securities (See Note 7—Marketable Securities). This transaction did not meet the criteria for extinguishment of debt under SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities."

        On August 11, 2006, the Company sold Great Falls Marketplace for $27,500 resulting in a gain on sale of asset of $11,826.

        The proceeds from the sale of Park Lane, Holiday Village Mall, Greeley Mall and Great Falls Marketplace were used in part to fund the Company's pro rata share of the purchase price of the Federated stores acquisition (See Note 12—Acquisitions) and pay down the line of credit.

        On December 29, 2006, the Company sold Citadel Mall, Northwest Arkansas Mall and Crossroads Mall in a combined sale for $373,800, resulting in a gain of $132,671. The proceeds were used to pay down the Company's line of credit and pay off the mortgage note payable on Paradise Valley Mall (See Note 9—Mortgage Notes Payable).

        The carrying value of the properties sold in 2006 at December 31, 2005 was $168,475.

  Mervyn's:

        On December 17, 2007, the Company purchased a portfolio of ground leasehold and/or fee simple interests in 39 Mervyn's department stores for $400,160. The Company purchased an additional ground leasehold interest on January 31, 2008 for $13,182 and a fee simple interest on February 29, 2008 for $19,338. (See Note 12—Acquisitions). Upon closing of these acquisitions, management designated the 29 stores located at shopping centers not owned or managed by the Company in the portfolio as available for sale. The results of operations from these properties had been included in income from discontinued operations from the respective acquisition dates until September 2008. The carrying value of these properties was recorded as assets held for sale at December 31, 2007 in the amount of $250,648.

        In July 2008, Mervyn's filed for bankruptcy protection and announced in October its plans to liquidate all merchandise, auction its store leases and wind down its business. The Company has 45 Mervyn's stores in its portfolio. The Company owns the ground leasehold and/or fee simple interest in 44 of those stores and the remaining store is owned by a third party but is located at one of the Centers. In connection with the acquisition of the Mervyn's portfolio (See Note 12-Acquisitions) and

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

13. Discontinued Operations: (Continued)

applying SFAS 141, the Company recorded intangible assets of $110.7 million and intangible liabilities of $59.0 million.

        During the three months ended September 30, 2008, the Company recorded a write-down of $5,214 due to the anticipated rejection of six of the Company's leases by Mervyn's. In addition, the Company terminated its former plan to sell the 29 Mervyn's stores located at shopping centers not owned or managed by the Company. The Company's decision was based on current conditions in the credit market and the assumption that a better return could be obtained by holding and operating the assets. As a result of the change in plans to sell, the Company recorded a loss of $5,347 in (loss) gain on sale or write-down of assets in order to adjust the carrying value of these assets for depreciation expense that otherwise would have been recognized had these assets been continuously classified as held and used.

        In December 2008, Kohl's and Forever 21 assumed a total of 23 of the Mervyn's leases and the remaining 22 leases were rejected by Mervyn's under the bankruptcy laws. As a result, the Company wrote-off the unamortized intangible assets and liabilities related to the rejected and unassumed leases in December 2008. The Company wrote-off $27,655 of unamortized intangible assets related to lease in place values, leasing commissions and legal costs to depreciation and amortization. Unamortized intangible assets of $14,881 relating to above market leases and unamortized intangible liabilities of $24,523 relating to below market leases were written-off to minimum rents.

        On December 19, 2008, the Company sold a fee and/or ground leasehold interest in three freestanding Mervyn's department stores to Pacific Premier Retail Trust, one of the Company's joint ventures, for $43,405, resulting in a gain on sale of assets of $1,511. The Company's pro rata share of the proceeds were used to pay down the Company's line of credit.

  Rochester Redemption:

        On January 1, 2008, a subsidiary of the Operating Partnership, at the election of the holders, redeemed the 3,426,609 participating convertible preferred units ("PCPUs"). As a result of the redemption, the Company received the 16.32% noncontrolling interests in the portion of the Wilmorite portfolio that included Danbury Fair Mall, Freehold Raceway Mall, Great Northern Mall, Rotterdam Square, Shoppingtown Mall, Towne Mall, Tysons Corner Center and Wilton Mall, collectively referred to as the "Non-Rochester Properties," for total consideration of $224,393, in exchange for the Company's ownership interest in the portion of the Wilmorite portfolio that consisted of Eastview Commons, Eastview Mall, Greece Ridge Center, Marketplace Mall and Pittsford Plaza, collectively referred to as the "Rochester Properties," including approximately $18,000 in cash held at those properties. Included in the redemption consideration was the assumption of the remaining 16.32% interest in the indebtedness of the Non-Rochester Properties, which had an estimated fair value of $105,962. In addition, the Company also received additional consideration of $11,763, in the form of a note, for certain working capital adjustments, extraordinary capital expenditures, leasing commissions, tenant allowances, and decreases in indebtedness during the Company's period of ownership of the Rochester Properties. The Company recognized a gain of $99,082 on the exchange based on the difference between the fair value of the additional interest acquired in the Non-Rochester Properties and the carrying value of the Rochester Properties, net of minority interest. This exchange is referred to herein as the "Rochester Redemption."

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

13. Discontinued Operations: (Continued)

        The Company determined the fair value of the debt using a present value model based upon the terms of equivalent debt and upon credit spreads made available to the Company. The following table represents the debt measured at fair value on January 1, 2008:

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at January 1, 2008
Liabilities
Debt on Non-Rochester Properties	$—	$71,032	$34,930	$105,962

        The source of the Level 2 inputs involved the use of the nominal weekly average of the U.S. treasury rates. The source of Level 3 inputs was based on comparable credits spreads on the estimated value of the property that serves as the underlying collateral of the debt.

        As a result of the Rochester Redemption, the Company recorded a credit to additional paid-in capital of $202,728 due to the reversal of adjustments to noncontrolling interests for the redemption value on the Rochester Properties over the Company's historical cost. In addition, the Company recorded a step-up in the basis of approximately $218,812 in the remaining portion of the Non-Rochester Properties.

        The Company has classified the results of operations for the years ended December 31, 2008, 2007 and 2006 for all of the above dispositions as discontinued operations.

        Loss on sale of assets from discontinued operations of $2,409 in 2007 consisted of additional costs related to properties sold in 2006.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

13. Discontinued Operations: (Continued)

        The following table summarizes the revenues and income for the years ended December 31:

	2008	2007	2006
Revenues:
Scottsdale 101	$10	$56	$4,668
Park Lane Mall	—	13	1,510
Holiday Village Mall	338	175	2,900
Greeley Mall	—	(8)	4,344
Great Falls Marketplace	(21)	—	1,773
Citadel Mall	—	45	15,729
Northwest Arkansas Mall	—	29	12,918
Crossroads Mall	—	(28)	11,479
Mervyn's	4,014	181	—
Rochester Properties	—	83,096	80,037

	$4,341	$83,559	$135,358

Income from discontinued operations:
Scottsdale 101	$(3)	$14	$779
Park Lane Mall	—	(31)	44
Holiday Village Mall	338	157	1,179
Greeley Mall	—	(84)	574
Great Falls Marketplace	(33)	(2)	1,136
Citadel Mall	—	(81)	2,546
Northwest Arkansas Mall	—	16	3,429
Crossroads Mall	—	18	2,124
Mervyn's	1,317	50	—
Rochester Properties	—	21,968	14,551

	$1,619	$22,025	$26,362

14. Future Rental Revenues:

        Under existing non-cancelable operating lease agreements, tenants are committed to pay the following minimum rental payments to the Company:

Year Ending December 31,
2009	$459,798
2010	417,879
2011	376,139
2012	323,638
2013	292,542
Thereafter	1,286,554

$3,156,550

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

15. Commitments and Contingencies:

        The Company has certain properties subject to non-cancelable operating ground leases. The leases expire at various times through 2107, subject in some cases to options to extend the terms of the lease. Certain leases provide for contingent rent payments based on a percentage of base rental income, as defined in the lease. Ground rent expenses were $8,999, $4,047 and $4,235 for the years ended December 31, 2008, 2007 and 2006, respectively. No contingent rent was incurred for the years ended December 31, 2008, 2007 and 2006.

        Minimum future rental payments required under the leases are as follows:

Year Ending December 31,
2009	$7,495
2010	7,884
2011	7,961
2012	7,394
2013	7,607
Thereafter	740,131

$778,472

        As of December 31, 2008 and 2007, the Company was contingently liable for $19,699 and $6,361, respectively, in letters of credit guaranteeing performance by the Company of certain obligations relating to the Centers. The Company does not believe that these letters of credit will result in a liability to the Company. In addition, the Company has a $24,000 letter of credit that serves as collateral to a liability assumed in the acquisition of a property.

        The Company has entered into a number of construction agreements related to its redevelopment and development activities. Obligations under these agreements are contingent upon the completion of the services within the guidelines specified in the agreement. At December 31, 2008, the Company had $96,711 in outstanding obligations, which it believes will be settled in 2009.

16. Share and Unit-Based Plans:

        The Company has established share-based compensation plans for the purpose of attracting and retaining executive officers, directors and key employees. In addition, the Company has established an Employee Stock Purchase Plan ("ESPP") to allow employees to purchase the Company's common stock at a discount.

        On January 1, 2006, the Company adopted SFAS No. 123(R), "Share-Based Payment," to account for its share-based compensation plans using the modified-prospective method. Accordingly, prior period amounts have not been restated. Under SFAS No. 123(R), an equity instrument is not recorded to common stockholders' equity until the related compensation expense is recorded over the requisite service period of the award. The Company records compensation expense on a straight-line basis for awards, with the exception of the market-indexed awards granted under the Long-Term Incentive Plan ("LTIP").

        Prior to the adoption of SFAS No. 123(R), and in accordance with the previous accounting guidance, the Company recognized compensation expense and an increase to additional paid in capital

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

16. Share and Unit-Based Plans: (Continued)

for the fair value of vested stock awards and stock options. In addition, the Company recognized compensation expense and a corresponding liability for the fair value of vested stock units issued under the Eligible Directors' Deferred Compensation/Phantom Stock Plan ("Directors' Phantom Stock Plan").

        In connection with the adoption of SFAS No. 123(R), the Company determined that $6,000 included in other accrued liabilities at December 31, 2005, in connection with the Directors' Phantom Stock Plan, should be included in additional paid-in capital. Additionally, the Company reclassified $15,464 from the Unamortized Restricted Stock line item within equity to additional paid-in capital. The Company made these reclassifications during the year ended December 31, 2006.

        The following summarizes the compensation cost under the share and unit-based plans:

	2008	2007	2006
LTIP units	$6,443	$8,389	$685
Stock awards	11,577	12,231	14,190
Stock options	596	194	—
SARs	2,605	—	—
Phantom stock units	653	595	535

	$21,874	$21,409	$15,410

        The Company capitalized share and unit-based compensation costs of $10,224, $9,065 and $5,802 for the years ended December 31, 2008, 2007 and 2006, respectively.

  2003 Equity Incentive Plan:

        The 2003 Equity Incentive Plan ("2003 Plan") authorizes the grant of stock awards, stock options, stock appreciation rights, stock units, stock bonuses, performance based awards, dividend equivalent rights and operating partnership units or other convertible or exchangeable units. As of December 31, 2008, only stock awards, LTIP Units (as defined below), stock appreciation rights ("SARs"), operating partnership units and stock options have been granted under the 2003 Plan. All stock options or other rights to acquire common stock granted under the 2003 Plan have a term of 10 years or less. These awards were generally granted based on certain performance criteria for the Company and the employees. The aggregate number of shares of common stock that may be issued under the 2003 Plan is 6,000,000 shares. As of December 31, 2008, there were 3,352,901 shares available for issuance under the 2003 Plan.

        The following stock awards, SARS, LTIP Units, operating partnership units and stock options have been granted under the 2003 Plan:

  Stock Awards:

        The outstanding stock awards vest over three years and the compensation cost related to the grants are determined by the market value at the grant date and are amortized over the vesting period on a straight-line basis. Stock awards are subject to restrictions determined by the Company's compensation committee. As of December 31, 2008, there was $12,034 of total unrecognized

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

16. Share and Unit-Based Plans: (Continued)

compensation cost related to non-vested stock awards. This cost is expected to be recognized over a weighted average period of three years.

        On October 31, 2006, as part of a separation agreement with a former executive, the Company accelerated the vesting of 34,829 shares of stock awards. As a result of this accelerated vesting, the Company recognized an additional $610 in compensation cost.

        The following table summarizes the activity of non-vested stock awards during the years ended December 31, 2008, 2007 and 2006:

	Number of Shares	Weighted Average Grant Date Fair Value
Balance at January 1, 2006	523,654	$47.07
Granted	185,976	$73.93
Vested	(314,733)	$44.95
Forfeited	(2,603)	$64.24

Balance at December 31, 2006	392,294	$61.06
Granted	150,057	$92.36
Vested	(201,311)	$56.89
Forfeited	(4,968)	$76.25

Balance at December 31, 2007	336,072	$77.21
Granted	127,272	$61.17
Vested	(182,510)	$70.06
Forfeited	(5,653)	$70.04

Balance at December 31, 2008	275,181	$74.68

        The fair value of stock awards vested during the years ended December 31, 2008, 2007 and 2006 was $12,787, $11,453 and $23,302, respectively.

  SARs:

        On March 7, 2008, the Company granted 1,257,134 SARs to certain executives of the Company as an additional component of compensation. The SARs vest on March 15, 2011. Once the SARs have vested, the executive will have up to 10 years from the grant date to exercise the SARs. There is no performance requirement, only a service condition of continued employment. Upon exercise, the executives will receive unrestricted common shares for the appreciation in value of the SARs from the grant date to the exercise date. The Company has measured the grant date value of each SAR to be $7.68 as determined using the Black-Scholes Option Pricing Model based upon the following assumptions: volatility of 22.52%, dividend yield of 5.23%, risk free rate of 3.15%, current value of $61.17 and an expected term of 8 years. The assumptions for volatility and dividend yield were based on the Company's historical experience as a publicly traded company, the current value was based on

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

16. Share and Unit-Based Plans: (Continued)

the closing price on the date of grant and the risk free rate was based upon the interest rate of the 10-year treasury bond on the date of grant.

        The total unrecognized compensation cost of SARs at December 31, 2008 was $6,870.

        The following table summarizes the activity of non-vested stock awards during the year ended December 31, 2008:

	Number of SARs	Weighted Average Grant Date Fair Value
Balance at January 1, 2008	—	$—
Granted	1,257,134	$7.68
Vested	—	$—
Forfeited	(28,750)	$7.68

Balance at December 31, 2008	1,228,384	$7.68

  LTIP Units:

        On October 26, 2006, The Macerich Company 2006 Long-Term Incentive Plan ("2006 LTIP"), a long-term incentive compensation program, was approved pursuant to the 2003 Plan. Under the 2006 LTIP, each award recipient is issued a new form of operating partnership units ("LTIP Units") in the Operating Partnership. Upon the occurrence of specified events and subject to the satisfaction of applicable vesting conditions, LTIP Units are ultimately redeemable for common stock, or cash at the Company's option, on a one-unit for one-share basis. LTIP Units receive cash dividends based on the dividend amount paid on the common stock. The 2006 LTIP provides for both market-indexed awards and service-based awards.

        The market-indexed LTIP Units vest over the service period based on the percentile ranking of the Company in terms of total return to stockholders (the "Total Return") per common stock share relative to the Total Return of a group of peer REITs, as measured at the end of each year of the three year measurement period and at the end of the three year measurement period, subject to certain exceptions. The service-based LTIP Units vest straight-line over the service period. The compensation cost is recognized under the graded attribution method for market-indexed LTIP awards and the straight-line method for the serviced based LTIP awards.

        The fair value of the market-based LTIP Units is estimated on the date of grant using a Monte Carlo Simulation model. The stock price of the Company, along with the stock prices of the group of peer REITs (for market-indexed awards), is assumed to follow the Multivariate Geometric Brownian Motion Process. Multivariate Geometric Brownian Motion is a common assumption when modeling in financial markets, as it allows the modeled quantity (in this case, the stock price) to vary randomly from its current value and take any value greater than zero. The volatilities of the returns on the price of the Company and the peer group REITs were estimated based on a three year look-back period. The expected growth rate of the stock prices over the "derived service period" is determined with consideration of the risk free rate as of the grant date.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

16. Share and Unit-Based Plans: (Continued)

        The following table summarizes the activity of non-vested LTIP Units during the years ended December 31, 2008, 2007 and 2006:

	Number of Units	Weighted Average Grant Date Fair Value
Balance at January 1, 2006	—
Granted	215,709	$52.18
Vested	—	$—
Forfeited	—	$—

Balance at December 31, 2006	215,709	$52.18
Granted	57,258	$64.35
Vested	(85,580)	$52.18
Forfeited	—	$—

Balance at December 31, 2007	187,387	$55.90
Granted	118,780	$61.17
Vested	(6,817)	$89.21
Forfeited	—	$—

Balance at December 31, 2008	299,350	$57.02

        The total unrecognized compensation cost of LTIP Units at December 31, 2008 was $6,689.

  Stock Options:

        On October 8, 2003, the Company granted 2,500 stock options to a director at a weighted average exercise price of $39.43. These outstanding stock options vested six months after the grant date and were issued with a strike price equal to the fair value of the common stock at the grant date. The term of these stock options is ten years from the grant date.

        On September 4, 2007, the Company granted 100,000 stock options to an officer with a weighted average exercise price of $82.14 per share and a ten-year term. Options vest 33 1/3% on each of the three subsequent anniversaries of the date of the grant and are generally contingent upon the officer's continued employment with the Company. The Company has estimated the fair value of the stock option award at $17.87 per share using the Black-Scholes Option Pricing Model based upon the following assumptions: volatility of 22.83%, dividend yield of 3.46%, risk free rate of 4.56%, a current value $82.14 and an expected term of eight years. The assumptions for volatility and dividend yield were based on the Company's historical experience as a publicly traded company, the current value was based on the closing price on the date of grant, and the risk free rate was based upon the interest rate of the 10-year treasury bond on the date of grant.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

16. Share and Unit-Based Plans: (Continued)

        The Company recognizes compensation cost using the straight-line method over the three-year vesting period.

        The following table summarizes the activity of stock options for the years ended December 31, 2008, 2007 and 2006:

	Number of Options	Weighted Average Exercise Price
Balance at January 1, 2006	2,500	$39.43
Granted	—	$—
Exercised	—	$—
Forfeited	—	$—

Balance at December 31, 2006	2,500	$39.43
Granted	100,000	$82.14
Exercised	—	$—
Forfeited	—	$—

Balance at December 31, 2007	102,500	$81.10
Granted	—	$—
Exercised	—	$—
Forfeited	—	$—

Balance at December 31, 2008	102,500	$81.10

        The total unrecognized compensation cost of stock options at December 31, 2008 was $997.

  Directors' Phantom Stock Plan:

        The Directors' Phantom Stock Plan offers non-employee members of the board of directors ("Directors") the opportunity to defer their cash compensation and to receive that compensation in common stock rather than in cash after termination of service or a predetermined period. Compensation generally includes the annual retainer and regular meeting fees payable by the Company to the Directors. Every Director has elected to receive their compensation in common stock. Deferred amounts are credited as units of phantom stock at the beginning of each three-year deferral period by dividing the present value of the deferred compensation by the average fair market value of the Company's common stock at the date of award. Compensation expense related to the phantom stock award was determined by the amortization of the value of the stock units on a straight-line basis over the applicable three-year service period. The stock units (including dividend equivalents) vest as the Directors' services (to which the fees relate) are rendered. Vested phantom stock units are ultimately paid out in common stock on a one-unit for one-share basis. Stock units receive dividend equivalents in the form of additional stock units, based on the dividend amount paid on the common stock. The aggregate number of phantom stock units that may be granted under the Directors' Phantom Stock

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

16. Share and Unit-Based Plans: (Continued)

Plan is 250,000. As of December 31, 2008, there were 106,028 units available for grant under the Directors' Phantom Stock Plan. As of December 31, 2008, there was $269 of unrecognized cost related to non-vested phantom stock units, which will vest over the next year.

        The following table summarizes the activity of the non-vested phantom stock units for the years ended December 31, 2008, 2007 and 2006:

	Number of Units	Weighted Average Grant Date Fair Value
Balance at January 1, 2006	5,858	$43.70
Granted	3,707	$74.90
Vested	(9,565)	$55.79
Forfeited	—	$—

Balance at December 31, 2006	—	$—
Granted	13,491	$84.03
Vested	(7,072)	$84.19
Forfeited	—	$—

Balance at December 31, 2007	6,419	$83.86
Granted	11,234	$34.17
Vested	(14,444)	$45.21
Forfeited	—	$—

Balance at December 31, 2008	3,209	$83.88

  Employee Stock Purchase Plan:

        The ESPP authorizes eligible employees to purchase the Company's common stock through voluntary payroll deduction made during periodic offering periods. Under the plan, common stock is purchased at a 10% discount from the lesser of the fair value of common stock at the beginning and ending of the offering period. A maximum of 750,000 shares of common stock is available for purchase under the ESPP. The number of shares available for future purchase under the plan at December 31, 2008 was 691,808.

  Other Share-Based Plans:

        Prior to the adoption of the 2003 Plan, the Company had several other share-based plans. Under these plans, 36,434 stock options were outstanding as of December 31, 2008. No additional shares may be issued under these plans. All stock options outstanding under these plans were fully vested as of December 31, 2005 and were, therefore, not impacted by the adoption of SFAS No. 123(R). As of December 31, 2008, all of the outstanding shares are exercisable at a weighted average price of $25.44.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

16. Share and Unit-Based Plans: (Continued)

The weighted average remaining contractual life for options outstanding and exercisable was three years.

17. Profit Sharing Plan:

        The Company has a retirement profit sharing plan that covers substantially all of its eligible employees. The plan is qualified in accordance with section 401(a) of the Internal Revenue Code. Effective January 1, 1995, this plan was modified to include a 401(k) plan whereby employees can elect to defer compensation subject to Internal Revenue Service withholding rules. This plan was further amended effective February 1, 1999 to add The Macerich Company Common Stock Fund as a new investment alternative under the plan. A total of 150,000 shares of common stock were reserved for issuance under the plan. Contributions by the Company to the plan were made at the discretion of the Board of Directors and were based upon a specified percentage of employee compensation. The Company contributed $1,694 during the year ended December 31, 2004. On January 1, 2004, the plan adopted the "Safe Harbor" provision under Sections 401(k)(12) and 401(m)(11) of the Internal Revenue Code. In accordance with these newly adopted provisions, the Company began matching contributions equal to 100 percent of the first three percent of compensation deferred by a participant and 50 percent of the next two percent of compensation deferred by a participant. During the years ended December 31, 2008, 2007 and 2006, these matching contributions made by the Company were $2,785, $2,680 and $1,747, respectively. Contributions are recognized as compensation in the period they are made.

18. Deferred Compensation Plans:

        The Company has established deferred compensation plans under which key executives of the Company may elect to defer receiving a portion of their cash compensation otherwise payable in one calendar year until a later year. The Company may, as determined by the Board of Directors at its sole discretion prior to the beginning of the plan year, credit a participant's account with a matching amount equal to a percentage of the participant's deferral. The Company contributed $898, $815 and $712 to the plans during the years ended December 31, 2008, 2007 and 2006, respectively. Contributions are recognized as compensation in the periods they are made.

19. Income Taxes:

        The Company elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ended December 31, 1994. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it distribute at least 90% of its taxable income to its stockholders. It is management's current intention to adhere to these requirements and maintain the Company's REIT status. As a REIT, the Company generally will not be subject to corporate level federal income tax on net income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, then it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

19. Income Taxes: (Continued)

on its income and property and to federal income and excise taxes on its undistributed taxable income, if any.

        Each partner is taxed individually on its share of partnership income or loss, and accordingly, no provision for federal and state income tax is provided for the Operating Partnership in the consolidated financial statements.

        For income tax purposes, distributions paid to common stockholders consist of ordinary income, capital gains, unrecaptured Section 1250 gain and return of capital or a combination thereof. The following table details the components of the distributions, on a per share basis, for the years ended December 31:

	2008		2007		2006
Ordinary income	$3.19	99.7%	$1.52	51.9%	$1.14	41.4%
Qualified dividends	—	0.0%	—	0.0%	—	0.0%
Capital gains	0.01	0.3%	0.08	2.6%	0.93	33.8%
Unrecaptured Section 1250 gain	—	0.0%	—	0.0%	0.66	24.0%
Return of capital	—	0.0%	1.33	45.5%	0.02	0.8%

Dividends paid	$3.20	100.0%	$2.93	100.0%	$2.75	100.0%

        The Company has made Taxable REIT Subsidiary elections for all of its corporate subsidiaries other than its Qualified REIT Subsidiaries. The elections, effective for the year beginning January 1, 2001 and future years were made pursuant to section 856(l) of the Internal Revenue Code. The Company's Taxable REIT Subsidiaries ("TRSs") are subject to corporate level income taxes which are provided for in the Company's consolidated financial statements. The Company's primary TRSs include Macerich Management Company and Westcor Partners, LLC.

        The income tax (provision) benefit of the TRSs for the years ended December 31, 2008, 2007 and 2006 is as follows:

	2008	2007	2006
Current	$—	$(8)	$(35)
Deferred	(1,126)	478	2

Total income tax (provision) benefit	$(1,126)	$470	$(33)

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

19. Income Taxes: (Continued)

        Income tax (provision) benefit of the TRSs for the years ended December 31, 2008, 2007 and 2006 are reconciled to the amount computed by applying the Federal Corporate tax rate as follows:

	2008	2007	2006
Book income (loss) for Taxable REIT Subsidiaries	$879	$(3,812)	$466

Tax (provision) benefit at statutory rate on earnings from continuing operations before income taxes	$(299)	$1,296	$(158)
Other	(827)	(826)	125

Income tax (provision) benefit	$(1,126)	$470	$(33)

        SFAS No. 109, "Accounting for Income Taxes," requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax assets and liabilities of the TRSs relate primarily to differences in the book and tax bases of property and to operating loss carryforwards for federal and state income tax purposes. A valuation allowance for deferred tax assets is provided if the Company believes it is more likely than not that all or some portion of the deferred tax assets will not be realized. Realization of deferred tax assets is dependent on the TRSs generating sufficient taxable income in future periods. The net operating loss carryforwards are currently scheduled to expire through 2028, beginning in 2012. Net deferred tax assets of $13,830 and $12,080 were included in deferred charges and other assets, net at December 31, 2008 and 2007, respectively.

        The tax effects of temporary differences and carryforwards of the TRSs included in the net deferred tax assets at December 31, 2008 and 2007 are summarized as follows:

	2008	2007
Net operating loss carryforwards	$15,939	$14,875
Property, primarily differences in depreciation and amortization, the tax basis of land assets and treatment of certain other costs	(4,329)	(4,005)
Other	2,220	1,210

Net deferred tax assets	$13,830	$12,080

        The Company adopted the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109," on January 1, 2007. The adoption of this standard did not have a material impact on the Company's results of operations or financial condition. At the adoption date of January 1, 2007, the Company had $1,574 of unrecognized tax benefit included in other accrued liabilities, all of which would affect the Company's effective tax rate if recognized, and which was recorded as a charge to accumulated deficit. At December 31, 2008, the Company had $2,201 of unrecognized tax benefit. As a result of tax positions taken during the current year, an increase in the unrecognized tax benefit of $647 and a decrease in the unrecognized tax

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

19. Income Taxes: (Continued)

benefit of $352 (relating to the expiration of the statue of limitations for the 2004 tax year) were included in the Company's consolidated statements of operations.

        The following is a reconciliation of the unrecognized tax benefits for the year ended December 31, 2008:

Unrecognized tax benefit at January 1, 2008	$1,906
Gross increases for tax positions of current year	647
Gross decreases for lapse of statue of limitations	(352)

Unrecognized tax benefit at December 31, 2008	$2,201

        The tax years 2005-2007 remain open to examination by the taxing jurisdictions to which the Company is subject. The Company does not expect that the total amount of unrecognized tax benefit will materially change within the next 12 months.

20. Stock Offering:

        On January 19, 2006, the Company issued 10,952,381 common shares for net proceeds of $746,485. The proceeds from issuance of the shares were used to pay off the $619,000 acquisition loan and to pay down a portion of the Company's line of credit pending use to pay part of the purchase price for Valley River Center (See Note 12—Acquisitions).

21. Stock Repurchase Program:

        On March 16, 2007, the Company repurchased 807,000 shares for $74,970 concurrent with the Senior Notes offering (See Note 10—Bank and Other Notes Payable). These shares were repurchased pursuant to the Company's stock repurchase program authorized by the Company's Board of Directors on March 9, 2007. This repurchase program ended on March 16, 2007 because the maximum shares allowed to be repurchased under the program was reached.

22. Cumulative Convertible Redeemable Preferred Stock:

        On February 25, 1998, the Company issued 3,627,131 shares of Series A cumulative convertible redeemable preferred stock ("Series A Preferred Stock") for proceeds totaling $100,000 in a private placement. The preferred stock was convertible on a one for one basis into common stock and paid a quarterly dividend equal to the greater of $0.46 per share, or the dividend then payable on a share of common stock.

        The holder of the Series A Preferred Stock had redemption rights if a change in control of the Company occurred, as defined under the Articles Supplementary. Under such circumstances, the holder of the Series A Preferred Stock was entitled to require the Company to redeem its shares, to the extent the Company had funds legally available therefor, at a price equal to 105% of its liquidation preference plus accrued and unpaid dividends. The Series A Preferred Stock holder also had the right to require the Company to repurchase its shares if the Company failed to be taxed as a REIT for federal tax purposes at a price equal to 115% of its liquidation preference plus accrued and unpaid dividends to the extent funds were legally available therefor.

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

22. Cumulative Convertible Redeemable Preferred Stock: (Continued)

        No dividends could be declared or paid on any class of common or other junior stock to the extent that dividends on Series A Preferred Stock had not been declared and/or paid.

        On October 18, 2007, the holder of the Series A Preferred Stock converted 560,000 shares to common shares. On May 6, 2008, the holder of the Series A Preferred Stock converted 684,000 shares to common shares. On May 8, 2008, the holder of the Series A Preferred Stock converted 1,338,860 shares to common shares. On September 17, 2008, the holder of the Series A Preferred Stock converted the remaining 1,044,271 shares to common shares.

23. Segment Information:

        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," established standards for disclosure about operating segments and related disclosures about products and services, geographic areas and major customers. The Company currently operates in one business segment, the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers. Additionally, the Company operates in one geographic area, the United States.

24. Quarterly Financial Data (Unaudited):

        The following is a summary of quarterly results of operations for the years ended December 31, 2008 and 2007:

	2008 Quarter Ended				2007 Quarter Ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
Revenues(1)	$242,435	$224,735	$216,789	$217,531	$225,068	$202,124	$194,323	$192,799
Net income available to common stockholders	$50,950	$2,640	$15,725	$92,610	$36,915	$16,384	$7,885	$2,947
Net income available to common stockholders per share—basic	$0.67	$0.03	$0.21	$1.27	$0.51	$0.23	$0.11	$0.04
Net income available to common stockholders per share—diluted	$0.67	$0.03	$0.21	$1.25	$0.51	$0.22	$0.11	$0.04

(1)
Revenues as reported on the Company's Form 10-Q's have been reclassified to reflect SFAS No. 144 adjustments for discontinued operations.

25. Cumulative Effect of Adoption of Accounting Principles:

  Retrospective Adjustments Related to Convertible Debt:

        On January 1, 2009, the Company adopted FSP APB No. 14-1. The adoption of FSP APB No. 14-1 requires the Company to retrospectively allocate the initial proceeds from Senior Notes between a liability component and an equity component based on the fair value calculated based on the present value of contractual cash flows discounted at an appropriate comparable non-convertible debt borrowing rate at the date of issuance of the Senior Notes. As a result, the Company allocated

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

25. Cumulative Effect of Adoption of Accounting Principles: (Continued)

$869,351 of the initial $940,500 proceeds to the liability component and the remaining $71,149 of proceeds to the equity component at the date of issuance of the Senior Notes.

  Retrospective Adjustments Related to Noncontrolling Interests:

        Effective January 1, 2009, the Company adopted the provisions of SFAS No. 160, which requires a noncontrolling interest in a subsidiary to be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest to be included within consolidated net income. SFAS No. 160 also requires consistency in the manner of reporting changes in the parent's ownership interest and requires fair value measurement of any noncontrolling equity investment retained in a deconsolidation. In connection with the retrospective adoption of SFAS No. 160, the Company also performed a concurrent review and retrospectively adopted the measurement provisions of EITF D-98.

        The Company's reassessment of EITF D-98 resulted in the continued classification of its redeemable equity interest in one of its consolidated joint ventures and the outside interests in the Rochesters Properties as temporary equity due to the possibility that the Company could be required to redeem this interest for cash upon the occurrence of certain events outside the control of the Company. The carrying amount of the redeemable equity interest is equal to its liquidation value, which is the amount payable upon the occurrence of such event. See Rochester Redemption in Note 13—Discontinued Operations.

        The Company's reassessment of EITF D-98 resulted in the reclassification of the OP Units and the common and preferred units of MACWH, LP to permanent equity. The OP Units and the common and preferred units of MACWH, LP are redeemable at the election of the holder and the Company may redeem them for cash or shares of stock at the Company's election. In addition, the Company reclassified outside ownership interests in various consolidated joint ventures to permanent equity.

        Further, as a result of the adoption of SFAS No. 160, net income attributable to noncontrolling interests is now included in consolidated net income. Corresponding changes have also been made to the accompanying consolidated statements of cash flows.

  Retrospective Adjustments due to adoption of EITF 03-06-1:

        Effective January 1, 2009, the Company adopted the provisions of FSP EITF No. 03-6-1. FSP EITF No. 03-6-1 requires that nonvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents be treated as participating securities in the computation of net income available to common stockholders per share pursuant to the two-class method.

        In accordance with the guidance, the provisions of FSP EITF No. 03-6-1 were applied retrospectively to the Company's calculation of net income available to common stockholders per share for all periods presented. As a result of the adoption of FSP EITF No. 03-6-1, the effect of the Company's outstanding nonvested stock awards are included in both the Company's basic and diluted per share computations for net income available to common stockholders using the two-class method. Prior to adopting FSP EITF No. 03-6-1, the impact of nonvested shares and stock awards were included only in the Company's diluted per share computations for net income available to common

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

25. Cumulative Effect of Adoption of Accounting Principles: (Continued)

stockholders by reflecting them in the Company's calculation of weighted average shares outstanding by application of the treasury stock method.

        The following is a summary of the impact of adoption of these standards on the financial statements of prior periods presented:

Consolidated Balance Sheets as of December 31, 2008 and 2007

		Adoption of
	As Previously Reported	FSP APB No. 14-1	SFAS No. 160	As Adjusted
Consolidated Balance Sheet as of December 31, 2008:
Bank and other notes payable	$2,295,294	$(34,851)	$—	$2,260,443
Total liabilities	6,460,075	(34,851)	—	6,425,224
Redeemable noncontrolling interests	266,061	—	(242,734)	23,327
Additional paid-in capital	1,660,825	60,431	—	1,721,256
Accumulated deficit	(243,870)	(30,964)	—	(274,834)
Total stockholders' equity	1,364,299	29,467	—	1,393,766
Noncontrolling interests	—	5,384	242,734	248,118
Total equity	1,364,299	34,851	242,734	1,641,884
Consolidated Balance Sheet as of December 31, 2007:
Bank and other notes payable	2,434,688	(59,778)	—	2,374,910
Total liabilities	6,156,060	(59,778)	—	6,096,282
Redeemable noncontrolling interests	547,693	—	(225,074)	322,619
Additional paid-in capital	1,367,566	60,558	—	1,428,124
Accumulated deficit	(193,932)	(9,573)	—	(203,505)
Total stockholders' equity	1,149,849	50,985	—	1,200,834
Noncontrolling interests	—	8,793	225,074	233,867
Total equity	1,149,849	59,778	225,074	1,434,701

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

25. Cumulative Effect of Adoption of Accounting Principles: (Continued)

Consolidated Statements of Operations for the years ended December 31, 2008, 2007 and 2006

		Adoption of
	As Previously Reported	FSP APB No. 14-1	SFAS No. 160 and EITF No. 03-06-1	As Adjusted
For the year ended December 31, 2008:
Interest expense:
Other	$266,386	$13,804	$—	$280,190
Total	281,356	13,804	—	295,160
(Gain) loss on early extinguishment of debt	(95,265)	11,122	—	(84,143)
Total expenses	844,587	24,926	—	869,513
Income from continuing operations	117,789	(24,926)	—	92,863
Net income	219,941	(24,926)	—	195,015
Less net income attributable to noncontrolling interests	32,501	(3,535)	—	28,966
Net income attributable to the Company	187,440	(21,391)	—	166,049
Net income available to common stockholders	183,316	(21,391)	—	161,925
Earnings per common share attributable to the Company—basic:
Income from continuing operations	1.29	(0.29)	(0.01)	0.99
Net income available to common stockholders	2.47	(0.29)	(0.01)	2.17
Earnings per common share attributable to the Company —diluted:
Income from continuing operations	1.29	(0.25)	(0.05)	0.99
Net income available to common stockholders	2.47	(0.25)	(0.05)	2.17

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

25. Cumulative Effect of Adoption of Accounting Principles: (Continued)

		Adoption of
	As Previously Reported	FSP APB No. 14-1	SFAS No. 160 and EITF No. 03-06-1	As Adjusted
For the year ended December 31, 2007:
Interest expense:
Other	$236,737	$11,371	$—	$248,108
Total	250,127	11,371	—	261,498
Total expenses	810,604	11,371	—	821,975
Income from continuing operations	97,784	(11,371)	—	86,413
Discontinued operations:
Gain (loss) on sale of assets	(2,409)	—	33	(2,376)
Income from discontinued operations	5,770	—	16,255	22,025
Total income from discontinued operations	3,361	—	16,288	19,649
Net income	101,145	(11,371)	16,288	106,062
Less net income attributable to noncontrolling interests	15,337	(1,798)	16,288	29,827
Net income attributable to the Company	85,808	(9,573)	—	76,235
Net income available to common stockholders	73,704	(9,573)	—	64,131
Earnings per common share—basic:
Income from continuing operations	1.01	(0.13)	(0.02)	0.86
Net income available to common stockholders	1.03	(0.13)	(0.02)	0.88
Earnings per common share—diluted:
Income from continuing operations	1.01	(0.11)	(0.04)	0.86
Discontinued operations	0.01	—	0.01	0.02
Net income available to common stockholders	1.02	(0.11)	(0.03)	0.88

THE MACERICH COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars and shares in thousands, except per share amounts)

25. Cumulative Effect of Adoption of Accounting Principles: (Continued)

		Adoption of
	As Previously Reported	FSP APB No. 14-1	SFAS No. 160 and EITF No. 03-06-1	As Adjusted
For the year ended December 31, 2006:
Discontinued operations:
Gain on sale of assets	$204,985	$—	$36,831	$241,816
Income from discontinued operations	9,870	—	16,492	26,362
Total income from discontinued operations	214,855	—	53,323	268,178
Net income	287,236	—	53,323	340,559
Less net income attributable to noncontrolling interests	42,687	—	53,323	96,010
Earnings per common share—basic:
Income from continuing operations	0.72	—	(0.02)	0.70
Net income available to common stockholders	3.07	—	(0.02)	3.05
Earnings per common share—diluted:
Income from continuing operations	0.80	—	(0.02)	0.78
Net income available to common stockholders	3.05	—	(0.02)	3.03

26. Subsequent Events:

        On February 2, 2009, the Company replaced an existing loan on Queens Center with a new $130,000 loan that bears interest at 7.50% and matures on March 1, 2013. NML funded 50% of the loan.

        On February 6, 2009, the Company declared a dividend/distribution of $0.80 per share for common stockholders and OP Unit holders of record on February 20, 2009. In addition, MACWH, LP declared a distribution of $1.05 per unit for its non-participating convertible preferred unit holders and $0.80 per unit for its common unit holders of record on February 20, 2009. All dividends/distributions will be payable on March 6, 2009.

        On February 13 and February 17, 2009, the Company repurchased and retired $56,815 of the Senior Notes for $30,963, resulting in a gain on early extinguishment of debt of approximately $22,474. The purchase price was funded by borrowings under the Company's line of credit.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Stockholders of
Pacific Premier Retail Trust

        We have audited the accompanying consolidated balance sheets of Pacific Premier Retail Trust, a Maryland Real Estate Investment Trust (the "Trust") as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the financial statement schedules listed in the Index at Item 15(a) (3). These financial statements and financial statement schedules are the responsibility of the Trust's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Trust as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Los Angeles, California
February 27, 2009

PACIFIC PREMIER RETAIL TRUST

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)

	December 31,
	2008	2007
ASSETS:
Property, net	$1,013,232	$978,979
Cash and cash equivalents	94,467	17,078
Restricted cash	1,608	1,485
Tenant receivables, net	4,890	8,119
Deferred rent receivable	10,030	9,792
Deferred charges, net	16,759	10,021
Other assets	7,845	1,499

Total assets	$1,148,831	$1,026,973

LIABILITIES AND STOCKHOLDERS' EQUITY:
Mortgage notes payable:
Related parties	$61,687	$66,059
Others	869,164	753,180

Total	930,851	819,239
Accounts payable	2,985	1,943
Accrued interest payable	3,638	3,942
Tenant security deposits	2,584	2,245
Other accrued liabilities	35,271	14,247
Due to related parties	1,177	1,200

Total liabilities	976,506	842,816

Commitments and contingencies
Stockholders' equity:
Series A and Series B redeemable preferred stock, $.01 par value, 625 shares authorized, issued and outstanding at December 31, 2008 and 2007	—	—
Series A and Series B common stock, $.01 par value, 219,611 shares authorized issued and outstanding at December 31, 2008 and 2007	2	2
Additional paid-in capital	320,555	320,555
Accumulated deficit	(148,232)	(136,400)

Total common stockholders' equity	172,325	184,157

Total liabilities and stockholders' equity	$1,148,831	$1,026,973

The accompanying notes are an integral part of these financial statements.

PACIFIC PREMIER RETAIL TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

	For the years ended December 31,
	2008	2007	2006
Revenues:
Minimum rents	$130,780	$125,558	$124,103
Percentage rents	5,177	7,409	7,611
Tenant recoveries	50,690	50,435	48,739
Other	4,706	4,237	4,166

	191,353	187,639	184,619

Expenses:
Maintenance and repairs	10,985	11,210	10,484
Real estate taxes	13,784	14,099	13,588
Management fees	6,700	6,474	6,382
General and administrative	5,783	4,568	4,993
Ground rent	1,559	1,456	1,425
Insurance	2,118	2,207	1,649
Marketing	751	611	648
Utilities	6,790	6,708	6,903
Security	5,390	5,238	5,184
Interest	45,995	49,524	50,981
Depreciation and amortization	32,627	30,970	29,554

	132,482	133,065	131,791

Income before minority interest	58,871	54,574	52,828
Minority interest	(232)	(195)	(185)

Net income	$58,639	$54,379	$52,643

The accompanying notes are an integral part of these financial statements.

PACIFIC PREMIER RETAIL TRUST

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(Dollars in thousands, except share data)

	Common Shares	Preferred Shares	Common Stock Par Value	Additional Paid-in Capital	Accumulated Earnings (Deficit)	Total Stockholders' Equity
Balance January 1, 2006	219,611	625	$2	$307,613	$(134,475)	$173,140
Distributions paid to Macerich PPR Corp.	—	—	—	—	(23,647)	(23,647)
Distributions paid to Ontario Teachers' Pension Plan Board	—	—	—	—	(22,999)	(22,999)
Other distributions paid	—	—	—	—	(75)	(75)
Net income	—	—	—	—	52,643	52,643

Balance December 31, 2006	219,611	625	2	307,613	(128,553)	179,062
Contributions from Macerich PPR Corp.	—	—	—	6,582	—	6,582
Contributions from Ontario Teachers' Pension Plan Board	—	—	—	6,360	—	6,360
Distributions paid to Macerich PPR Corp.	—	—	—	—	(31,609)	(31,609)
Distributions paid to Ontario Teachers' Pension Plan Board	—	—	—	—	(30,542)	(30,542)
Other distributions paid	—	—	—	—	(75)	(75)
Net income	—	—	—	—	54,379	54,379

Balance December 31, 2007	219,611	625	2	320,555	(136,400)	184,157
Distributions paid to Macerich PPR Corp.	—	—	—	—	(35,802)	(35,802)
Distributions paid to Ontario Teachers' Pension Plan Board	—	—	—	—	(34,594)	(34,594)
Other distributions paid	—	—	—	—	(75)	(75)
Net income	—	—	—	—	58,639	58,639

Balance December 31, 2008	219,611	625	$2	$320,555	$(148,232)	$172,325

The accompanying notes are an integral part of these financial statements.

PACIFIC PREMIER RETAIL TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the years ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net income	$58,639	$54,379	$52,643
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,132	31,458	29,554
Minority interest	232	195	185
Changes in assets and liabilities:
Tenant receivables, net	3,229	(1,435)	(3,957)
Deferred rent receivable	(238)	207	(103)
Other assets	(6,346)	629	(449)
Accounts payable	(265)	681	(15,926)
Accrued interest payable	(304)	(72)	(8)
Tenant security deposits	339	198	195
Other accrued liabilities	3,513	4,959	1,188
Due to related parties	(23)	428	(192)

Net cash provided by operating activities	91,908	91,627	63,130

Cash flows from investing activities:
Acquistions of property and improvements	(62,386)	(19,070)	(22,669)
Deferred leasing charges	(9,868)	(3,325)	(3,657)
Restricted cash	(123)	(166)	452

Net cash used in investing activities	(72,377)	(22,561)	(25,874)

Cash flows from financing activities:
Proceeds from notes payable	250,000	—	130,000
Payments on notes payable	(138,388)	(11,643)	(119,946)
Contributions	—	12,942	—
Distributions	(52,946)	(61,851)	(46,346)
Dividends to preferred stockholders	(375)	(375)	(375)
Deferred financing costs	(433)	—	(142)

Net cash provided by (used in) financing activities	57,858	(60,927)	(36,809)

Net increase in cash	77,389	8,139	447
Cash and cash equivalents, beginning of year	17,078	8,939	8,492

Cash and cash equivalents, end of year	$94,467	$17,078	$8,939

Supplemental cash flow information:
Cash payment for interest, net of amounts capitalized	$45,794	$49,596	$50,981

Non-cash transactions:
Accrued distributions included in other accrued liabilities	$17,150	$—	$—

The accompanying notes are an integral part of these financial statements.

PACIFIC PREMIER RETAIL TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

1. Organization and Basis of Presentation:

        On February 18, 1999, Macerich PPR Corp. (the "Corp"), an indirect wholly owned subsidiary of The Macerich Company (the "Company"), and Ontario Teachers' Pension Plan Board ("Ontario Teachers") formed the Pacific Premier Retail Trust (the "Trust") to acquire and operate a portfolio of regional shopping centers ("Centers").

        Included in the Centers is a 99% interest in Los Cerritos Center and Stonewood Mall, all other Centers are held at 100%.

        The Centers as of December 31, 2008 and their locations are as follows:

Cascade Mall	Burlington, Washington
Creekside Crossing Mall	Redmond, Washington
Cross Court Plaza	Burlington, Washington
Kitsap Mall	Silverdale, Washington
Kitsap Place Mall	Silverdale, Washington
Lakewood Mall	Lakewood, California
Los Cerritos Center	Cerritos, California
Northpoint Plaza	Silverdale, Washington
Redmond Town Center	Redmond, Washington
Redmond Office	Redmond, Washington
Stonewood Mall	Downey, California
Washington Square Mall	Portland, Oregon
Washington Square Too	Portland, Oregon

        The Trust was organized to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. The Corp maintains a 51% ownership interest in the Trust, while Ontario Teachers' maintains a 49% ownership interest in the Trust.

2. Summary of Significant Accounting Policies:

  Cash and Cash Equivalents:

        The Trust considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents, for which cost approximates fair value.

  Tenant Receivables:

        Included in tenant receivables are accrued percentage rents of $1,826 and $2,773 and an allowance for doubtful accounts of $326 and $59 at December 31, 2008 and 2007, respectively.

  Revenues:

        Minimum rental revenues are recognized on a straight-line basis over the terms of the related lease. The difference between the amount of rent due in a year and the amount recorded as rental income is referred to as the "straight-line rent adjustment." Rental income was increased (decreased) by $59, ($28) and $104 in 2008, 2007 and 2006, respectively, due to the straight-line rent adjustment.

PACIFIC PREMIER RETAIL TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, except per share amounts)

2. Summary of Significant Accounting Policies: (Continued)

Percentage rents are recognized on an accrual basis and are accrued when tenants' specified sales targets have been met.

        Estimated recoveries from certain tenants for their pro rata share of real estate taxes, insurance and other shopping center operating expenses are recognized as revenues in the period the applicable expenses are incurred or as specified in the leases. Other tenants pay a fixed rate and these tenant recoveries are recognized into revenue on a straight-line basis over the term of the related leases.

  Property:

        Costs related to the redevelopment, construction and improvement of properties are capitalized. Interest incurred on redevelopment and construction projects is capitalized until construction is substantially complete.

        Maintenance and repairs expenses are charged to operations as incurred. Costs for major replacements and betterments, which includes HVAC equipment, roofs, parking lots, etc. are capitalized and depreciated over their estimated useful lives. Gains and losses are recognized upon disposal or retirement of the related assets and are reflected in earnings.

        Property is recorded at cost and is depreciated using a straight-line method over the estimated lives of the assets as follows:

Building and improvements	5 - 39 years
Tenant improvements	5 - 7 years
Equipment and furnishings	5 - 7 years

        The Trust assesses whether there has been impairment in the value of its long-lived assets by considering expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors. Such factors include the tenants' ability to perform their duties and pay rent under the terms of the leases. The determination of recoverability is made based upon the estimated undiscounted future net cash flows, excluding interest expense. The amount of impairment loss, if any, is determined by comparing the fair value, as determined by a discounted cash flows analysis, with the carrying value of the related assets. Long-lived assets classified as held for sale are measured at the lower of the carrying amount or fair value less cost to sell. Management does not believe impairment has occurred in its net property carrying values at December 31, 2008 or 2007.

  Deferred Charges:

        Costs relating to obtaining tenant leases are deferred and amortized over the initial term of the agreement using the straight-line method. Costs relating to financing of properties are deferred and amortized over the life of the related loan using the straight-line method, which approximates the effective interest method. The range of terms of the agreements is as follows:

Deferred lease cost	1 - 9 years
Deferred finance costs	1 - 12 years

PACIFIC PREMIER RETAIL TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, except per share amounts)

2. Summary of Significant Accounting Policies: (Continued)

        Included in deferred charges are accumulated amortization of $11,982 and $12,167 at December 31, 2008 and 2007, respectively.

  Fair Value of Financial Instruments:

        On January 1, 2008, the Trust adopted Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The fair value hierarchy distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity and the reporting entity's own assumptions about market participant assumptions.

        Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity's own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Trust assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

        The Trust calculates the fair value of financial instruments and includes this additional information in the notes to consolidated financial statements when the fair value is different than the carrying value of those financial instruments. When the fair value reasonably approximates the carrying value, no additional disclosure is made.

  Concentration of Risk:

        The Trust maintains its cash accounts in a number of commercial banks. Accounts at these banks are guaranteed by the Federal Deposit Insurance Corporation ("FDIC") up to $250. At various times during the year, the Trust had deposits in excess of the FDIC insurance limit.

        One tenant represented 10.6%, 10.1% and 10.6% of total minimum rents in place as of December 31, 2008, 2007 and 2006, respectively.

  Management Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PACIFIC PREMIER RETAIL TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, except per share amounts)

2. Summary of Significant Accounting Policies: (Continued)

  Recent Accounting Pronouncements:

        In March 2005, the Financial Accounting Standards Board ("FASB") issued FIN No. 47, "Accounting for Conditional Asset Retirement Obligations-an interpretation of SFAS No. 143." FIN No. 47 requires that a liability be recognized for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. The adoption of FIN No. 47 did not have a material effect on the Trust's results of operations or financial condition.

        In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments—An Amendment of FASB Statements No. 133 and 140." This statement amended SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. This statement also established a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. The adoption of SFAS No. 155 on January 1, 2007 did not have a material impact on the Trust's consolidated results of operations or financial condition.

        In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109" ("FIN 48"). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition of previously recognized income tax benefits, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Trust adopted FIN 48 on January 1, 2007. The adoption of FIN No. 48 did not have a material effect on the Trust's results of operations or financial condition.

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position SFAS 157-1, "Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13" ("FSP SFAS 157-1") and FSP SFAS 157-2, "Effective Date of SFAS No. 157 "("FSP SFAS 157-2"). FSP SFAS 157-1 amends SFAS 157 to exclude from the scope of SFAS 157 certain leasing transactions accounted for under Statement of Financial Accounting Standards No. 13, "Accounting for Leases." The adoption of FSP SFAS 157-1, effective January 1, 2008, did not have a material impact on the Trust's consolidated financial statements. FSP SFAS 157-2 amends SFAS No. 157 to defer the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities except those that are recognized or disclosed at fair value in the financial statements on a recurring basis to fiscal years beginning after November 15, 2008. The Trust adopted FSP SFAS 157-2 effective January 1, 2008. In addition, in October 2008, the FASB issued FASB Staff Position SFAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active" ("FSP SFAS 157-3"). FSP SFAS 157-3 clarifies the application of SFAS 157 to financial

PACIFIC PREMIER RETAIL TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, except per share amounts)

2. Summary of Significant Accounting Policies: (Continued)

instruments in an inactive market. FSP SFAS 157-3 did not have a material impact on the Trust's consolidated financial statements.

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115." SFAS No. 159 permits, at the option of the reporting entity, to measure certain assets and liabilities at fair value. The Trust adopted SFAS No. 159 on January 1, 2008. The adoption of SFAS No. 159 did not have a material effect on the Trust's results of operations or financial condition as the Trust did not elect to apply the fair value option to eligible financial instruments on that date.

        In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51. SFAS No. 141(R) requires an acquiring entity to recognize acquired assets and assumed liabilities in a transaction at fair value as of the acquisition date and changes the accounting treatment for certain items, including acquisition costs, which will be required to be expensed as incurred. SFAS No. 160 requires that noncontrolling interests be presented as a component of consolidated stockholders' equity and eliminates "minority interest accounting" such that the amount of net income attributable to the noncontrolling interests will be presented as part of consolidated net income on the consolidated statement of operations. SFAS No. 141(R) and SFAS No. 160 require concurrent adoption and are to be applied prospectively for the first annual reporting period beginning on or after December 15, 2008. Early adoption of either standard is prohibited. The Trust believes that these statements will not have a material impact on the Trust's results of operations and financial condition.

        In June 2008, the FASB issued Staff Position EITF No. 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities." FSP EITF No. 03-6-1 will be applied retrospectively to all the periods presented for the fiscal years beginning after December 15, 2008. The Trust believes that the adoption of FSP EITF No. 03-6-1will not have a material impact on its results of operations and financial condition.

        In June 2008, the FASB issued The Trust currently believes that FASB Staff Position EITF No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities will not have a material impact on the Trust's consolidated financial statements and results of operations based upon the share-based payment programs currently in place. FSP EITF No. 03-6-1 will be applied retrospectively to all the periods presented for the fiscal years beginning after December 15, 2008.

PACIFIC PREMIER RETAIL TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, except per share amounts)

3. Property:

        Property is summarized at December 31, 2008 and 2007 as follows:

	2008	2007
Land	$246,841	$238,569
Building improvements	902,673	871,610
Tenant improvements	46,515	29,471
Equipment and furnishings	6,834	7,992
Construction in progress	33,825	30,133

	1,236,688	1,177,775
Less accumulated depreciation	(223,456)	(198,796)

	$1,013,232	$978,979

        On December 19, 2008, the Trust purchased a fee and/or ground leasehold interest in freestanding Mervyn's department stores located at Lakewood Mall, Los Cerritos Center and Stonewood Mall for an aggregate purchase price of $43,405, from the Macerich Management Company ("Management Company"), a subsidiary of the Company. The purchase was funded by the proceeds of the Washington Square loan, which closed on December 10, 2008 (See Note 4—Mortgage Note Payble).

        Depreciation expense for the years ended December 31, 2008, 2007 and 2006 was $29,586, $27,911 and $26,603, respectively.

4. Mortgage Notes Payable:

        Mortgage notes payable at December 31, 2008 and 2007 consist of the following:

	Carrying Amount of Mortage Notes
	2008		2007
					Interest Rate	Monthly Payment Term(a)	Maturity Date
Property Pledged as Collateral	Other	Related Party	Other	Related Party
Cascade Mall	$38,790	$—	$39,432	$—	5.28%	223	2010
Kitsap Mall/Kitsap Place(b)	56,457	—	57,272	—	8.14%	450	2010
Lakewood Mall	250,000	—	250,000	—	5.43%	1,127	2015
Los Cerritos Center(c)	130,000	—	130,000	—	2.14%	772	2011
Redmond Town Center—Retail	70,850	—	72,136	—	4.81%	301	2009
Redmond Town Center—Office(d)	—	61,687	—	66,059	6.77%	726	2009
Stonewood Mall	73,067	—	73,990	—	7.44%	539	2010
Washington Square(e)	250,000	—	97,905	—	6.04%	1,497	2016
Washington Square(f)	—	—	32,445	—	—	—	—

	$869,164	$61,687	$753,180	$66,059

(a)
This represents the monthly payment of principal and interest.

(b)
The loan is cross-collateralized by Kitsap Mall and Kitsap Place.

PACIFIC PREMIER RETAIL TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, except per share amounts)

4. Mortgage Notes Payable: (Continued)

(c)
The loan bears interest at a rate of LIBOR plus 0.55% and provides for additional borrowings of up to $70,000 until May 20, 2010 at a rate of LIBOR plus 0.90%. At December 31, 2008 and 2007, the total interest rate was 2.14% and 5.92%, respectively.

(d)
The Trust has obtained a commitment for a $62,000, five-year loan at a fixed interest rate of 7.5%.

(e)
On December 10, 2008, the Trust replaced the existing loan on the property with a new $250,000 loan that bears interest at 6.04% and matures on January 1, 2016.

(f)
The loan was paid off in full on December 10, 2008.

        Most of the mortgage loan agreements contain a prepayment penalty provision for the early extinguishment of the debt. The related party mortgage note is payable to one of the Company's joint venture partners. See Note 5—Related Party Transactions.

        Total interest costs capitalized for the years ended December 31, 2008, 2007 and 2006 was $1,199, $1,844 and $668, respectively.

        The fair value of mortgage notes payable at December 31, 2008 and 2007 was $885,725 and $834,565 based on current interest rates for comparable loans. The method for computing fair value at December 31, 2008 was determined using a present value model and an interest rate that included a credit value adjustment based on the estimated value of the property that serves as collateral for the underlying debt.

        The above debt matures as follows:

Year Ending December 31,	Amount
2009	$137,925
2010	168,978
2011	133,443
2012	3,655
2013	3,880
Thereafter	482,970

$930,851

5. Related Party Transactions:

        The Trust engages the Management Company to manage the operations of the Trust. The Management Company provides property management, leasing, corporate, redevelopment and acquisitions services to the properties of the Trust. Under these arrangements, the Management Company is reimbursed for compensation paid to on-site employees, leasing agents and project managers at the properties, as well as insurance costs and other administrative expenses. In consideration of these services, the Management Company receives monthly management fees of 4.0% of the gross monthly rental revenue of the properties. During the years ended 2008, 2007 and 2006, the Trust incurred management fees of $6,700, $6,474 and $6,382, respectively, to the Management Company.

PACIFIC PREMIER RETAIL TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, except per share amounts)

5. Related Party Transactions: (Continued)

        A mortgage note collateralized by the office component of Redmond Town Center is held by one of the Company's joint venture partners. In connection with this note, interest expense was $4,369, $4,654 and $4,875 during the years ended December 31, 2008, 2007 and 2006, respectively. Additionally, no interest costs were capitalized during the years ended December 31, 2008, 2007 and 2006, respectively, in relation to this note.

        On December 19, 2008, the Trust purchased a fee and/or ground leasehold interest in freestanding Mervyn's department stores located at Lakewood Mall, Los Cerritos Center and Stonewood Mall for an aggregate purchase price of $43,405, from the Management Company. The purchase was funded by the proceeds of Washington Square loan, which closed on December 10, 2008 (See Note 3—Fixed Assets).

6. Income Taxes:

        The Trust elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ended December 31, 1999. To qualify as a REIT, the Trust must meet a number of organizational and operational requirements, including a requirement that it distribute at least 90% of its taxable income to its stockholders. It is the Trust's current intention to adhere to these requirements and maintain the Trust's REIT status. As a REIT, the Trust generally will not be subject to corporate level federal income tax on net income it distributes currently to its stockholders. As such, no provision for federal income taxes has been included in the accompanying consolidated financial statements. If the Trust fails to qualify as a REIT in any taxable year, then it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed taxable income, if any.

        For income tax purposes, distributions consist of ordinary income, capital gains, return of capital or a combination thereof. The following table details the components of the distributions for the years ended December 31:

	2008		2007		2006
Ordinary income	$319.18	100.0%	$258.87	100.0%	$233.79	100.0%
Qualified dividends	—	0.0%	—	0.0%	—	0.0%
Capital gains	—	0.0%	—	0.0%	—	0.0%
Return of capital	—	0.0%	—	0.0%	—	0.0%

Dividends paid	$319.18	100.0%	$258.87	100.0%	$233.79	100.0%

PACIFIC PREMIER RETAIL TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, except per share amounts)

7. Future Rental Revenues:

        Under existing non-cancelable operating lease agreements, tenants are committed to pay the following minimum rental payments to the Trust:

Year Ending December 31,	Amount
2009	$116,563
2010	103,329
2011	91,715
2012	80,157
2013	64,209
Thereafter	197,083

$653,056

8. Redeemable Preferred Stock:

        On October 6, 1999, the Trust issued 125 shares of Redeemable Preferred Shares of Beneficial Interest ("Preferred Stock") for proceeds totaling $500 in a private placement. On October 26, 1999, the Trust issued 254 and 246 shares of Preferred Stock to the Corp and Ontario Teachers', respectively. The Preferred Stock can be redeemed by the Trust at any time with 15 days notice for $4,000 per share plus accumulated and unpaid dividends and the applicable redemption premium. The Preferred Stock will pay a semiannual dividend equal to $300 per share. The Preferred Stock has limited voting rights.

9. Commitments:

        The Trust has certain properties subject to non-cancelable operating ground leases. The leases expire at various times through 2069, subject in some cases to options to extend the terms of the lease. Ground rent expense, net of amounts capitalized, was $1,559, $1,456 and $1,425 for the years ended December 31, 2008, 2007 and 2006, respectively.

        Minimum future rental payments required under the leases are as follows:

Year Ending December 31,	Amount
2009	$1,559
2010	1,559
2011	1,559
2012	1,559
2013	1,559
Thereafter	69,544

$77,339

THE MACERICH COMPANY

Schedule III—Real Estate and Accumulated Depreciation

December 31, 2008

(Dollars in thousands)

	Initial Cost to Company				Gross Amount at Which Carried at Close of Period
				Cost Capitalized Subsequent to Acquisition							Total Cost Net of Accumulated Depreciation
Shopping Centers Entities	Land	Building and Improvements	Equipment and Furnishings		Land	Building and Improvements	Furniture, Fixtures and Equipment	Construction in Progress	Total	Accumulated Depreciation
Black Canyon Auto Park	$20,600	$—	$—	$307	$—	$—	$—	$20,907	$20,907	$—	$20,907
Black Canyon Retail	—	—	—	446	—	—	—	446	446	—	446
Borgata	3,667	28,080	—	7,536	3,667	35,430	186	—	39,283	6,548	32,735
Cactus Power Center	15,374	—		13,391	—	—	—	28,765	28,765	—	28,765
Capitola Mall	11,312	46,689	—	7,384	11,309	53,534	542	—	65,385	18,280	47,105
Carmel Plaza	9,080	36,354	—	15,333	9,080	51,490	197	—	60,767	13,376	47,391
Chandler Fashion Center	24,188	223,143	—	6,732	24,188	228,834	1,041	—	254,063	42,572	211,491
Chesterfield Towne Center	18,517	72,936	2	32,955	18,517	103,152	2,192	549	124,410	42,817	81,593
Coolidge Holding	—	—	—	61	—	—	—	61	61	—	61
Danbury Fair Mall	130,367	316,951	—	60,854	132,895	354,681	2,594	18,002	508,172	33,049	475,123
Deptford Mall	48,370	194,250	—	22,233	61,029	203,406	397	21	264,853	11,959	252,894
Estrella Falls	10,550	—	—	14,297	—	—	—	24,847	24,847	—	24,847
Fiesta Mall	19,445	99,116	—	52,003	20,483	112,620	78	37,383	170,564	13,463	157,101
Flagstaff Mall	5,480	31,773	—	9,909	5,480	41,550	132	—	47,162	6,709	40,453
FlatIron Crossing	21,823	286,809	—	18,110	20,388	278,310	100	27,944	326,742	48,870	277,872
FlatIron Peripheral	6,205	—	—	(50)	6,155	—	—	—	6,155	—	6,155
Former Mervyn's locations	82,998	240,872	—	475	82,998	238,244	—	3,103	324,345	9,899	314,446
Freehold Raceway Mall	164,986	362,841	—	90,951	178,875	436,775	1,049	2,079	618,778	41,949	576,829
Fresno Fashion Fair	17,966	72,194	—	39,454	17,966	110,613	1,035	—	129,614	31,068	98,546
Great Northern Mall	12,187	62,657	—	6,322	12,647	67,555	405	559	81,166	8,725	72,441
Green Tree Mall	4,947	14,925	332	28,883	4,947	43,540	600	—	49,087	32,336	16,751
Hilton Village	—	19,067	—	1,165	—	20,218	14	—	20,232	2,024	18,208
La Cumbre Plaza	18,122	21,492	—	18,185	17,280	38,198	125	2,196	57,799	6,313	51,486
Macerich Cerritos Adjacent, LLC	—	6,448	—	(5,692)	—	756	—	—	756	154	602
Macerich Management Co.	—	2,237	26,562	48,051	580	5,845	64,079	6,346	76,850	26,678	50,172
Macerich Property Management Co., LLC	—	—	2,808	(1,664)	—	1,144	—	—	1,144	1,060	84
MACWH, LP	—	25,771	—	1,306	—	27,770	849	(1,542)	27,077	3,297	23,780
Northgate Mall	8,400	34,865	841	43,755	13,414	50,647	720	23,080	87,861	31,124	56,737
Northridge Mall	20,100	101,170	—	10,448	20,100	110,773	641	204	131,718	18,101	113,617
Oaks, The	32,300	117,156	—	215,795	44,710	274,688	702	45,151	365,251	26,502	338,749
One Scottsdale	—	—	—	94	—	—	—	94	94	—	94
Pacific View	8,697	8,696	—	110,573	7,854	118,406	1,273	433	127,966	28,813	99,153
Palisene	—	2,759	—	12,199	—	—	—	14,958	14,958	—	14,958
Panorama Mall	4,373	17,491	—	4,244	4,373	20,780	234	721	26,108	3,776	22,332
Paradise Valley Mall	24,565	125,996	—	28,054	22,580	125,801	889	29,345	178,615	23,866	154,749
Paradise Village Ground Leases	8,880	2,489	—	7,018	15,063	3,226	—	98	18,387	343	18,044
Prasada	6,365	—	—	19,589	—	—	—	25,954	25,954	—	25,954

THE MACERICH COMPANY

Schedule III—Real Estate and Accumulated Depreciation

December 31, 2008

(Dollars in thousands)

	Initial Cost to Company				Gross Amount at Which Carried at Close of Period
				Cost Capitalized Subsequent to Acquisition							Total Cost Net of Accumulated Depreciation
Shopping Centers Entities	Land	Building and Improvements	Equipment and Furnishings		Land	Building and Improvements	Furniture, Fixtures and Equipment	Construction in Progress	Total	Accumulated Depreciation
Prescott Gateway	$5,733	$49,778	$—	$4,498	$5,733	$54,088	$162	$26	$60,009	$11,836	$48,173
Prescott Peripheral	—	—	—	5,586	1,345	4,241	—	—	5,586	474	5,112
Promenade at Casa Grande	15,089	—	—	99,333	11,497	102,878	47	—	114,422	4,060	110,362
PVOP II	1,150	1,790	—	3,504	2,300	3,849	295	—	6,444	1,373	5,071
Queens Center	21,460	86,631	8	285,215	37,160	353,066	3,088	—	393,314	62,320	330,994
Rimrock Mall	8,737	35,652	—	10,243	8,737	45,411	450	34	54,632	14,832	39,800
Rotterdam Square	7,018	32,736	—	2,336	7,285	34,516	289	—	42,090	5,093	36,997
Salisbury, The Centre at	15,290	63,474	31	23,506	15,284	86,040	977	—	102,301	27,219	75,082
Santa Monica Place	26,400	105,600	—	81,166	11,945	5,624	—	195,597	213,166	508	212,658
SanTan Village Regional Center	7,827	—	—	180,776	6,344	181,546	645	68	188,603	9,912	178,691
SanTan Adjacent Land	29,414	—	—	1,393	—	—	—	30,807	30,807	—	30,807
Shoppingtown Mall	11,927	61,824	—	13,460	12,371	71,293	185	3,362	87,211	7,766	79,445
Somersville Town Center	4,096	20,317	1,425	15,133	4,099	36,373	499	—	40,971	18,685	22,286
South Plains Mall	23,100	92,728	—	11,953	23,100	102,464	872	1,345	127,781	29,149	98,632
South Towne Center	19,600	78,954	—	23,806	20,360	101,097	903	—	122,360	30,277	92,083
Superstition Springs Power Center	1,618	4,420	—	1	1,618	4,397	24	—	6,039	804	5,235
The Macerich Partnership, L.P.	—	2,534	—	11,246	212	1,593	5,268	6,707	13,780	932	12,848
The Shops at Tangerine (Marana)	36,158	—	—	(11,640)	—	—	—	24,518	24,518	—	24,518
Towne Mall	6,652	31,184	—	1,137	6,890	31,999	84	—	38,973	4,545	34,428
The Marketplace at Flagstaff Mall	—	—	—	50,309	—	50,295	6	8	50,309	2,328	47,981
Tucson La Encantada	12,800	19,699	—	55,015	12,800	74,478	236	—	87,514	17,162	70,352
Twenty Ninth Street	50	37,793	64	199,700	23,599	213,168	840	—	237,607	41,319	196,288
Valley River	24,854	147,715	—	9,699	24,854	156,956	458	—	182,268	14,207	168,061
Valley View Center	17,100	68,687	—	48,797	23,862	108,872	1,730	120	134,584	35,076	99,508
Victor Valley, Mall at	15,700	75,230	—	43,713	22,564	111,127	875	77	134,643	13,822	120,821
Village Center	2,250	4,459	—	8,538	4,500	10,734	13	—	15,247	2,676	12,571
Village Crossroads	3,100	4,493	—	10,190	6,200	11,573	10	—	17,783	1,900	15,883
Village Fair North	3,500	8,567	—	14,587	7,000	19,642	12	—	26,654	4,088	22,566
Village Plaza	3,423	8,688	—	5,495	3,423	14,128	22	33	17,606	1,799	15,807
Village Square I	—	2,844	—	852	358	3,334	4	—	3,696	476	3,220
Village Square II	—	8,492	—	4,949	4,389	9,049	3	—	13,441	1,797	11,644
Vintage Faire Mall	14,902	60,532	—	45,021	14,696	93,713	680	11,366	120,455	28,534	91,921
Waddell Center West	12,056	—	—	2,088	—	—	—	14,144	14,144	—	14,144
Westcor / Queen Creek	—	—	—	279	—	—	—	279	279	—	279
Westside Pavilion	34,100	136,819	—	55,063	34,100	188,774	3,085	23	225,982	47,723	178,259
Wilton Mall	19,743	67,855	—	6,544	19,810	73,622	155	555	94,142	8,021	86,121

	$1,164,711	$3,894,722	$32,073	$2,264,197	$1,135,013	$5,517,926	$101,991	$600,773	$7,355,703	$984,384	$6,371,319

THE MACERICH COMPANY

Schedule III—Real Estate and Accumulated Depreciation

December 31, 2008

(Dollars in thousands)

Depreciation of the Company's investment in buildings and improvements reflected in the statements of income are calculated over the estimated useful lives of the asset as follows:

Buildings and improvements	5 - 40 years
Tenant improvements	5 - 7 years
Equipment and furnishings	5 - 7 years

        The changes in total real estate assets for the three years ended December 31, 2008 are as follows:

	2008	2007	2006
Balances, beginning of year	$7,078,802	$6,356,156	$6,017,546
Additions	349,272	764,972	839,445
Dispositions and retirements	(72,371)	(42,326)	(500,835)

Balances, end of year	$7,355,703	$7,078,802	$6,356,156

        The changes in accumulated depreciation for the three years ended December 31, 2008 are as follows:

	2008	2007	2006
Balances, beginning of year	$891,329	$738,277	$719,842
Additions	193,685	178,424	220,885
Dispositions and retirements	(100,630)	(25,372)	(202,450)

Balances, end of year	$984,384	$891,329	$738,277

PACIFIC PREMIER RETAIL TRUST

Schedule III—Real Estate and Accumulated Depreciation

December 31, 2008

(Dollars in thousands)

	Initial Cost to Company				Gross Amount at Which Carried at Close of Period
				Cost Capitalized Subsequent to Acquisition							Total Cost Net of Accumulated Depreciation
Shopping Centers Entities	Land	Building and Improvements	Equipment and Furnishings		Land	Building and Improvements	Furniture, Fixtures and Equipment	Construction in Progress	Total	Accumulated Depreciation
Cascade Mall	$8,200	$32,843	$—	$4,303	$8,200	$36,780	$366	$—	$45,346	$9,964	$35,382
Creekside Crossing	620	2,495	—	258	620	2,753	—	—	3,373	702	2,671
Cross Court Plaza	1,400	5,629	—	428	1,400	6,057	—	—	7,457	1,569	5,888
Kitsap Mall	13,590	56,672	—	4,339	13,486	60,973	142	—	74,601	16,295	58,306
Kitsap Place Mall	1,400	5,627	—	3,019	1,400	8,646	—	—	10,046	1,938	8,108
Lakewood Mall	48,025	125,759	—	65,092	48,025	171,253	811	18,787	238,876	37,651	201,225
Los Cerritos Center	65,179	146,497	—	24,133	65,271	153,976	2,127	14,435	235,809	35,278	200,531
Northpoint Plaza	1,400	5,627	—	681	1,397	6,311	—	—	7,708	1,574	6,134
Redmond Town Center	18,381	73,868	—	22,241	17,864	96,355	238	33	114,490	24,021	90,469
Redmond Office	20,676	90,929	—	15,235	20,676	106,164	—	—	126,840	25,260	101,580
Stonewood Mall	30,902	72,104	—	8,279	30,902	79,163	1,220	—	111,285	19,663	91,622
Washington Square Mall	33,600	135,084	—	71,274	33,600	204,482	1,873	3	239,958	45,392	194,566
Washington Square Too	4,000	16,087	—	812	4,000	16,275	57	567	20,899	4,149	16,750

	$247,373	$769,221	$—	$220,094	$246,841	$949,188	$6,834	$33,825	$1,236,688	$223,456	$1,013,232

PACIFIC PREMIER RETAIL TRUST

Schedule III—Real Estate and Accumulated Depreciation

December 31, 2008

(Dollars in thousands)

Depreciation of the Company's investment in buildings and improvements reflected in the statements of income are calculated over the estimated useful lives of the asset as follows:

Buildings and improvements	5 - 40 years
Tenant improvements	5 - 7 years
Equipment and furnishings	5 - 7 years

        The changes in total real estate assets for the three years ended December 31, 2008 are as follows:

	2008	2007	2006
Balances, beginning of year	$1,177,775	$1,159,416	$1,136,940
Additions	63,838	18,359	22,476
Dispositions and retirements	(4,926)	—	—

Balances, end of year	$1,236,687	$1,177,775	$1,159,416

        The changes in accumulated depreciation for the three years ended December 31, 2008 are as follows:

	2008	2007	2006
Balances, beginning of year	$198,796	$171,596	$145,186
Additions	29,586	27,200	26,410
Dispositions and retirements	(4,926)	—	—

Balances, end of year	$223,456	$198,796	$171,596

QuickLinks

  Exhibit 99.1
  ITEM 6. SELECTED FINANCIAL DATA
  ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
  ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
PART IV
  ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE MACERICH COMPANY CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except par value and share amounts)
THE MACERICH COMPANY CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except share and per share amounts)
THE MACERICH COMPANY CONSOLIDATED STATEMENTS OF EQUITY (Dollars in thousands, except per share data)
THE MACERICH COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)
THE MACERICH COMPANY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Dollars and shares in thousands, except per share amounts)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PACIFIC PREMIER RETAIL TRUST CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share amounts)
PACIFIC PREMIER RETAIL TRUST CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)
PACIFIC PREMIER RETAIL TRUST CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Dollars in thousands, except share data)
PACIFIC PREMIER RETAIL TRUST CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)
PACIFIC PREMIER RETAIL TRUST NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands, except per share amounts)